As Filed with the Securities and Exchange Commission on May 15, 2001

                                             Registration  No. 333-59976

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                      PRE-EFFECTIVE AMENDMENT TO FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ATLAS FUND, LIMITED PARTNERSHIP
          (Exact name of registrant as specified in its charter)

                                   DELAWARE
                           [State of organization]

                 6289                                  51-0380494
           (Primary SIC Number)                         (IRS EIN)

                              5916 N. 300 West
                            Fremont, Indiana 46737
                         Telephone:  (219) 833-1306
 (address and telephone number of  registrant's principal executive offices)

                             Ms. Shira Del Pacult
                              5916 N. 300 West
                            Fremont, Indiana 46737
             Telephone:  (219) 833-1306; Facsimile (219) 833-1505
     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                        William Sumner Scott, Esquire
                          The Scott Law Firm, P. A.
                      940 Northeast 79th Street, Suite A
                               Miami, FL 33138
              Telephone (305) 754-3603; Facsimile (305) 754-2668

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount being    Maximum Offering     Maximum Aggregate   Amount of
of Securities Being  Registered:(1)  Price Per Unit: (2)  Offering Price: (3) Registration Fee: (3)
Registered:

Limited Partnership  6,699.38        $1,194.14            $8,000,000          $2,000.00
Interests ("Units")

(1) This amount is based upon the price per Unit in column 3. The exact number of Units issued will vary depending upon the monthly per Unit value.

(2) The sales price per Unit fluctuates each month to reflect deductions for expenses and additions and subtractions for trading profits and losses. The value shown is the per Unit value as of March 31, 2001.

(3) The Registrant previously registered $7,000,000 of its securities pursuant to an S-1 Registration Statement dated August 11, 1998. The registration fee of $2,000 is based upon the $8,000,000 in additional securities registered pursuant to this Registration Statement. The prospectus contained herein reflects the total amount of securities registered to date, $15,000,000.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

*******************************************************************************
                   Atlas Futures Fund, Limited Partnership

               Amended and Fully Restated Prospectus to Offer
             $15,000,000 of Units of Limited Partnership Interest

 To Be Sold at the Net Asset Value per Unit Computed At the End of Each Month
                             During the Offering

The Offering

The partnership is a registered commodity pool which employs independent commodity trading advisors to trade futures, options on futures, and forward contracts.

The partnership is managed exclusively by two general partners, Ashley Capital Management, Inc. and Mrs. Shira Del Pacult. We refer to them collectively as "the general partner." The general partner is authorized by the partnership agreement to employ, establish the terms of employment, and terminate commodity trading advisors, introducing brokers, and futures commission merchants.

Futures Investment Company, an affiliated broker dealer, will use its best efforts to sell the partnership interests. Neither it nor anyone else has the obligation to purchase or support the price of the partnership interests. You must purchase at least $25,000 in partnership interests, though the general partner may reduce this to no less than $5,000. You have the right to rescind your subscription for five days after it is submitted. After five days, your subscription is irrevocable and you may only withdraw from the partnership by redeeming your partnership interests. See the redemption provisions in the partnership agreement and the discussion of redemption in this prospectus.

All subscriptions received will be placed in an escrow account maintained by the general partner until they are accepted by us. Interest accrued on your subscription amount will be used to buy additional partnership interests for you. Partnership interests are offered for sale at their net asset value as of the close of business on the last day of the month in which the subscription is received and become effective on the open of business on the first day of the subsequent month.

The Risks - These securities are highly speculative and involve a high degree of risk. Consider carefully the risk factors below and the complete description beginning on page 5 of this prospectus.



* Our business is the speculative trading in futures, commodity options and unregulated currency contracts selected by professional commodity trading advisors.

* This partnership pays substantial fixed management fees and commission costs. There is no guarantee that you will receive a return on your investment.

* The individual general partner was the general partner of another commodity pool, Fremont Fund, LP, which was not profitable for four years.

* To receive your investment back after one year, the partnership must generate a return of 19.96%.

* Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

* This partnership will not make distributions. To receive a return on your investment, you must use our redemption procedure.

* Although you will not receive distributions, you must pay Federal and state income taxes on your share of any profits earned by this partnership.

* The general partner and affiliates have conflicts of interest with regard to the management of this partnership.

* The general partner has limited experience in the management of commodity pools.



You are required to understand fully the terms of this investment. Therefore, you are encouraged to discuss this investment with your independent financial and tax advisers.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                   Price to Public   Sales Commissions   Proceeds to Partnership

Per Limited        Net Asset Value   6% of Net           Net Asset Value
Partnership Unit   plus 6%           Asset Value
Total Maximum*     $15,000,000       $591,075            $9,260,179

* A maximum of $15,000,000 in units of limited partnership interest may be sold, of which $5,148,746 already have been sold, as of March 31, 2001. The balance, reflected in the above table, is offered pursuant to this prospectus.

                              Futures Investment Company
                     5916 N. 300 West - Fremont, Indiana 46737
                              Telephone:  (219) 833-1306

                       Best Efforts Sales Agent/Broker-Dealer

    The date of this amended and fully restated prospectus is May 15, 2001


      Commodity Futures Trading Commission - Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 5 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.



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                              Table of Contents

Commodity Futures Trading Commission - Risk Disclosure Statement  i

Table of Contents  ii

Notice To All Purchasers  v

Specific Notices  vi

Notice to California Investors  vi

Notice to Michigan Investors  vi

Notice to Oregon Investors  vi

Notice to Tennessee Investors  vi

Notice to Texas Investors  vi

Notice to foreign investors  vi

Summary of the Offering  1

The Partnership  1

Description of Securities Offered for Sale  1

Plan For Sale of Partnership Interests And Use of Escrow  1

Subscription Procedure  1

Who Will Benefit From An Investment In The Partnership  1

Business Objectives and Expenses  1

Summary Risk Factors  2

Charges To The Partnership  2

Use Of Proceeds  2

Selection Of Commodity Trading Advisor And Allocation Of Equity  2

Federal Income Tax Aspects  2

Redemptions  2

Diagram of Partnership Structure & Commissions Atlas Futures Fund, Limited Partnership 4

The Risks You Face  5

The individual general partner has only 4 years of prior operation experience, and the corporate general partner has limited experience. 5

We must pay substantial charges, which may limit your ability to receive a return on your investment.  5

You may not transfer your partnership interests and must rely on our redemption procedures to receive your investment back. 5

Your right of redemption is limited.  5

The partnership depends upon Mrs. Pacult, and her absence could cause the partnership to cease operations. 5

General partner and commodity trading advisor will serve other businesses and may not have adequate time to devote to the partnership.
  6

There are conflicts of interest in the partnership structure which may limit our profits. 6

You will be taxed on profits regardless of whether they are
distributed.  6

You will have to pay taxes on profits in a current year which may be lost in future years. 6

If the general partner selects a new trading advisor, it may not be as profitable as the one replaced, and the new advisor will not be responsible for recouping any previous losses.  6

The general partner may change the commodity trading advisor and its allocation of equity without notice. 6

You will not participate in management and may not contest the business decisions of the general partner. 6

Commodity futures trading is speculative.  6

During partnership trading, a small price movement can lead to large losses.  7

The general partner does not control the trading advisor or its methods and may not be able to prevent large losses. 7

The partnership may be unable to execute a trade before large losses are incurred due to market illiquidity. 7

Changes in trading equity may adversely affect performance.  7

Failure of commodity brokers or banks could result in loss of assets.  7

When trading in foreign exchanges, if the creditworthiness of the other parties is not maintained, we may lose the value of our positions in those markets. 7

Options trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss. 8

If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to government imposed price limits. 8

We may not be able to compete with others with greater resources.  8

Resignation of Mrs. Pacult as a general partner and subsequent failure of Ashley to maintain its net worth may cause suspension of trading or taxation as a corporation. 8

The general partner will not advise you, and you must rely upon your own investment counsel before investing in the partnership. 9

The partnership is not covered by the Investment Company Act of 1940.  9

Possibility of audit - you may be subject to audit and penalties.  9

General partner may settle IRS claim not in your best interest.  9

You may be subject to back taxes and penalties.  9

The general partner may raise the incentive fee to 27% without prior notice to you. 9

Conflicts Of Interest  9

General partner, the commodity trading advisor, the introducing broker and their principals may preferentially trade for themselves and others.  9

Possible retention of voting control by the general partner may limit your ability to control issues. 9

The general partner is not likely to resign, even if it would be in your best interest. 10

Partnership fees may be higher than they would be if they were negotiated.  10

Our profitability may be limited due to competition among the traders for similar trades and their unaccountability for previous losses.
  10

Your ability to redeem your partnership interests may be lessened due to the nature of the general partner's compensation. 10

The commodity trading advisor may engage in high risk trading to generate fees.  10

Mrs. Pacult has sole control over the time she will allocate to the management of the affairs of the partnership. 10

No Resolution Of Conflicts Procedures  11

Interests Of Named Experts And Counsel  11

Management's Discussion And Analysis  11

The Partnership  11

The General Partners  11

Experience  11

Authority  12

Partnership Books and Records  12

The Commodity Trading Advisor  12

The Advisory Contract  12

Business Objective And Expenses  12

Explanatory Notes:  13

Securities Offered  14

You, the Investor:  14

Your subscription agreement and check:  14

Management's Discussion  14

Description of Intended Operations  14

Risk Control  14

Trading Risks  15

Fiduciary Responsibility Of The General Partner  15

Indemnification  16

Provisions of Limited Partnership Agreement  16

Provisions of Law  16

Provisions of Federal and State Securities Laws  16

Provisions of the Securities Act of 1933 and NASAA Guidelines  17

Provisions of the Clearing Agreement  17

Other Indemnification Provisions  17

Relationship With The Futures Commission Merchant And The Introducing
Broker  17

Fixed Commissions are Competitive  17

Relationship With The Commodity Trading Advisor  17

The Commodity Trading Advisor Will Trade For Other Accounts  17

Non-Disclosure Of The Commodity Trading Advisor's Methods  18

Charges To The Partnership  18

Compensation Of General Partner  18

Compensation Of The Commodity Trading Advisor  18

Restrictions on Management Fees  18

Fees To Futures Commission Merchant And Compensation of Introducing
Broker  19

Fee Paid By Partnership To The Introducing Broker  19

Brokerage Fees Paid By Introducing Broker To The Futures Commission
Merchant  19

Trailing Commissions Paid To Others  19

Fee To Introducing Broker  19

Miscellaneous Fees To Futures Commission Merchant  19

Rights of General Partner  19

Other Expenses  20

Charges To The Partnership  20

Investor Suitability  21

Potential Advantages  21

Equity Management  21

Investment Diversification  21

Limited Liability  21

Administrative Convenience  21

Access To The Commodity Trading Advisor  21

Use Of Proceeds  21

Determination Of The Offering Price  22

The General Partner  22

Identification  22

Shira Del Pacult  22

Ownership In Commodity Trading Advisor And Futures Commission Merchant
  23

Trading By The General Partner; Interest In The Pool  23

No Prior Performance And Regulatory Notice  23

Trading Management  23

No Affiliation With Commodity Trading Advisor  23

Rights of the General Partner With Respect To Commodity Trading Advisor Selection And Allocation Of Equity 23

Performance Record of the Partnership  24

The Commodity Trading Advisor - Clarke Capital Management, Inc.  24

Business Background  24

Description Of Trading Program  25

Performance Record Of Other Programs Sponsored By The General Partner  29

Performance Record of Fremont Fund, Limited Partnership  29

Performance Record Of Bromwell Financial Fund, Limited Partnership
  29

Performance Record of Auburn Fund, Limited Partnership  30

The Futures Commission Merchant  31

Federal Income Tax Aspects  31

Scope Of Tax Presentation  31

No Legal Opinion As To Certain Material Tax Aspects  32

Partnership Tax Status And Net Worth Of The General Partner  32

No IRS Ruling  32

Tax Opinion  32

Passive Loss And Unrelated Business Income Taxes Rules  33

Basis Loss Limitation  33

At-Risk Limitation  33

Income And Losses From Passive Activities  34

Allocation Of Profits And Losses  34

Taxation Of Futures And Forward Transactions  34

Section 988 Foreign Currency Transactions  35

Capital Gain And Loss Provisions  35

Business For Profit  35

Self-Employment Income And Tax  35

Individual Alternative Minimum Tax  35

Interest Related To Tax Exempt Obligations  35

Not A Tax Shelter  35

Taxation Of Foreign Partners  35

Partnership Entity-Audit Provisions-Penalties  36

Employee Benefit, Retirement Plans And IRA's  36

The Limited Partnership Agreement  36

Formation Of The Partnership  36

Units of Partnership Interests  36

Management Of Partnership Affairs  37

General Prohibitions  37

Additional Offerings  37

Partnership Accounting, Reports, And Distributions  37

Federal Tax Allocations  37

Transfer Of Partnership Interests Only With Consent Of The General
Partner  38

Termination Of The Partnership  38

Meetings  38

Redemptions  38

Plan For Sale Of Partnership Interests  39

The Selling Agent  39

Escrow  39

Subscription Procedure  39

Subscription Amounts  40

Revocation and Acceptance of Subscription  40

Net Worth Tests  40

Investor Warranties  40

Legal Matters  40

Litigation And Claims  40

Legal Opinion  41

Experts  41

Additional Information  42


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Notice To All Purchasers

Until 90 days after the date hereof, all dealers effecting transactions in the Units, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters or best efforts sellers.
The selling agent and additional sellers must also deliver any supplemented or amended prospectus issued by the partnership.

No dealer, salesman, officer, employee or agent of the partnership or the general partner and or any other person has been authorized, in connection with this offering, to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the partnership, the general partner, the selling agents, or any other person connected with this offering. This prospectus speaks as of the date of its issuance. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the partnership since the date of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Units by anyone in any state in which such offer, solicitation, or purchase is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

The regulations of the Commodity Futures Trading Commission require that no commodity pool operator may solicit, accept or receive funds, securities or other property from a prospective participant in a commodity pool without first delivering a disclosure document (this "prospectus") to such prospective participant. The general partner must furnish all partners annual and monthly reports complying with Commodity Futures Trading Commission and National Futures Association requirements. The annual reports will contain certified and audited, and the monthly reports unaudited, financial information in regard to the operation of the partnership and its general partner.

Atlas Futures Fund, Limited Partnership, is not a mutual fund and is not subject to regulation under the Investment Company Act of 1940. Consequently, investors will not have the benefit of the protective provisions of such legislation.

Investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time. The Units may be sold, assigned, transferred or otherwise disposed of only in accordance with the terms of the limited partnership agreement, which includes the required consent of the general partner. No public market exists or is expected to develop for the Units and, consequently, prospective investors who desire liquidity should not purchase the Units. Each investor (purchaser of Units) must meet the following suitability standards: (i) an investor must have (a) had an annual gross income in excess of $45,000 in the last calendar year and reasonably expects to have gross income in excess of $45,000 for the current year together with a net worth, exclusive of principal residence, home furnishings, and automobile of $45,000; or (b) the investor has a net worth (exclusive of principal residence, home furnishings and automobile) in excess of $150,000; and (ii) the investor is represented by a purchaser representative or otherwise demonstrates to the general partner sufficient knowledge to accept the risks of this investment. A general partnership or other entity making investment or the donor of a, qualified pension, profit-sharing or Keogh employee plan, must meet the financial suitability requirements prescribed for natural persons. "Accredited investors", as that term is defined under regulation D of the act, who have a net worth in excess of $1,000,000 are deemed to have such knowledge and experience in financial business matters as to be capable of evaluating the merits and risks of the proposed investment and, at the time of purchase of a $25,000 Unit, can afford a complete loss.

The act and the securities laws of certain states grant purchasers of securities sold, either in violation of the registration or qualification provisions of such laws or within certain time limitations, the right to rescind their purchase of such securities and to receive back their consideration paid, plus interest. Many of these laws which grant the right of rescission also provide that suits for such violations must be brought within a specified time, usually one year from discovery of facts constituting such violation. Should any investor institute an action on the theory that the offering conducted as described herein was required to be registered or qualified, the partnership will contend that the contents of this prospectus provided notice of sufficient facts to commence the time from which an action for rescission should have been brought. Also, should any investor contend the offer was not qualified for presentation or the investor not suitable to make such investment, the general partner will plead reliance upon the information supplied by the investor in the subscription documents and the information supplied by the general partner to the investor in this prospectus.

Specific Notices

Notice to California Investors

California residents are required to have a liquid net worth of $225,000 (exclusive of home, furnishings and automobiles) or an annual income of $60,000 and a liquid net worth of $60,000 (computed similarly as above) to be able to purchase partnership interests in this commodity pool. The transfer of the limited partnership interests offered and sold pursuant to this offering can not be resold or transferred without permission of the general partner and fulfillment of other terms and conditions contained in the partnership agreement. Accordingly, (a) the limited partnership, as issuer of a security upon which a restriction on transfer has been imposed must cause a copy of rule 260.141.11 to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee; and, (b) it is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the commissioner (until this condition is removed pursuant to section 260.141.12 of these rules), except as provided in the code. The certificates, whether upon initial issuance or upon any transfer, shall bear on their face, in capital letters of 10-point size, as follows: "it is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefore, without the prior written consent of the commissioner of corporations of the state of California, except as permitted in the commissioner's rules".

Notice to Michigan Investors

Investors who are residents of Michigan are required to have a net worth of $225,000 or net worth of $60,000 and taxable annual income of $60,000 to be eligible to invest in this offering of partnership interests in a commodity pool. Net worth in all cases must be calculated exclusive of home, home furnishings and automobiles. In addition, no more than ten percent (10%) of the investor's net worth may be invested in this limited partnership.

Notice to Oregon Investors

Investors who are residents of Oregon are required to have a net worth of $225,000 or net worth of $60,000 and annual income of $60,000 to be eligible to invest in this offering of partnership interests in this commodity pool.

Notice to Tennessee Investors

Tennessee residents are required to have a liquid net worth of $225,000 (exclusive of home, furnishings and automobiles) or an annual income of $60,000 and a liquid net worth of $60,000 (computed similarly as above) to be able to purchase partnership interests in this commodity pool.

Notice to Texas Investors

Texas residents are required to have a liquid net worth of $225,000 (exclusive of home, furnishings and automobiles) or an annual income of $60,000 and a liquid net worth of $60,000 (computed similarly as above) to be able to purchase partnership interests in this commodity pool.

Notice to foreign investors

The securities have been registered with the United States Securities and Exchange Commission and several selected states. However, the securities may not be offered, sold, renounced or transferred, directly or indirectly, in the United States of America, its territories, possessions, and all areas subject to its jurisdiction ("United States" or in Canada (collectively, "North America"), or to or for the benefit of any person who is a national citizen or a resident or normally a resident thereof, the estates of such a person or any corporation or other entity created or organized under any law of the United states or Canada or any political subdivision thereof (collectively referred to as "North American persons") unless (i) the securities are duly registered under the applicable state act, or (ii) an exemption from registration under the applicable state act and the company has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii) such securities are sold on foreign exchange in accordance with procedures approved by such foreign stock exchange.


                           Summary of the Offering

This summary is to assist your understanding of the offer. To be certain you have a full understanding of the risks of this investment, you must carefully review the entire document, including the exhibits.

The Partnership

Atlas Futures Fund, Limited Partnership:

*  is a Delaware limited partnership organized on January 12, 1998

* maintains its main business office at 5916 N. 300 West, Fremont, Indiana 46737, (219) 833-1306 with duplicate copies of its financial records kept with James Hepner, CPA, 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074

* is operated pursuant to a limited partnership agreement which is included as Exhibit A

* is managed and controlled by Ashley Capital Management, Inc., a Delaware corporation, and Shira Del Pacult, which we collectively refer to as the general partner.

The general partner employs independent professional trading managers called commodity trading advisors to select trades for the partnership

Description of Securities Offered for Sale

By our prospectus dated September 3, 1999 as supplemented on August 9, 2000, and our fully amended and restated prospectus dated February 1, 2001, we sold a total of $5,148,746 of partnership interests at a value per unit which was initially established by the general partner at $1,000. We are offering an additional $9,851,254, for a total of $15,000,000 in units of limited partnership interest. The balance of the interests will be sold at the partnership's net asset value per partnership interest on the close of business on the last day of the month in which the subscription agreement is received.

Plan For Sale of Partnership Interests And Use of Escrow

All sales will be made through a broker dealer who will use its best efforts, which means it will try, but not guarantee, to sell all the partnership interests. To have good funds available on the last day of the month when your subscription will be accepted, the corporate general partner will maintain an escrow account at Star Financial Bank, Angola, IN to hold your subscription from the date of submission to the date you become a partner.

Subscription Procedure

To purchase partnership interests, you must:

* complete and execute a subscription agreement (Exhibit D), and deliver your executed subscription documents and check for your investment, which should be made payable to "Escrow Account for Atlas Futures Fund, LP"

* pay for at least $25,000 in partnership interests, though the general partner may reduce this amount to not less than $5,000.

And you must have the higher of:

* the minimum net worth and income provided in the Notice to Residents of the State of your residence if it is listed at the front of this prospectus

*  or, either of the following:

   * a minimum net worth, exclusive of your home, home furnishings and automobiles, of $150,000, or

   * a minimum annual gross income of $45,000 and a minimum net worth of $45,000, both exclusive of your home, home furnishings and automobiles.

The State where you live may impose a higher net worth and income requirement although it is not listed in the front of this prospectus.

Who Will Benefit From An Investment In The Partnership

You are likely to benefit from an investment in the partnership if you want to diversify your portfolio and if you have investment money available that you can afford to lose without adverse consequences to your ability to support your family and your lifestyle. This investment presents the opportunity to participate in markets which are typically not represented in most investors' portfolios and which can be profitable in both rising and falling markets.

However, if you cannot afford the risk of losing your entire investment in this partnership, you should not purchase these partnership interests.

Business Objectives and Expenses

We are organized to be a commodity pool to engage in the speculative trading of:

* futures and forward contracts, which are instruments designed to permit producers to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments

* options on futures and forward contracts, which give the purchaser the right to acquire or sell a given contract at a specified time at a specified price, and

*  other financial instruments.

We do not anticipate you will receive distributions and cannot guarantee that we will meet our objectives or avoid substantial losses.

We are subject to substantial charges. To return after one year an initial investment at $1270.36 per unit of partnership interest, we must earn a profit of 19.96%, or $253.52 per partnership interest. Although you will not receive distributions, you will pay Federal, state and local taxes upon the profits earned by the partnership, if any.

Summary Risk Factors

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. For a complete description of the risks of an investment in the partnership, see the Risk Factors section beginning on page 5.

* Our business is the speculative trading in futures and forward contracts, and options on those contracts, selected by a professional commodity trading advisor. This trading is highly leveraged and takes place in very volatile markets.

* Past results of the commodity trading advisor and the general partner do not guarantee future results.

* This partnership pays substantial fixed management fees and commission costs. There is no guarantee that you will receive a return on your investment.

* The individual general partner was the general partner of another commodity pool, Fremont Fund, LP, which was not profitable for four years.

* Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

* This partnership will not make distributions. To receive a return on your investment, you must use our redemption procedure.

* Although you will not receive distributions, you must pay Federal and state income taxes on your share of any profits earned by this partnership.

* The general partner and affiliates have conflicts of interest with regard to the management of this partnership. Specifically, the general partner is affiliated with the selling agent, and no due diligence will be performed.

* The general partner has limited experience in the management of commodity pools.

Charges To The Partnership

The following table identifies who is paid by the partnership, what they do for the partnership, and their rate of compensation:


Entity                                 Nature of Service                              Amount of Compensation
The general partner                    Manages the partnership                        2% annual management fee, paid
(Ashley Capital Management, Inc.                                                      monthly, of net asset value to
and Mrs. Shira Pacult)                                                                Ashley.

The commodity trading advisor          Makes trades for the partnership               25% quarterly incentive fee on all
(Clarke Capital Management, Inc.)                                                     new net profits it has generated
                                                                                      (this includes all profits generated
                                                                                      during the quarter, adjusted for
                                                                                      changes in trading equity and losses
                                                                                      in previous quarters)

The introducing broker                 Negotiates and pays trading                    9% annual charge, paid monthly, on
(Futures Investment Company            costs; assumes credit risk of                  the assets on deposit with the
as a National Futures Association      the partnership to the futures                 futures commission merchant. If
registered introducing broker)         commission merchant                            money remains after payment of
                                                                                      clearing costs to the futures
                                                                                      commission merchant, 6% is paid to
                                                                                      Mrs. Pacult as a trailing commission
                                                                                      for maintaining investment in the
                                                                                      partnership

The futures commission merchant        Accepts trades from the advisor,               From its 9%, the introducing broker
(Refco, Inc.)                          clears the trades; holds the                   pays the futures commission merchant
                                       partnership's trading equity                   monthly for the per round turn
                                                                                      commissions incurred by the trading
                                                                                      advisor.

The selling agent                      Solicits investment in the partnership         You pay a 6% selling commission in
(Futures Investment Company as a                                                      addition to the cost of the
National Association of Securities                                                    partnership interests when your
Dealers registered broker/dealer)                                                     purchase is accepted.

Lawyers and Accountants                Continuing legal and accounting                The annual accounting and legal
(The Scott Law Firm, P.A.,             work                                           costs are estimated to be $18,000
Frank L. Sassetti & Co.,                                                              and $5,000, respectively.
James D. Hepner & Co.)

Use Of Proceeds

The partnership has paid $78,556 for organizational and offering expenses. Upon the sale of additional partnership interests, we will charge the new limited partners their allocated portion of the previously paid expenses to reimburse the prior partners. This will be done as follows:

The incoming partners' subscriptions, less commissions, will be divided by the amount of the total subscriptions, less commissions, made by both the incoming and the prior partners to obtain the percentage of the costs to be paid by all partners. This percentage will be multiplied by the organization cost to produce the dollar amount to be deducted from the subscription of the incoming partners. The cash produced by that deduction will be added to the net asset value of the partnership. This will result in an increase in the net asset value for all partnership interests previously sold. The cash subscription amount remaining for each incoming partner will be used to purchase partnership interests at the increased net asset value. The incoming partners will join with the previously admitted partners to share in the increase of net asset value that results from the admission of future partners until either the maximum number of partnership interests are sold or the offering terminates.

As of March 31, 2001, prior partners paid 1.6% of their total investment in the partnership for offering expenses. Should the maximum of $15,000,000 in total partnership interests be sold, every partner will have been allocated approximately 0.5% of their total investment to pay for offering expenses.

The general partner will apply all partnership assets not allocated to pay expenses toward trading commodities and cash reserves.

Selection Of Commodity Trading Advisor And Allocation Of Equity

The general partner has selected Clarke Capital Management, Inc. to serve as commodity trading advisor to the partnership. The trading advisor is solely responsible for making trades, and neither the general partner nor you will have notice or the opportunity to approve the trades made. The advisor is expected to make short sales on behalf of the partnership. The general partner, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any advisor.

Federal Income Tax Aspects

Although you will not be paid distributions, you will have to pay income taxes on profits and interest, if any.

Redemptions

You may request the general partner to accept the surrender of your partnership interests for cash. The general partner will try to comply with all redemption requests, but may not be able to do so because of insufficient liquid assets. No redemptions will be made during the first 6 months of your investment. We will charge 4% of the redeemed partnership interests' value if you request redemption before the end of the 6th month. After the sixth month, we will reduce the redemption fee by 1% for every 6 months you remain in the partnership. See, The Limited Partnership Agreement, Redemptions.


                Diagram of Partnership Structure & Commissions
                   Atlas Futures Fund, Limited Partnership

Please see the previous table under Charges to the Partnership for a description of the below parties.

[Diagram ommitted]


                              The Risks You Face

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. All of the following risks, except payment of fixed expenses, are present without regard to the amount of partnership interests sold.

The individual general partner has only 4 years of prior operation experience, and the corporate general partner has limited experience.

Ashley Capital Management, Inc., the corporate general partner, has not previously operated a commodity pool or engaged in any other business, and has only operated this pool since October, 1999. Mrs. Pacult, the other general partner, is the individual general partner of two other commodity pools, Bromwell Financial Fund, LP, which commenced business in July, 2000, and Fremont Fund, LP, which she operated for 4 years before it closed in August, 2000. She also has over nineteen years of experience selecting commodity trading advisors and explaining to investors how individual managed futures accounts are administered.

We must pay substantial charges, which may limit your ability to receive a return on your investment.

We must pay substantial charges, which must be paid before you will realize a profit. They are:

* fixed brokerage commissions of 9% per year upon the assets on deposit with the futures commission merchant that includes a yearly trailing commission of 6% to the introducing broker

*  a sales commission of 6% to the selling agent

*  a management fee to the general partner of 2% per year of our net assets

* yearly expenses estimated at $23,000, of which $18,000 is paid for accounting and audit services and $5,000 is paid for legal services

* variable operating expenses such as incentive fees to the commodity trading advisor, telephone, postage, and office supplies, and

* extra-ordinary expenses such as claims and defense of claims from brokers, partners, and other parties.

The incentive fees are determined on a quarterly basis and are paid to the commodity trading advisor. We may be subject to substantial incentive fees in the initial quarters of any given year which will not be refunded, even if we experience subsequent losses which produce a net loss for that year. See Charges to the Partnership.

You may not transfer your partnership interests and must rely on our redemption procedures to receive your investment back.

You can assign or transfer your partnership interests only with the consent of the general partner, which will be granted only to immediate members of
the family, upon death of the owner or other limited circumstances.   See The
Limited Partnership Agreement, Transfer Of Units Only With Consent Of The General Partner and the Limited Partnership Agreement (Exhibit A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. See The Limited Partnership Agreement, Redemptions.

Your right of redemption is limited.

Our redemption procedures provide:

* the redemption amount will be based upon the net asset value of the partnership interests as calculated at the end of the month in which the redemption request is received

* you will be charged a fee that decreases with time over the first two years of your investment

*  it must be approved by the general partner, and

*  it may not be granted if we do not have enough liquid assets.

Subject to the foregoing limitations, the general partner attempts to grant all redemption requests within twenty days after the last day of the month in which the redemption request was received. You may be prevented from redeeming your partnership interests before they are significantly devalued. See The Limited Partnership Agreement, Exhibit A, Redemptions.

Further, substantial redemption requests could adversely affect us by:

* the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or

* the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The partnership depends upon Mrs. Pacult, and her absence could cause the partnership to cease operations.

You will be relying entirely on the ability of the general partner to select and monitor the commodity trading advisor selected for the partnership. Mrs. Pacult is the individual general partner and the sole principal and officer of the corporate general partner. If Mrs. Pacult becomes unable to perform her duties, we could be required to cease operations and trading until a replacement is found.

General partner and commodity trading advisor will serve other businesses and may not have adequate time to devote to the partnership.

Both general partners expect to manage additional pools in the future which may use the commodity trading advisor. Thus, they may use trading methods similar to ours. They may also use Futures Investment Company, the introducing broker, to negotiate better terms for clearing and other
services.   The commodity trading advisor currently manages other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. Although the commodity trading advisor intends to use similar trading methods for all accounts it manages, it may vary those methods slightly. We cannot guarantee our trading results will be similar to or better than any of the trading advisor's other accounts. Our business could be adversely affected by the failure of either Mrs. Pacult, who is the individual general partner and also the sole principal of the corporate general partner, or the trading advisor to devote sufficient time to the partnership affairs. See Risk Factors, Trading Management, and The Commodity Trading Advisor.

There are conflicts of interest in the partnership structure which may limit our profits.

Before investing in this partnership, you must consider the actual and potential conflicts of interest that exist in our structure and operation. Specifically, Mrs. Pacult is also a principal of Futures Investment Company, the introducing broker and selling agent. Therefore, the general partner will probably not replace Futures Investment Company as the introducing broker because:

* it is paid 9% in fixed commissions to pay round-turn brokerage commissions and trailing commissions, and

*  the introducing broker pays her 6% in trailing commissions.

In addition, because the selling agent is affiliated with the general partner, no independent due diligence of this offering will be conducted for your protection. See Risk Factors, Conflicts of Interest, and the Limited Partnership Agreement (Exhibit A).

You will be taxed on profits regardless of whether they are distributed.

We do not intend to make cash distributions from profits.   Regardless of
whether distributions have been made, if we realize profits for a fiscal year, you will pay taxes.

You will have to pay taxes on profits in a current year which may be lost in future years.

We might sustain losses which offset our profits after the end of the year. So you might never receive a distribution equal to your share of our prior year's taxable income. See Federal Income Tax Aspects and The Limited Partnership Agreement (Exhibit A).

If the general partner selects a new trading advisor, it may not be as profitable as the one replaced, and the new advisor will not be responsible for recouping any previous losses.

We rely upon a single commodity trading advisor to generate profits pursuant to an Advisory Contract and Power of Attorney (Exhibit F). Either the general partner or the trading advisor may terminate the relationship at any time. If this happens, or if the trading advisor becomes unable to serve us for any other reason, the general partner would have to find one or more alternate trading advisors. We cannot guarantee that any alternate trading advisor will trade as profitably as the original trading advisor, or that it would be retained on terms which are as favorable. Also, any new trading advisor will not be obligated to recoup losses, if any, incurred by the prior trading advisor before it is paid incentive fees.

The general partner may change the commodity trading advisor and its allocation of equity without notice.

Without prior notice to you, the general partner may change the commodity trading advisor and the amount of equity allocated to it at any time, for any reason.

You will not participate in management and may not contest the business decisions of the general partner.

You may not manage or conduct our business in any way or you would be deemed a general partner, which is not allowed by the Limited Partnership Agreement (Exhibit A). Accordingly, you are bound by the business decisions of the general partner.

Commodity futures trading is speculative.

Commodity futures, forward, and option contract prices are highly volatile.
Specifically:

* price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates, governments, exchanges, and other market authorities that intervene to influence prices

* even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted

* it is possible for most of our open positions to be unprofitable at the same time

* price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position.

* losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account.

During partnership trading, a small price movement can lead to large losses.

A small amount of money, called margin, must be deposited to hold or short a contract relative to its value. The margin amount is typically between 3% and 20%. This permits a large percentage gain or loss relative to the margin deposit. For example, if at the time of purchase, 5% of the futures contract price is deposited as margin, a 5% decrease in the position's value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account. The losses could be substantially more than the margin deposited and the total value of the account.

The general partner does not control the trading advisor or its methods and may not be able to prevent large losses.

The commodity trading advisor enters trades on our behalf directly with the futures commission merchant. The general partner does not know the trades before they are made, nor does it know the trading advisor's methods, the number of contracts bought or sold, or the margin required. The trading advisor will not notify the general partner of any modifications, additions or deletions to its trading methods and money management principles. We may suddenly suffer large losses before the general partner knows remedial action must be taken.

The partnership may be unable to execute a trade before large losses are incurred due to market illiquidity.

It is not always possible to execute a buy or sell order. Such illiquidity can be caused by:

* a lack of interest in the contract caused by market conditions which produce no persons willing to buy or sell, or

* the suspension of trading which may occur because the price limit for a contract has been reached.

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits. Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time, usually until the next trading day. However, given sufficient price movement the following day, price limits may be imposed again. Accordingly, price limits may be in effect for protracted time periods. No trading may be made in the direction of the price movement while the limit is in place. The frequency of the imposition of price limits or the length of time they will be in effect cannot be predicted. This causes illiquidity and exposure to substantial losses. These losses could exceed the total equity in our account.

Changes in trading equity may adversely affect performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage. This is because:

* the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute

* there are legal limits called position limits upon the number of positions that may be taken on a particular commodity, and

* it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in its allocated equity occurs.

See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisor will not limit the total equity it accepts and may suffer losses which cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Failure of commodity brokers or banks could result in loss of assets.

If the futures commission merchant or other entity with which our money is on deposit becomes bankrupt, we might only recover some, if any, of the equity in our account. The deposits in our bank accounts will be insured for only $100,000 and payment on insured deposits may be delayed.

When trading in foreign exchanges, if the creditworthiness of the other parties is not maintained, we may lose the value of our positions in those markets.

Trading commodities involves entering a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract
or option depends directly upon the creditworthiness of the parties.   The
commodity trading advisor trades commodities on United States commodity exchanges, foreign commodity exchanges, and the inter-bank currency markets. The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members' credit. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of

*  the contracts and options issued by a particular party, or

*  all of the contracts and options of an entire market.

In that situation, we could lose the entire value of a position with little recourse to regain any of its value.

Options trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

We expect to trade options, both puts and calls. After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time. In an illiquid market, we may not be able to buy or sell to offset, or liquidate, the positions we have taken.

Options trading allows us to trade with less equity on deposit. Accordingly, the risk of loss of the entire account is great.

If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to government imposed price limits.

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others.

We may not be able to compete with others with greater resources.

Commodity futures trading is highly competitive. We compete with others who may have

*  greater experience

* more extensive information about developments affecting the futures markets

* more sophisticated means of analyzing and interpreting the futures markets, and

*  greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

Resignation of Mrs. Pacult as a general partner and subsequent failure of Ashley to maintain its net worth may cause suspension of trading or taxation as a corporation.

The North American Securities Administrators Association has established guidelines for commodity pools structured as limited partnerships. Those guidelines require that a sole corporate general partner maintain a net worth during the offering period of either 5% of the offering amount or not less than $50,000, but in no case no more than $1,000,000. Ashley presently has insufficient capital to meet this guideline and, therefore, the loss of Mrs. Pacult as an individual general partner could result in the suspension of sales in states which follow the guidelines.

Any general partner wishing to voluntarily withdraw from the partnership must give 120 days prior written notice to the limited partners. If a general partner withdraws and the limited partners or remaining general partner elects to continue the partnership, the withdrawing general partner shall pay all expenses incurred as a result of its withdrawal.

When the sole general partner of a partnership is a corporation, the tax rules require conditions to be met to allow the partnership to be taxed as a partnership and not as a corporation. To be taxed as a partnership requires that two or more of the following tests be met:

*  decentralized management

*  unlimited liability

*  limited transferability of shares, and

*  limited continuation of existence.

If we were not taxed as a partnership, the partnership income would be taxed at corporate rates and would be distributed to the partners as dividends. The partnership has an individual general partner and, therefore, these limits are not applicable. If Mrs. Pacult resigned or otherwise could not serve as a general partner, the partnership is structured to satisfy all but the decentralized management test and, therefore, in the opinion of the tax counsel, would be taxed as a partnership.

Our tax status has not been confirmed by an IRS ruling. No such ruling has been or will be requested on our behalf. If we are taxed as a corporation for Federal income tax purposes in any taxable year(s),

*  our income or loss would not be passed through to you

*  we would be taxed at corporate rates

* all or a portion of any distributions made to you would be taxed to you as dividend income, and

* the amount of such distributions would not be deductible by us in computing our taxable income.

See Federal Income Tax Aspects.

If Mrs. Pacult resigns and Ashley becomes the sole general partner, it will use its best efforts to satisfy the requirements necessary to permit us to be taxed as a partnership.

The general partner will not advise you, and you must rely upon your own investment counsel before investing in the partnership.

Purchasing partnership interests does not create an Individual Retirement Account, commonly called an IRA, and the creation and administration of an IRA are solely your responsibility. The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this partnership. If you invest a significant portion of your retirement plan or IRA assets in this partnership, you could be exposing that portion to significant loss. The general partner will not advise you in any manner on an investment in this partnership, including matters of diversification, prudence and liquidity. Accordingly, you must rely upon the experience of qualified investment counsel you select.

The partnership is not covered by the Investment Company Act of 1940.

Stock investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended. Because the business of the partnership, Ashley Capital Management, Inc., Mrs. Pacult and the commodity trading advisor involves only the trade of commodities, none of them are required, nor do they intend, to be registered under the Investment Company Act of 1940 or any similar state law. Therefore, you are not protected by any such legislation. However, you are protected by the Commodity Exchange Act, which requires the general partner and the commodity trading advisor to be registered and otherwise protects your commodity investment in the partnership similar to the protection the Investment Company Act offers to stock investments.

Possibility of audit - you may be subject to audit and penalties.

If our return is audited, the IRS may make adjustments to our reported items. If an audit results in an adjustment, you may be:

*  required to file amended returns

*  subject to a separate audit, and

*  required to pay back taxes, plus penalty and interest.

General partner may settle IRS claim not in your best interest.

Ashley Capital Management, Inc. is named tax matters partner. This grants it the power to settle any IRS claim on your behalf if you hold 1% or less interest in this partnership and do not timely object to the tax matters partner's authority, after notice. Such settlement may not necessarily be in your best interest. See Federal Income Tax Aspects.

You may be subject to back taxes and penalties.

The Scott Law Firm, P.A. has delivered an opinion to the general partner that this partnership, as it is intended to be operated by the general partner, will be taxed as a partnership and not as a corporation. This opinion does not include the tax treatment of expenses to prepare the prospectus and selling expenses because they have to be allocated between expenses attendant to formation and ordinary business expenses by the general partner. In addition, commodity trading advisor fees are combined with employee business expenses and other expenses of producing income. The aggregate of such expenses is deductible only if such amount exceeds 2% of the taxpayer's adjusted gross income. The general partner believes that our intended operations will qualify as a trade or business.

The general partner may raise the incentive fee to 27% without prior notice to you.

The general partner has reserved the right to raise, without prior notice to you, the incentive fee to a maximum of 27% while lowering the total management fees between the commodity trading advisor and general partner to 0%. The general partner will notify you of any change in fees within seven business days.

                            Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase partnership interests. The general partner will use this as a defense against any claim or other proceeding made against Mrs. Pacult, Ashley Capital Management, Inc., the commodity trading advisor, the futures commission merchant, the introducing broker, or any principal or affiliate, agent or employee of any of them.

General partner, the commodity trading advisor, the introducing broker and their principals may preferentially trade for themselves and others.

Because the general partner, the commodity trading advisor, the introducing broker, and their principals and affiliates may trade for themselves and others, conflicts of interest may exist or be created in the future. None of these people are limited in trading commodities for their own account, and you will not have access to any of their personal trading records. They could possibly take their personal positions prior to the positions they know they will place for you, although, they have stated they will not do so.

Possible retention of voting control by the general partner may limit your ability to control issues.

The general partner, its principal and its affiliates may purchase an unlimited amount of partnership interests. These persons include Mrs. Pacult as general partner, and Mr. Michael Pacult as a principal of Futures Investment Company, the introducing broker and selling agent. It is possible that they could purchase enough partnership interests to retain voting control. They could then vote, individually or as a block, to create a conflict with our best interests. Such voting control may limit the limited partners' ability to achieve a majority vote on such issues as:

*  amendment of the Limited Partnership Agreement

*  change in our basic investment policy

*  dissolution of this partnership, or

*  the sale or distribution of our assets.

However, neither general partner may vote on the issue of their removal.

The general partner is not likely to resign, even if it would be in your best interest.

It is unlikely that either general partner, Mrs. Pacult or Ashley Capital Management, Inc., would voluntarily resign, even if it would be in your best interest, because Ashley is paid a 2% management fee and Mrs. Pacult serves as both a general partner and the sole principal of Ashley.

Partnership fees may be higher than they would be if they were negotiated.

The management fee of 2% to Ashley Capital Management, Inc. and the 9% fee to the introducing broker have not been negotiated at arm's length. The introducing broker:

* accepts the credit risk of the partnership to the futures commission merchant

*  maintains the day to day contact with the general partner

*  reviews the daily positions and margin requirements of the partnership

*  pays the futures commission merchant's charges, and

* pays the trailing commissions to the selling agent for communicating with the investors and maintaining investment in the partnership.

Mrs. Pacult is a principal and 50% owner of Futures Investment Company, the introducing broker and selling agent. As such, Mrs. Pacult has a conflict of interest between her obligation to manage this partnership and her financial interest in receiving both the management fee as principal of the corporate general partner and the trailing commissions as a registered representative of the selling agent. From the 9% annual fee paid to Futures Investment Company as the introducing broker, it must pay round turn brokerage commissions to Refco, Inc., the futures commission merchant, and 2/3 of the 9% per year to the associated persons, which will include Mrs. Pacult, for the partnership interests they sell. Any remaining portion of the 9% will be kept by Futures Investment Company. Conversely, Futures Investment Company will pay the futures commission merchant any round turn commissions incurred which exceed the 9% per year.

Our profitability may be limited due to competition among the traders for similar trades and their unaccountability for previous losses.

The general partner has sole and absolute discretion to select and terminate commodity trading advisors. If it appoints multiple trading advisors, each will trade independently of the others. Also, they may compete for similar positions or take positions opposite each other, which may limit our profitability. If a trading advisor is replaced, the new trading advisor will receive any earned incentive fees regardless of the previous trading advisor's performance. As incentive fees are paid based upon each trading advisor's performance, it would be possible for us to experience a net loss and be required to pay out incentive fees to one or more of the traders.

Your ability to redeem your partnership interests may be lessened due to the nature of the general partner's compensation.

The general partner receives a fee based upon our net asset value, which accounts for our total assets, including all cash and cash equivalents, less total liabilities. This gives it an incentive to withhold distributions and to discourage redemption. The general partner will try to honor all redemption requests within twenty days after the last day of the preceding month in which the request was made. However, if the partnership does not have enough liquid assets, it may not be able to honor the request on time, or possibly at all.

The commodity trading advisor may engage in high risk trading to generate fees.

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the commodity trading advisor receives 25% of our new net profits, it might select trades which are too risky for us.

Mrs. Pacult has sole control over the time she will allocate to the management of the affairs of the partnership.

Mrs. Pacult is responsible for:

*  managing this partnership

*  managing two other commodity pools:

   *  Bromwell Financial Fund, LP, and

   *  Auburn Fund, LP

* selling limited partnership interests in all the above commodity pools, from time to time

* performing other investor relations services as a principal and registered representative of Futures Investment Company.

Mrs. Pacult has also reserved the right to trade for her own account and to form and manage other commodity pools and ventures. Mrs. Pacult is solely responsible for the allocation of her time to the management of this partnership as well as the other projects she currently manages and will manage in the future. Mrs. Pacult manages her time, in part, by the delegation of many of the tasks, such as trade selection and preparation of financial reports and offering documentation, to independent commodity trading advisors, accountants, and attorneys. Mrs. Pacult believes she presently has and will, in the future, have sufficient time to devote to the affairs of the partnership.

No Resolution Of Conflicts Procedures

As is typical in many futures partnerships, the general partner has not and will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and us. However, the general partner has taken steps to alleviate any real or potential conflict of interest by the establishment of segregated accounts to hold partnership equity at the banks and futures commission merchant. Also, the general partner has assured the selling agent that all money on deposit is in the name of and for the beneficial use of the partnership.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the general partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this partnership, you should read this entire prospectus, including the Limited Partnership Agreement (Exhibit A) and the subscription agreement.
You should also consult with your personal legal, tax, and other professional advisors. See Investor Suitability.

Interests Of Named Experts And Counsel

The general partner has employed The Scott Law Firm, P.A. to prepare this prospectus, provide tax advice and opine upon the legality of issuing the partnership interests. Neither the law firm, its principal, any accountant, nor any other expert hired by the partnership to give advice on the preparation of this offering document have been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the general partner, the selling agent, the commodity trading advisor, the introducing broker, or the futures commission merchant.

                    Management's Discussion And Analysis

The Partnership

Atlas Futures Fund, Limited Partnership is a Delaware limited partnership organized on January 12, 1998 and maintains its main business office at 5916
N. 300 West, Fremont, IN 46737, (219) 833-1306. It is qualified to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices.

Our business objective is to let our invested capital appreciate while controlling losses; however, there can be no assurance that we will meet this objective.

The partnership is managed by Ashley Capital Management, Inc., a Delaware corporation, and Mrs. Shira Del Pacult.

We do not have officers or employees, which is why there is no report of executive compensation in this prospectus.

We operate pursuant to the terms of the limited partnership agreement attached as Exhibit A, which:

* grants full management control to the general partner including the right to employ independent trading managers called commodity trading advisors, and

* will terminate at 11:59 p.m. on January 12, 2019, or upon an event causing an earlier termination.

Except for the limited partnership agreement, the partnership may not enter any contract with the general partner or commodity trading advisor that is greater than one year in duration. However, all such contracts are expected to be renewed yearly and are terminable without penalty upon sixty days, or less, written notice by the partnership.

The General Partners

The corporate general partner is Ashley Capital Management, Inc., a Delaware corporation incorporated on October 15, 1996. It was registered as a commodity pool operator on January 15, 1998 and maintains its main business office at 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, (219) 833-1306.

The individual general partner is Shira Del Pacult, who was registered as a commodity pool operator on May 27, 1999 and maintains her main business office at 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, (219) 833-1306.

Both the individual and corporate general partners, as well as the partnership, will comply with all applicable registration requirements under the Commodity Exchange Act as amended.

Experience

Ashley has only managed this commodity pool since its inception on January 12, 1998 and has no prior experience in managing other commodity pools. Mrs. Pacult has been supervising individual managed commodity accounts for over 19 years and serves in several capacities in three other commodity pools, as follows:

Commodity Pool                          Mrs. Pacult Serves As
----------------------------------------------------------------------------
Bromwell Financial Fund, LP             Individual general partner and
(publicly offered,                      sole principal of the corporate
began operations 7/00)                  general partner

Auburn Fund, LP                         Individual general partner and
(privately offered;                     sole principal of the corporate
began operations 4/98)                  general partner

Fremont Fund, LP                        Individual general partner and
(publicly offered;                      sole principal of the corporate
began operations 11/97;                 general partner
now closed as of 8/00)


Authority

Mrs. Pacult is the sole principal of Ashley Capital Management, Inc. and, therefore, is the sole decision maker of this partnership. The signature of either Ashley or Mrs. Pacult, individually, may bind this partnership.

The general partner is authorized to take all actions necessary to manage the
affairs of the partnership.   See Article II of the Limited Partnership
Agreement attached as Exhibit A.

Partnership Books and Records

Our books and records will be maintained for six years at 5916 N. 300 West, Fremont, IN 46737. A duplicate set of the books will be maintained by Mr. James Hepner, Certified Public Accountant, 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074. Mr. Hepner also prepares the Form K-1s for the partnership. You may access our books and records by visiting either office at a time convenient for both parties, and you may have copies made at that
time at ten cents per page.    The general partner serves as tax partner for
the partnership. Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 conducts our annual audit, the annual audit of the corporate general partner, and prepares our tax returns.

The Commodity Trading Advisor

To conduct trading on our behalf, the general partner has initially selected one independent commodity trading advisor, Clarke Capital Management, Inc. Without prior notice to you, the general partner has sole discretion to employ additional trading advisors, terminate any trading advisor, and change the amount of equity any advisor may trade. However, the general partner will give you notice of any change in trading advisor within seven days of such change. Such notice will include a description of your right to:

*  redemption

*  vote to amend the limited partnership agreement

*  remove one or both general partners

*  elect a new general partner

* cancel any contract with a general partner or any of its affiliates upon 60 days notice, and

*  dissolve the partnership.

No change in trading advisor will constitute a material change to the limited partnership agreement or the structure of our operation. Any trading advisor employed to trade for the partnership will be registered with the Commodity Futures Trading Commission and will have at least three years of experience as a trading advisor.

The Advisory Contract

The general partner has assigned a substantial portion of our assets to the trading advisor, the terms of which are governed by an advisory contract and power of attorney between us and the trading advisor. See Exhibit F.

This agreement provides the trading advisor with a revocable power of attorney, which gives it sole authority to determine

*  the markets to be traded

*  the location of those markets

*  the size of the position to be taken in each market, and

*  the timing of entry and exit in a market.

The agreement may be terminated, at any time, upon notice from one party to the other and to the futures commission merchant.

Business Objective And Expenses

Our objective is to achieve the potentially high rates of return which are possible through the speculative trading of futures, commodity options and forward contracts. We do not expect to engage in any other business.

The general partner organized this partnership to be a commodity pool, as that term is defined under the Commodity Exchange Act. As such, it employs an independent commodity trading advisor to trade for us.

The general partner intends to allocate substantially all of our net assets to the trading advisor to conduct this trading. The trading advisor typically allocates between 20% to 30% of the trading equity assigned to it to secure the trading positions it selects. Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, state and local taxes upon income, if any, earned by this partnership. Accordingly, you should purchase partnership interests as a long-term investment only.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial fixed and other costs to do business, or avoid substantial trading losses. See Charges to the Partnership.

Below is a chart explaining the expenses we expect to incur during our next twelve months of trading beginning March 31, 2001. All interest income is paid to the partnership. The chart below assumes the value of each unit of partnership interest will remain constant during the next twelve months.





[The balance of this page has been intentionally left blank.]

                   Expenses Per Unit of Partnership Interest
                  For The Next 12-Month Period Of Operations

                                             Based Upon Current        Based Upon Maximum
                                             Net Asset Value           Units To Be Sold
Units                                        4,697 Units ($5,608,871)  12,452 Units ($15,000,000)
Selling Price per Unit (1)                   $ 1,270.36                $ 1,270.36
Offering and Organizational Expenses (2)          16.72                      6.31
Annual Expenses (2)                                4.90                      1.85
General Partner's Management Fee (3)              23.88                     23.88
Trading Advisor's Management Fees (4)              0.00                      0.00
Trading Advisor's Incentive Fees on
 New Net Profits (4)                              63.38                     58.89
Brokerage Commissions and Trading Fees (5)       104.25                    104.25
Selling Commission (6)                            76.22                     76.22
Redemption Fee (7)                                35.82                     35.82
Interest Income (8)                              (71.65)                   (71.65)

Amount of Trading Income Required to
 Redeem Unit At Selling Price After One
 Year (9)                                     $  253.52                  $ 235.57

Percentage of Initial Selling Price
 Per Unit                                         19.96%                    18.54%

Explanatory Notes:

(1) Investors will purchase partnership interests at the partnership's month end net asset value per partnership interest, plus a 6% selling commission.
As of March 31, 2001, this was $1270.36, which is the value used in the table.

(2) The partnership has paid $78,556 in offering and organizational expenses. Your share of these expenses will be deducted from your subscription amount, before you are assigned partnership interests, to reimburse the previously admitted partners. See Use of Proceeds. The partnership must also pay yearly expenses of approximately $18,000 for accounting and $5,000 for legal.

(3) The corporate general partner is paid a monthly management fee of 1/6%, 2% annually, of the net asset value of the partnership, calculated as of the close of business of the last trading day during the previous month.

(4) The commodity trading advisor receives an incentive fee of 25% of new net profits earned each quarter upon the trading equity assigned to it. The $63.38 of incentive fees shown above is the amount the trading advisor would earn if it produced enough profits to allow you to redeem your partnership interests at the original price of $1,270.36 per unit of partnership interest, including selling commissions, after one year.

(5) Brokerage commissions and trading fees are fixed by the general partner at 3/4% monthly, 9% annually, of our assets on deposit with the futures commission merchant. For purposes of this calculation, we assumed 97% of our assets will be deposited with the futures commission merchant.

(6) A one time selling commission of 6% will be charged to you and paid to the selling agent.

(7) The redemption fee of 3% is computed upon the assumed $1,270.36 value of the redeemed partnership interest after one year.

(8) We earn interest on margin deposits with the futures commission merchant and on our bank deposits. Based on current interest rates, interest income is estimated at 6% annually of our net assets.

(9) This computation assumes there will be no claims or other extra-ordinary expenses during the first year.

We do not represent that the above table will reflect our actual operating expenses or interest income. There can be no assurance that our expenses will not exceed the amounts projected or that there will not be claims or other extra-ordinary expenses.

Securities Offered

We, Atlas Futures Fund, Limited Partnership, will offer and sell limited partnership interests in this partnership at a value determined by the month end net asset value of the partnership. See Determination Of The Offering Price.

You, the Investor:

*  will have:

   * pro rata rights to profit and losses which will vary with your investment amount

   * the right to vote on partnership matters such as the replacement of the general partner. See The Limited Partnership agreement attached as Exhibit A.

*  will not:

   *  be responsible for our debts in excess of your investment amount;
unless:

      *  we become insolvent; and

      * you receive distributions which represent a return on your investment, in which case you would have to return the distributions to pay our debts

   * acquire any interest in the corporate general partner, Ashley Capital Management, Inc., and

   *  manage this partnership

See Plan For Sale of Partnership Interests and Subscription Requirements.

Your subscription agreement and check:

* must be approved by the general partner before you will become a partner and will be accepted or rejected within five business days of receipt

* becomes irrevocable and may not be withdrawn five days after submission; unless, a longer statutory withdrawal period applies to you, and

* will be deposited and held until you are admitted into the partnership in a segregated escrow account maintained by the general partner as escrow agent.

There cannot be any assurance that additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests.

Management's Discussion

This is the continuation of the offering of our partnership interests.  We:

*  may conduct future offerings after the close of this offering

* intend to raise money only through offerings, such as this one, and do not intend to borrow any money

* must pay expenses to qualify our partnership interests for sale, such as office equipment, fees for the preparation of this prospectus, as well as other expenses

* allocate all our net assets to trading and other investments, except those assets used to pay capital and operating expenses

* have no directors, officers or employees, which is why there is no report of executive compensation in this prospectus, and

*  conduct all our business through the general partner.

Description of Intended Operations

The general partner has authorized the introducing broker to select Refco, Inc. to serve as the futures commission merchant. The partnership has deposited its funds to the futures commission merchant to hold as security for the trades selected by the commodity trading advisor. The futures commission merchant has been directed to send the general partner, before the open of business each day, a computer or fax report which describes

*  the positions held

*  the margin allocated, and

*  the profit or loss on the positions from the date the positions were taken

Risk Control

The general partner reviews the daily transmissions provided by the futures commission merchant and makes appropriate adjustments to the allocation of trading equity. Based upon the amount of available trading equity, the trading advisor has sole discretion to:

*  make specific trades,

*  determine the number of positions taken, and

*  decide the timing of entry and departure from each trade made.

The general partner will use its best efforts to monitor the daily net asset value of the partnership, which it will calculate from the daily information provided by the futures commission merchant, and will make such information available to limited partners upon request. However, the net asset value as calculated only at the end of the last business day of each month will be prepared by an accountant. If the daily net unit value falls to less than 50% of the greater of

*  the original $1000 selling price less commissions and other charges, or

*  such higher value earned through trading,

then the general partner will:

*  immediately suspend all trading

*  provide you with immediate notice of the reduction in net unit value, and

* give you the opportunity, for 15 days after the date of such notice, to redeem your partnership interests according to the provisions of Article IX, Sections 9.5 and 9.6 of the Limited Partnership Agreement.

No trading shall commence until after such fifteen day period. See Exhibit A attached.

Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses. These losses could exceed the margin initially required to make the trade. In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices. This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures or forward contract. These limitations on liquidity are inherent in our proposed commodity futures trading operations. Otherwise, our assets are expected to be highly liquid.

Except for payment of offering and other expenses, the general partner is unaware of any anticipated:

*  known demands, commitments or required capital expenditures,

* material trends, favorable or unfavorable, which will affect our capital resources, or

*  trends or uncertainties that will have a material effect on operations.

Each United States commodity exchange, with the approval of the Commodity Futures Trading Commission, establishes minimum margin requirements for each traded contract, which futures commission merchants require to be on deposit before a trade will be accepted. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts for its customers. Because we generally use a small percentage of assets for margin, we do not believe that any increase in margin requirements will materially affect our proposed operations. Management cannot predict whether the value of our partnership interests will increase or decrease. Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility Of The General Partner

You have legal rights under Delaware partnership and applicable Federal and state securities laws. In all dealings affecting this partnership, the general partner has a fiduciary responsibility to you and all other partners to exercise good faith and fairness. No contract shall permit the general partner to contract away its fiduciary obligation under common law. The limited partnership agreement conforms with the Uniform Limited Partnership Act for the State of Delaware in regard to the definition of the fiduciary duties of the general partner.

The following table summarizes your rights as an investor in this partnership with regard to instituting legal proceedings.

Who May              Under What        Against Whom                 To Recover         Under What
Bring Action         Jurisdiction                                   What               Circumstances

You, on behalf of    Delaware law      Third party                  Damages            General partner has failed or
the partnership                                                                        refused to institute
                                                                                       proceedings

You, individually,   Federal or state  General partner              Damages            Violations of fiduciary duties
or on behalf of all  court                                                             by the general partner
similarly situated
limited partners

You, individually,   Federal or state  The general partner and      Losses suffered    Violations of the Federal or
as part of a class   court             others under the             in connection      state securities laws
action                                 jurisdiction of the Federal  with the
                                       securities laws or the       purchase or sale
                                       Commodity Exchange           of your partnership
                                       Act                          interests

You                  Commodity         The general partner, the     Damages            Violations of the Commodity
                     Futures Trading   commodity trading                               Exchange Act or any rule,
                     Commission        advisor, the introducing                        regulation or order of the
                     reparations       broker or the futures                           Commodity Futures Trading
                     proceedings       commission merchant                             Commission

If the general partner acts in good faith and exercises its best judgment, it will not be liable merely because we lost money or otherwise did not meet our business objectives. Additionally, there are substantial and inherent conflicts of interest in the partnership's structure which are inconsistent with the general partners' fiduciary duties. The general partner intends to raise the disclosures made in this prospectus and the representations you make in the subscription agreement as a defense in any proceeding brought which seeks relief based on the existence of such conflicts of interest. See Conflicts of Interest.

The responsibility of a general partner to you and other partners is a changing area of the law. If you have questions concerning the responsibilities of the general partner, you should consult your legal counsel.

Indemnification

Provisions of Limited Partnership Agreement

The limited partnership agreement protects the general partner from being responsible or accountable for any act or omission, for which you, other limited partners or the partnership itself may claim it is liable, provided that:

* the general partner determined such act or omission was within the scope of its authority and in the best interest of this partnership, and

* such action or failure to act does not constitute misconduct or a breach of the Federal or state securities laws related to the sale of partnership interests.

Specifically, if the general partner

*  has acted within the scope of its authority and

* is being assessed a demand, claim or lawsuit by a partner or other entity,

the partnership will defend, indemnify and hold the general partner harmless from and against any

*  loss, liability, damage, cost or

* expense, including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits which were actually and reasonably incurred and arising from any

* act, omission, activity or conduct undertaken by or on behalf of the partnership.

Provisions of Law

According to applicable law, indemnification of the general partner is payable only if:

* the general partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the partnership

* the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct

* such liability or loss was not the result of negligence or misconduct by the general partner, and

* such indemnification or agreement to hold harmless is recoverable only out of the assets of the partnership and not from the partners, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and state securities laws. If any indemnification of the general partner arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless:

* there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the general partner or other particular indemnitee, or

* such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner or other particular indemnitee, or

* a court of competent jurisdiction approves a settlement of the claims against the general partner or other agent of the partnership and finds that indemnification of the settlement and related costs should be made, provided,

   * before seeking such approval, the general partner or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the Securities and Exchange Commission and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold partnership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines

The Securities and Exchange Commission and the various state administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through our futures commission merchant, Refco, Inc. According to the clearing agreements that governs these trades, we must indemnify Refco, Inc. for any reasonable outside and in-house attorney's fees incurred by it arising from any failure to perform our duties under the clearing agreement.

Other Indemnification Provisions

The general partner has indemnified the selling agent, Futures Investment Company, and expects to indemnify any other selling agents it selects that there are no misstatements or omissions of material facts in this prospectus.

Relationship With The Futures Commission Merchant And The Introducing Broker

The general partner has initially engaged Futures Investment Company in two capacities:

* As the sole broker dealer, it sells partnership interests and supervises regulatory compliance.

* As the introducing broker, it supervises the relationship with the futures commission merchant, including

   * the negotiation of the fixed and round turn commission rates incurred through trading via the commodity trading advisor, and

   *  review of the daily reports.

Mrs. Shira Del Pacult serves as:

*  a stockholder, director and officer of Futures Investment Company

*  a general partner and commodity pool operator to this partnership, and

* the sole principal of Ashley Capital Management, Inc., the corporate general partner and commodity pool operator.

Futures Investment Company has engaged Refco, Inc. to act as the futures commission merchant.

Fixed Commissions are Competitive

The general partner believes the introducing broker rates for fixed commissions are competitive.

In that regard, the general partner is obligated by the North American Securities Administrators Association guidelines to obtain the best commission rates available to us. Accordingly, the general partner is free to select any substitute or additional futures commission merchants or introducing brokers at any time, for any reason. However, neither the corporate general partner, nor Mrs. Pacult acting as a general partner, is likely to dismiss the current introducing broker because of their affiliation with Mrs. Pacult as a principal of the introducing broker.

The futures commission merchant and the introducing broker continue to act for other commodity pools that have retained either or both of the general partners of this partnership. Either general partner or any other commodity pool may obtain rates to clear trades from the affiliated introducing broker which are more favorable to their accounts, as opposed to the fixed commissions the introducing broker charges us in lieu of round-turn commissions.

Relationship With The Commodity Trading Advisor

The Commodity Trading Advisor Will Trade For Other Accounts

The commodity trading advisor will trade for its own account and for others on a discretionary basis. It may use trading methods, policies and strategies for others which differ from those used for us. Consequently, such accounts may have different trading results from those experienced by us.

Because the trading advisor trades for itself and others, it is possible for it to take positions ahead of or opposite positions taken on our behalf, which presents a potential conflict of interest. See Appendix I for Taking Positions Ahead of the Partnership.

Pursuant to Commodity Futures Trading Commission Regulation 421.03, the trading advisor will use the average price system for those futures and options contracts where its use is authorized, when:

* trades taken on behalf of both the partnership and the trading advisor's other accounts are identical, and

*  the prices of such trades are different.

See Appendix I for the definition of Average Price System.

The commodity trading advisor has also informed the general partner that when the average price system is not available, trades will be filled in order based on the numerical account numbers, with the lowest price allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure Of The Commodity Trading Advisor's Methods

We have provided a general description of the commodity trading advisor's methods and strategies under The Commodity Trading Advisor, Description of Trading Program. However, the specific details of its trading methods are proprietary and complex in nature and will not be disclosed to us or you. No notice will be given to you of any changes the trading advisor may make in its trading methods. See Risk Factors, No Notice of Trades or Trading Method.

                          Charges To The Partnership

As an investor in this partnership, you will pay the cost of our operation. These charges are described in narrative form and in the chart which follows this narrative. In this prospectus, we have disclosed all compensation, fees, profits and other benefits, including reimbursement of out-of-pocket expenses, which the general partner and its affiliates will earn in connection with this offering. Most of these charges were not negotiated at arm's length, but rather were determined by the two general partners and their affiliates.

Compensation Of General Partner

We pay the corporate general partner, Ashley Capital Management, Inc., a monthly management fee of 1/6%, or 2% annually, computed upon our net asset value as of the close of business of the last trading day during the previous month.

The general partner has reserved the right to increase its management fee to 6% per year, at its sole discretion, provided the incentive fee paid to the commodity trading advisors is appropriately reduced. See Charges to the Partnership, Restrictions on Management Fees.

Compensation Of The Commodity Trading Advisor

Clarke Capital Management, Inc., the commodity trading advisor, has been allocated equity to trade, which has been deposited in an account with the futures commission merchant. Though no management fee is currently paid to the trading advisor, the general partner has reserved the right to change this fee at its sole discretion. See Charges to the Partnership, Restrictions on Management Fees.

For those quarters in which a commodity trading advisor operates profitably,
the partnership pays that advisor            a 25% incentive fee based on the
new net profit produced by the trading advisor.  New net profit:

* is calculated to determine how much a trading advisor has increased our net assets through trading alone

* is based upon the net value of the equity assigned to the trading advisor to trade

*  is calculated quarterly

* is only paid when any losses in previous quarters have been offset by new profits by the trading advisor, regardless of whether:

   *  the general partner has changed the trading advisor's compensation, or

   *  the partnership and trading advisor have entered a new contract

*  is adjusted to eliminate the effects of:

   *  any new subscriptions for partnership interests

   *  redemptions by partners

   *  interest income paid by the futures commission merchant, and

   * any other income earned on our assets which are not related to such trading activity, regardless of whether such assets are held separately or in a margin account.

The following hypothetical table illustrates the quarterly incentive fee that would be earned by a trading advisor based on the net income, as calculated above, that it has earned for the partnership.

Qtr         Net Income       Incentive Fee (25%)
1           $ 1,000          $   250
2              (200)               0
3             1,000              200
4               500              125

Restrictions on Management Fees

It is possible that some of the states in which we wish to sell partnership interests will require that we comply with the North American Securities Administrators Association Guidelines for commodity pools. These guidelines provide that:

* the total management fees, including that of the general partner and the commodity trading advisor, may not exceed 6% of our net assets, and

* incentive fees based upon profits earned may not exceed 15% of new net profits.

Without prior notice to you, the general partner has reserved the right to raise the current incentive fee to a maximum of 27%, provided the management fees are correspondingly lowered to 0%. However, the general partner will notify you of any change in fees within seven business days.

Fees To Futures Commission Merchant And Compensation of Introducing Broker

Fee Paid By Partnership To The Introducing Broker

The introducing broker, Futures Investment Company, is responsible for introduction and payment of the trades made through the futures commission merchant, Refco, Inc. Accordingly, we pay the introducing broker a monthly fixed commission of 3/4%, or 9% annually, upon the assets on deposit with the futures commission merchant. See The Futures Commission Merchant.

The fixed commission which we pay is fair and reasonable. This is an area of judgment which depends upon:

* the value of similar services provided by the same commodity trading advisor for managed accounts and for other pools, and

* the value of similar services provided by other clearing firms for other public commodity pools.

Brokerage Fees Paid By Introducing Broker To The Futures Commission Merchant

Refco, Inc. charges the introducing broker the round turn commission at the time the trade is made. The round turn charge covers all clearing costs, including the pit brokerage fees, National Futures Association fees, and exchange fees.

Trailing Commissions Paid To Others

The introducing broker pays monthly trailing commissions to the selling agents and introducing brokers who are qualified to provide services to us and the investors. Such persons include Mrs. Pacult and her husband, both of whom are principals of the selling agent, Futures Investment Company. The monthly trailing commissions paid are 3/4% of the assets on deposit with the futures commission merchant, and are paid by the introducing broker from the 3/4% monthly fee.

The recipients of the trailing commission are responsible for maintaining investment in this partnership. This must be done to:

* spread the potential risk of losses over a large number of investors to protect our ability to continue in business, and

* allow the long-term trading strategies of the commodity trading advisor to be profitable so additional investments can be solicited.

The introducing broker pays trailing commissions to the persons responsible for selling the partnership interests as compensation for:

* maintaining continuous contact with the partners to whom they sold interests in the partnership

* reviewing the daily runs to be aware of the partnership results to discuss with the investors

*  explaining changes in trading advisors and results from operations

*  answering questions regarding the partnership, and

*  working to retain investment in the partnership.

Fee To Introducing Broker

The introducing broker is paid 3/4% monthly, or 9% annually, as a fixed fee for brokerage commissions. It retains the difference between the brokerage commissions paid to Refco, Inc. Subject to availability after payments to the futures commission merchant, the introducing broker pays trailing commissions of 2/3 of the 9%, or 6%, to Mrs. Pacult, as an associated person of the introducing broker, for maintaining investment in the partnership. The amount retained after payment of fees and commissions to the futures commission merchant and to Mrs. Pacult will vary from month to month because of changes in the net asset value of the partnership; however, the rate will remain the same.

Miscellaneous Fees To Futures Commission Merchant

We will reimburse the futures commission merchant for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The general partner has instructed the trading advisor to avoid these charges and, therefore, no significant charges of this nature are anticipated.

Rights of General Partner

Without prior notification to you, the general partner has reserved the right to:

*  change the introducing broker

*  change the futures commission merchant

*  change the fixed commission rate

* have the partnership pay a per round-turn brokerage commission as opposed to a fixed percentage to the introducing broker, at any time, with or without a change in circumstances; provided, however, such brokerage commissions cannot exceed 80% of the published retail rate of the introducing broker and other similar introducing brokers, excluding pit brokerage fees, charged to accounts similar to the partnership.

Other Expenses

We must pay legal and accounting fees, as well as other expenses and claims. For each year of normal operations, we must pay yearly legal and accounting costs of approximately $23,000, which includes $18,000 for accounting and audit and $5,000 for legal services. We must also pay customary and routine administrative expenses, and other direct expenses.

We will reimburse the general partner for direct expenses, such as periodic amendments to the disclosure document and prospectus used to solicit investment, audit fees, delivery charges, statement preparation and mailing costs, telephone toll charges, and postage.

Charges To The Partnership

The following table includes all charges to the partnership.

Entity                                 Form of Compensation                           Amount of Compensation
General Partner                        Management fee                                 2% annual management fee, paid monthly, of
(Ashley Capital Management, Inc.                                                      net asset value to Ashley.  [$500*]
and Shira Del Pacult)

Selling Agent                          Selling Commissions                            6% selling commission paid from the
(Futures Investment Company)                                                          subscription amount.  [$1,500*]

Introducing Broker                     Fixed Commissions                              9% annual charge, paid monthly, upon the
(Futures Investment Company)                                                          assets on deposit with the futures
                                                                                      commission merchant.  From this amount the
                                                                                      introducing broker will pay brokerage
                                                                                      commissions to Refco, Inc. and, subject
                                                                                      to availability after payments to the
                                                                                      futures commission merchant, 6% trailing
                                                                                      commissions to those who sold partnership
                                                                                      interests, including Mrs. Pacult.  [$2,250*]

Futures Commission Merchant            Round-turn commissions paid from the fixed     From the 9% the partnership pays the
(Refco, Inc.)                          commissions paid by the partnership            introducing broker, it in turn pays Refco,
                                                                                      Inc. monthly for round turn brokerage
                                                                                      commissions

                                       Reimbursement of delivery, insurance,          Reimbursement by the partnership of actual
                                       storage and any other charges incidental to    payments to third parties in connection with
                                       trading and paid to third parties              partnership trading

Commodity Trading Advisor              Incentive Fee                                  25% of the new net profits of the account
(Clarke Capital Management, Inc.)                                                     for each quarterly period that the net
                                                                                      value of the trading equity at the end of
                                                                                      such quarterly period for the advisor
                                                                                      exceeds the highest previous quarterly net
                                                                                      value of the trading equity for that advisor

Third Parties                          Legal, accounting fees, and other actual       The partnership has paid $78,556 for
(The Scott Law Firm, P.A.,             expenses necessary to the operation of         offering and organizational expenses. Each
Frank L. Sassetti & Co.,               the partnership, and all claims and other      year the partnership will pay $18,000 for
& James D. Hepner, CPA)                extraordinary expenses of the partnership.     accounting and $5,000 for legal.  Claims
                                                                                      and other costs can not be estimated and
                                                                                      will be paid as incurred.  [$350* for
                                                                                      initial organizational and offering
                                                                                      expenses; $103* for yearly expenses]

* Each $25,000 investment pays this amount per year for this particular charge. When the charge is not based on a percentage, but rather a fixed amount, we have computed the expense upon the partnership's current net asset value.

                             Investor Suitability

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more you can afford to lose.

To invest the minimum $25,000 in this partnership, you must have either:

* a net worth of at least $150,000, exclusive of your home, furnishings and automobiles, or

* an annual gross income of at least $45,000 and a net worth, as calculated above, of at least $45,000.

You may not invest more than 10% of your net worth in this partnership. The foregoing standard and the additional standards applicable to residents of certain states as set forth in this prospectus and the subscription documents are regulatory minimums only.

                             Potential Advantages

Commodity trading is speculative and involves a high degree of risk. See Risk Factors. However, your investment in this partnership will offer the following potential advantages:

Equity Management

We offer the opportunity for you to:

* place equity with a professional commodity trading advisor which has demonstrated an ability to trade profitably in the judgment of the general partner, and

* have that equity allocated to the trading advisor in a manner which is intended by the general partner to optimize future profit potential.

Mrs. Pacult has experience managing several other commodity pools and has over nineteen years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how individual managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through a $25,000 investment in the partnership, thereby obtaining diversification from investments in stocks, bonds and real estate.

Limited Liability

You will not be subject to margin calls and cannot lose more than your original investment amount plus your share of distributed and undistributed profits; provided the below bulleted legal conditions are met.

In the opinion of our legal counsel, there are no circumstances, including bankruptcy of this partnership, which will subject your personal assets to our debts, provided:

*  the partnership's structure is maintained by the general partner, and

*  no limited partner is affiliated with any phase of our management.

See the Limited Partnership Agreement (Exhibit A).

Administrative Convenience

We are structured to provide you with services which alleviate the administrative details involved in trading commodities contracts directly, including:

* providing monthly and annual financial reports showing, among other things:

   *  the value of each unit of partnership interest

   *  trading profits or losses, and

   *  expenses; and

* preparing all tax information relating to your investment in this partnership.

Access To The Commodity Trading Advisor

The commodity trading advisor selected by the general partner requires a minimum account size substantially greater than the $25,000 minimum investment required by us. For instance, Clarke currently requires a minimum investment of $250,000 to open an account, depending on the investment program. Accordingly, you have access to the trading advisor for a smaller investment than is available by a direct investment in a managed account with the trading advisor.

                               Use Of Proceeds

The partnership has paid $78,556 in offering and organizational expenses. All partners admitted after the commencement of business, up until the termination of the partnership, must reimburse the previously admitted partners such that all partners have contributed equally to the offering and organizational expenses. This will be done as follows:

The incoming partners' subscriptions, less commissions, will be divided by the amount of the total subscriptions, less commissions, made by both the incoming and the prior partners to obtain the percentage of the costs to be paid by all partners. This percentage will be multiplied by the organization cost to produce the dollar amount to be deducted from the subscription of the incoming partners. The cash produced by that deduction will be added to the net asset value of the partnership. This will result in an increase in the net asset value for all partnership interests previously sold. The cash subscription amount remaining for each incoming partner will be used to purchase partnership interests at the increased net asset value. The incoming partners will join with the previously admitted partners to share in the increase of net asset value that results from the admission of future partners until either the maximum number of partnership interests are sold or the offering terminates.

As of March 31, 2001, prior partners paid 1.6% of their total investment in the partnership for offering expenses. Should the maximum of $15,000,000 in total partnership interests be sold, every partner will have been allocated approximately 0.5% of their total investment to pay for offering expenses.

After the subscriptions are deposited in good funds to the partnership bank account, the general partner will transfer the money to the partnership accounts at the futures commission merchant and allocate trading equity to the commodity trading advisor.

At the end of each month, the actual management fees, brokerage commissions and fixed commissions identified under Charges to the Partnership are paid by the Partnership.

The general partner has sole authority to determine the percentage of our assets that will be:

*  held on deposit with the futures commission merchant

*  used for other investments, and

*  held in bank accounts to pay current obligations.

The general partner expects to deposit substantially all of our net assets with the futures commission merchant for trading by the trading advisor. However, 3% of the previous month's net assets are expected to be retained in our bank accounts to pay expenses and redemptions.

All entities that will hold or trade our assets will be based in the United States and will be subject to United States regulations.

The general partner believes that between 20% to 40% of our assets will normally be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the partnership's benefit. To estimate interest income earned upon our deposits, the general partner has assumed that:

* between 20% and 40% of our net assets will be used for margin upon trades, and

*  we will receive 6% interest on our available balances.

Note that the futures commission merchant may increase margins applicable to us at any time.

                     Determination Of The Offering Price

The general partner initially set the value of each unit of partnership interest for sale at $l,000. Currently, we are offering partnership interests at their net unit value, or the price per unit equal to our net assets divided by the number of outstanding units of partnership interests. This amount is calculated after the close of business on the last business day of the month in which the general partner accepts a duly executed subscription agreement and subscription amount from you. You are admitted as a partner on the open of business on the first day of business of the following month.

                             The General Partner

Identification

We are managed by two general partners, Ashley Capital Management, Inc. and Mrs. Shira Del Pacult. See Management's Discussion and Analysis of Financial Condition, The General Partners.

Current audited financials for Ashley are included in this prospectus. Also, see Experts.

You will not acquire or otherwise have any interest in Ashley, the corporate general partner, or any partnership other than Atlas, by purchasing the partnership interests offered by the prospectus.

Shira Del Pacult

Mrs. Pacult, age 44, is:

*  one of the general partners

* the sole shareholder, director, principal, and officer of the corporate general partner, and

* a principal, officer, director and 50% shareholder of Futures Investment Company, the selling agent and introducing broker, of which her husband is also a principal and holds the other 50%.

She graduated Phi Beta Kappa from the University of California, at Berkeley, in 1979. From 1980 to 1981, she was employed by a real estate developer in Sonoma County, California, as an administrative assistant. From 1981 - 1983 she was employed by Heinold Commodities, Inc., Chicago, IL, to assist in the development of the Commodities Options Department. She became a senior account executive at Heinold and was a member of the President's Council, a select group appointed to advise the firm on all matters of business practice.

In 1983, Mrs. Pacult and her husband established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. Presently, Futures Investment Company is located at 5916 N. 300 West, P.O. Box C, Fremont, Indiana, 46737, and maintains clearing agreements with Refco, Inc., Vision Limited Partnership, and ABN AMRO Incorporated.

In addition to the partnership interests offered pursuant to this prospectus, Futures Investment Company offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities.

As of May 31, 2000, Mrs. Pacult had a net worth of $1,864,000, which consists of real estate that is not readily marketable.

Mrs. Pacult is a member of the National Association of Introducing Brokers, and is an affiliated person and registered representative of Futures Investment Company, which is a member of the National Futures Association and the National Association of Securities Dealers, Inc.

Mrs. Pacult also manages several other commodity pools. Though Mrs. Pacult provides less than her full time to the business affairs of the partnership, she devotes what time she believes is necessary to properly handle her responsibilities as a general partner and as the principal of the corporate general partner. See Management's Discussion and Analysis of Financial Condition, The General Partners.

Ownership In Commodity Trading Advisor And Futures Commission Merchant

Neither Mrs. Pacult, nor any of her affiliates, has any ownership in the
commodity trading advisor or the futures commission merchant.   Mr. Michael
Pacult, Mrs. Pacult's husband, will have no ownership or role in the management of the partnership or Ashley Capital Management, Inc. However, he is an associated person, officer and fifty percent shareholder in Futures Investment Company. Mr. Pacult is also expected to sell partnership interests in jurisdictions where he is licensed to sell securities.

Trading By The General Partner; Interest In The Pool

Ashley Capital Management, Inc. and Mrs. Pacult, may, from time to time, trade commodity interests for their own accounts. The records of any such trading activities will not be made available to you. As stated earlier, neither general partner will knowingly take positions on their behalf that would be ahead of identical positions taken on behalf of the partnership.

                  No Prior Performance And Regulatory Notice

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity exchange has given or will give any such approval or endorsement.

                              Trading Management

No Affiliation With Commodity Trading Advisor

The trading advisor is not affiliated with either general partner. Additionally, the general partner will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either general partner or the introducing broker. See The Commodity Trading Advisor for a summary of the trading advisor's performance information.

Rights of the General Partner With Respect To Commodity Trading Advisor Selection And Allocation Of Equity

The general partner believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to implement fully its trading strategy. However, the general partner may, in its sole discretion and without notice to you:

*  terminate the current or any future trading advisor

*  select additional trading advisors, or

*  change the allocation of equity to any trading advisor.

The general partner periodically reviews our performance to determine if a current trading advisor should be changed or if others should be added. In doing so, the general partner may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor's performance.

As the general partner may engage more than one trading advisor, the following may possibly occur:

* we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor produces losses which cause us to be unprofitable overall

* as the trading advisors will trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

                    Performance Record of the Partnership

The following capsule shows our past performance for the period from inception of trading in October, 1999, through March 31, 2001. Past performance is not necessarily indicative of future results.

                   Atlas Futures Fund, Limited Partnership
                           Percentage Rate of Return
                 (Computed on a compounded monthly basis)*

Month          2001       2000       1999
January       (7.36)     (2.88)       N/A
February      (4.44)     (1.04)       N/A
March          7.62      (4.46)       N/A
April                     1.47        N/A
May                      12.16        N/A
June                      4.95        N/A
July                     (7.90)       N/A
August                    9.72        N/A
September                (0.68)       N/A
October                  (7.23)     (0.66)
November                  8.44       2.36
December                 18.97      (6.45)
Year          (4.73)     31.76      (4.88)

Name of Pool:  Atlas Futures Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Principal Protected: No
Date of Inception of trading:  October, 1999
Aggregate Subscriptions:   $5,148,746
Net Asset Value of the pool: $5,608,871 on total units outstanding: 4,697 Net Asset Value Per Unit: $1,194.14
Largest Monthly Draw-Down**:  7-00/7.90%

Worst Peak-to-Valley Draw-Down***:  12-99 to 3-00/14.10%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

       The Commodity Trading Advisor - Clarke Capital Management, Inc.

The general partner has engaged a single commodity trading advisor, Clarke Capital Management, Inc. to trade for the partnership, and has assigned substantially all the partnership's equity, minus a 3% reserve, to it.

Clarke Capital Management, Inc., an Illinois corporation, maintains its main business office and main business telephone at: 116 W. 2nd Street, Hinsdale, Illinois 60521; (630) 323-5913. The books and records of Clarke will be kept and made available for inspection at its main business office.

Business Background

The business background of Clarke and its principal for at least five (5) years is as follows:

Mr. Clarke spent the period of 2/83 through 2/85 as an independent contractor trading equities and options for Rice, Naegele & Associates of Chicago, a firm involved in private speculation. From 2/85 through 3/89, Mr. Clarke, as an independent contractor, traded equities and options in a firm account of Shatkin Investment Corp., then a clearing member of the Chicago Board Options Exchange. From 3/89 to 11/89, Mr. Clarke, as an independent contractor, traded equities and options in a firm account of French-American Securities, a private investment company based in Chicago. From 11/89 to 12/9/93, Mr. Clarke was self-employed, developing methods to trade futures and other commodity interests and trading various personal accounts. As of December 9, 1993, Mr. Clarke has been employed as an associated person and principal of Clarke Capital Management, Inc., a registered commodity trading advisor.

Clarke Capital Management, Inc. was incorporated in September 1993 for the purpose of acting as a commodity trading advisor. It was registered with the Commodity Futures Trading Commission on October 25, 1993. Clarke's required performance disclosure is located below under Performance Record of the Trading Advisor.

There have never been any administrative, civil, or criminal proceedings against Clarke Capital Management, Inc. or Mr. Clarke.

Description Of Trading Program

The exact nature of Clarke's trading strategy is proprietary and confidential. The following description is of necessity general and is not intended to be all-inclusive.

Although the programs offered by Clarke differ in certain respects, they share a number of common elements. Under all programs, Clarke's trading strategy is strictly technical in nature. No fundamental analysis is used. The strategy was developed from analysis of patterns of actual price movements, and is not based on analysis of supply and demand factors, general economic factors, or world events. Clarke has conducted analysis of these price patterns to determine procedures for initiating and liquidating positions in the markets in which it trades.

The general trading strategy of all of Clarke's programs is trend following. Most, but not all, trade initiations and liquidations are in the direction of the trend. Clarke employs techniques that utilize a number of trading models acting independently. Each model generates it own entry and exit signals and trades both sides of the market (long and short). With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program. Clarke reserves the right to make adjustments in the exact entry or exit price a model uses from program to program in order to attempt to reduce the impact of slippage from large block orders being executed at the same price. The models vary from intermediate through long-term to very long-term in time-frame focus and testing has been done in order to select only those models that have good performance characteristics across a wide range of conditions and complementary performance with all other models in a program. None of the models has been custom tailored to any individual market or group of markets.

Performance Record Of The Trading Advisor

Clarke Capital Management, Inc. - Domestic Diversified Program (Closed as of June, 2000)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

        Clarke Capital Management, Inc. - Domestic Diversified Program
                          Percentage Rate of Return
                  (Computed on a compounded monthly basis)*

    2000
(Jan - Jun)    1999      1998     1997      1996      1995     1994      1993
    2.40       2.04      15.86    13.76     13.84     18.76    3.51     (0.01)

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Domestic Diversified Program (Closed)
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  December, 1993
Accounts Under Management:  0
Total Assets Managed by CTA (Actual Value):  $133,704,881
Total Assets Managed by CTA (Notional Value):  $165,631,776
Total Assets Traded Pursuant to Program (Actual Value):  $0
Total Assets Traded Pursuant to Program (Nominal Value):  $0
Worst Monthly Percentage Draw-down**:  4-98/12.09%
Worst Peak-to-Valley % Draw-down***:  2-97 to 4-98/22.14%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Worldwide Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

            Clarke Capital Management, Inc. - Worldwide Program
                         Percentage Rate of Return
                (Computed on a compounded monthly basis)*
   2001
(Jan - Mar)    2000     1999     1998     1997     1996
   1.53        17.12    12.64    33.09    24.65    44.53

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Worldwide Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  January, 1996
Accounts Under Management:  158
Total Assets Managed by CTA:  $133,704,881
Total Assets Traded Pursuant to Program:  $63,911,953
Worst Monthly Percentage Draw-down**:  12-96/8.48%
Worst Peak-to-Valley % Draw-down***:  9-99 to 10-99/10.59%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

            Clarke Capital Management, Inc. - Global Basic Program
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*
    2001
(Jan - Mar)      2000       1999       1998       1997       1996
    9.62         50.71      6.95       42.42      52.22     152.52

Name of Commodity Trading Advisor: Clarke Capital Management, Inc. Name of Trading Program: Global Basic Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  February, 1996
Accounts Under Management:  126
Total Assets Managed by CTA:  $133,704,881
Total Assets Traded Pursuant to Program:  $15,937,955
Worst Monthly Percentage Draw-down**:  12-96/18.91%
Worst Peak-to-Valley % Draw-down***:  7-99 to 4-00/25.40%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Global Magnum Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

            Clarke Capital Management, Inc. - Global Magnum Program
                           Percentage Rate of Return
                  (Computed on a compounded monthly basis)*
    2001
(Jan - Mar)       2000        1999         1998         1997
    19.00         39.51       2.39         46.01        25.18

Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Name of Trading Program:  Global Magnum Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  August, 1997
Accounts Under Management:  39
Total Assets Managed by CTA:  $133,704,881
Total Assets Traded Pursuant to Program:  $8,482,297
Worst Monthly Percentage Draw-down**:  10-97/9.89%
Worst Peak-to-Valley % Draw-down***:  7-99 to 3-00/18.60%
* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Millennium Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             Clarke Capital Management, Inc. - Millennium Program
                          Percentage Rate of Return
                   (Computed on a compounded monthly basis)*
    2001
(Jan - Mar)       2000       1999       1998
    12.52         42.75      5.85       37.29

Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Name of Trading Program:  Millennium Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  January, 1998
Accounts Under Management:  18
Total Assets Managed by CTA:  $133,704,881
Total Assets Traded Pursuant to Program:  $41,089,654
Worst Monthly Percentage Draw-down**:  4-98/12.68%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/21.38%
* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Orion Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

               Clarke Capital Management, Inc. - Orion Program
                          Percentage Rate of Return
                   (Computed on a compounded monthly basis)*
    2001                      1999
(Jan - Mar)      2000     (Jul - Dec)
    2.40         18.31       (4.19)

Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Name of Trading Program:  Orion Program
Inception of Client Account Trading:  December, 1993
Inception of Trading Pursuant to Program:  July, 1999
Accounts Under Management:  2
Total Assets Managed by CTA:  $133,704,881
Total Assets Traded Pursuant to Program:  $514,241
Worst Monthly Percentage Draw-down**:  7-00/6.01%
Worst Peak-to-Valley % Draw-down***:  7-99 to 1-00/9.02%
* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - MJC Aggressive Multi-Sector Fund, L.P.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

 Clarke Capital Management, Inc. - MJC Aggressive Multi-Sector Fund, L.P.
                         Percentage Rate of Return
                 (Computed on a compounded monthly basis)*
    2001
(Jan - Feb)     2000     1999      1998      1997       1996      1995
    2.81        45.99    10.43     61.99     51.89     108.64     17.54

Name of Pool:  MJC Aggressive Multi-Sector Fund, L.P.
Type of Pool:   Privately offered to accredited investors
Inception of Trading:  July, 1995
Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Aggregate Gross Additions:   $10,380,000
Aggregate Gross Withdrawals:  $10,400,000
Current Net Asset Value:   $13,560,000
Worst Monthly Percentage Draw-down**:  12-96/11.07%
Worst Peak-to-Valley % Draw-down***:  2-98 to 4-98/11.20%
* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Clarke Capital Management, Inc. - Triumph Futures Fund - Clarke Venture LLC

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Clarke Capital Management, Inc. - Triumph Futures Fund - Clarke Venture LLC
                          Percentage Rate of Return
                  (Computed on a compounded monthly basis)*
    2001                                  1998
(Jan - Feb)       2000       1999     (Sep - Dec)
   (2.47)         20.79     (0.16)        14.74

Name of Pool:  Triumph Futures Fund - Clarke Venture LLC
Type of Pool:   Offshore Fund
Inception of Trading:  September, 1998
Name of Commodity Trading Advisor:  Clarke Capital Management, Inc.
Current Net Asset Value:   $227,687
Worst Monthly Percentage Draw-down**:  7-00/6.11%
Worst Peak-to-Valley % Draw-down***:  1-99 to 5-99/16.21%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

    Performance Record Of Other Programs Sponsored By The General Partner

The following is a summary of the prior performance of the other programs sponsored by the general partner and its affiliates.

Mrs. Shira Del Pacult has sponsored two other public commodity pools, Fremont Fund, LP and Bromwell Financial Fund, LP. She is also a general partner and the principal of the corporate general partner of Auburn Fund, LP, a privately placed commodity pool.

Performance Record of Fremont Fund, Limited Partnership

Mrs. Pacult served as an individual general partner and as the principal of a corporate general partner, Pacult Asset Management, Inc., both of which managed another commodity pool called Fremont Fund, Limited Partnership. Fremont Fund, LP was declared effective August 12, 1996 and began trading November, 1996. The fund was originally traded by a single commodity trading advisor that suffered a long trading slump that coincided with the fund's inception of trading. Since that time, several other trading advisors were employed, but didn't trade profitably. The fund is now closed as of August, 2000.

Fremont Fund paid various expenses in relation to its operation including:

*  a monthly management fee of 1/3%, or 4% annually, to its trading advisors

* a monthly management fee of 1/6%, or 2% annually, to its corporate general partner

* a quarterly incentive fee of 15% on all new net profits to its trading advisors

*  a monthly trading fee of 1%, or 12% annually, to its introducing broker.

The following capsule shows the past performance of Fremont Fund, LP for the period from inception of trading in November, 1996, to the termination of trading in August, 2000. Past Performance Is Not Necessarily Indicative Of Future Results.

You will receive no interest in Fremont Fund or any other entity except Atlas by your purchase of partnership interests in Atlas Futures Fund offered by this prospectus.

                 Fremont Fund, Limited Partnership (Closed)
                          Percentage Rate of Return
                 (Computed on a compounded monthly basis)*

    2000                                             1996
(Jan - Aug)      1999       1998       1997      (Nov - Dec)
   (4.52)       (5.87)     (11.15)     (12.21)      (6.69)

Name of Pool:  Fremont Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of Commodity Trading Advisor: Bell Fundamental Futures, L.L.C. Principal Protected: No
Date of Inception of trading:  November, 1996
Net Asset Value of the pool:  N/A
Net Asset Value Per Unit:  N/A
Largest Monthly Draw-Down**:  3-99/13.29%
Worst Peak-to-Valley Draw-Down***:  11-96 to 5-00/41.0%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record Of Bromwell Financial Fund, Limited Partnership

Mrs. Pacult serves as an individual general partner and as the principal of a corporate general partner, Belmont Capital Management, Inc., both of which manage another commodity pool called Bromwell Financial Fund, Limited Partnership. Bromwell was declared effective by the Securities and Exchange Commission on March 16, 2000 and commenced business on July 11, 2000. Bromwell is traded by Ansbacher Investment Management, Inc. and Mangin Capital Management, Inc.

Bromwell pays various expenses in relation its operation including:

* a monthly management fee of 1/12%, or 1% annually, to its trading advisors

* a monthly management fee of 1/4%, or 3% annually, to its corporate general partner

* a quarterly incentive fee of 20% on all new net profits to its trading advisors

* a monthly trading fee of 11/12%, or 11% annually, to its introducing broker.

The following capsule shows the past performance of Bromwell Financial Fund, LP for the period from inception of trading in July, 2000 through March 31, 2001. Past Performance Is Not Necessarily Indicative Of Future Results.

You will receive no interest in Atlas Futures Fund or any other entity except Atlas by your purchase of partnership interests in Atlas Futures Fund offered by this prospectus.

                  Bromwell Financial Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

2001 (Jan - Mar)         2000 (Jul - Dec)
     5.18                     (2.71)

Name of Pool:  Bromwell Financial Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of Commodity Trading Advisors: Ansbacher and Mangin
Principal Protected:  No
Date of Inception of trading:  July, 2000
Net Asset Value of the pool: $1,921,845 on total units outstanding: 1,878 Net Asset Value Per Unit: $1,023
Largest Monthly Draw-Down**:  10-00/9.90%
Worst Peak-to-Valley Draw-Down***:  10-00/9.90%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record of Auburn Fund, Limited Partnership

Mrs. Pacult serves as a general partner and the principal of the corporate general partner, Pacult Asset Management, Inc., which manage a commodity pool called Auburn Fund, Limited Partnership. Auburn Fund, LP is offered via a private placement memorandum pursuant to Rule 506 of Regulation D and commenced trading in April, 1998. The fund is traded by Ansbacher Investment Management, Inc., Bell Fundamental Futures, LLP., Mangin Capital Management, Inc. and Creative Capital Management, Inc.

Auburn Fund pays various expenses in relation its operation including:

* a monthly management fee of either 1/4% or 1/12%, 3% or 1% annually, to its trading advisors

* a monthly management fee of 1/4%, or 3% annually, to its corporate general partner

* a quarterly incentive fee of either 15% or 20% on all new net profits to its trading advisors

*  a monthly trading fee of 3/4%, or 9% annually, to its introducing broker.

The following capsule shows the past performance of Auburn Fund, LP for the period from inception of trading in April, 1998, through March 31, 2001. Past Performance Is Not Necessarily Indicative Of Future Results.

You will receive no interest in Auburn Fund or any other entity except Atlas by your purchase of partnership interests in Atlas Futures Fund offered by this prospectus.

                        Auburn  Fund, Limited Partnership
                            Percentage Rate of Return
                    (Computed on a compounded monthly basis)*

    2001                                   1998
(Jan - Mar)       2000        1999     (Apr - Dec)
    4.11         (13.41)     (6.21)       (7.75)

Name of Pool:  Auburn Fund, LP
How Offered:  Privately offered pursuant to Regulation D 506 offering
Name of Trading Advisors:  Ansbacher, Bell, Mangin and Creative
Principal Protected:  No
Date of Inception of trading:  April, 1998
Net Asset Value of the pool: $2,586,254 on total units outstanding: 3,316.12 NAV Per Unit: $779.90
Largest Monthly Draw-Down**:  4-00/13.59%
Worst Peak-to-Valley Draw-Down***:  3-98 to 4-00/34.6%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

                       The Futures Commission Merchant

The general partner has selected Refco, Inc., One World Financial Center, Tower A, Suite 2300, 200 Liberty Street, New York, NY 10281 to serve as our futures commission merchant. It holds, supervises and controls approximately 97% of all of our equity on deposit which is used for trading by the commodity trading advisor. Refco, Inc. is registered as a futures commission merchant pursuant to the Commodity Exchange Act and is a member of the National Futures Association. As required by law, the general partner will provide notice to you within 21 days of any change in the futures commission merchant.

Regulations of the Commodity Futures Trading Commission require disclosure of any material administrative, civil, or criminal actions against the futures commission merchant, or any of its principals, within five years of the date of this prospectus. These disclosures are made in the prospectus under the caption Legal Matters - Litigation and Claims.

The inclusion in this prospectus of the identity and certain disclosure information for Refco, Inc. as the futures commission merchant does not mean that it has endorsed or passed upon the sufficiency of this prospectus or the suitability of an investment in this partnership for any prospective purchaser, or that it will be involved in the management of the partnership or the sale of units.

All equity of the partnership used for trading by the commodity trading advisor is held on deposit under the supervision and control of Refco, Inc. The margin requirements to hold futures positions are revised by the various exchanges and Refco, Inc., from time to time. The commodity trading advisor makes trades outside the U.S. that are margined in non-U.S. currency. Accordingly, for trades selected by the trading advisor on those exchanges, the partnership is exposed to changes in the exchange rate for those currencies while any of those positions are held.

                          Federal Income Tax Aspects

Scope Of Tax Presentation

This presentation is based on:

* the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder which were in effect on December 31, 2000, and

*  the express intent of the general partner to:

   * operate the partnership as authorized and limited by the limited partnership agreement, and

   * cause us to invest only our equity capital and not to borrow money to operate the partnership , and

* the belief by the general partner that no less than ninety percent of the income generated by us will be from interest income and the trade of commodities.

Any change in the Internal Revenue Code or deviation from the above intentions could alter this presentation and also have adverse tax consequences on this partnership and you. For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax. In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

If we are audited by the IRS, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense to both you and us. Any adjustment made to our return will flow through to your return and could result in a separate audit of your individual return. We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year, or such other period as is required under section 706(b) of the Internal Revenue Code. During taxable years in which little or no profit is generated from trading activities, you may still have interest income which will be taxed to you as ordinary income.

This discussion assumes you are an individual and is not intended as a substitute for careful planning; particularly, since the income tax consequences of an investment in the partnership will not be the same for all taxpayers. Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

All matters upon which we have obtained an opinion of tax counsel are discussed under the caption Tax Opinion below.

No Legal Opinion As To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue. In addition, our tax counsel cannot opine upon:

* any Federal income tax issue which involves a determination by the IRS of the facts related to our operation, or

* any other matter which may be subject to IRS interpretation or adjustment upon audit.

For example, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the your adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to our operation by the general partner.

Partnership Tax Status And Net Worth Of The General Partner

The Internal Revenue Code, at Section 7701, provides the criteria used to identify a corporation which cannot be present if a partnership is to be taxed as a partnership. A partnership must have two or more of the following:

*  decentralized management

*  unlimited liability

*  limited transferability of shares, and

*  limited continuation of existence.

The limited partnership agreement obligates the general partner to operate the partnership in a manner which meets this test.

If we were taxed as a corporation:

*  we would pay taxes at the corporate rates upon our income and gains

* items of deduction and losses would be deductible only by us and not by you

*  tax credits would be available only to us and not to you, and

* all or a part of any distributions we make to you could be taxable as dividend income and would not be deductible by us in computing our taxable income.

This would substantially increase the total amount of taxes paid on your investment income and potentially limit your expense deductions.

Historically, the right of redemption, similar to your right to redeem your partnership interests, renders a pool, such as ours, to be deemed a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 provides an exception. The exception requires 90% or more of our gross income to be derived from interest and the trade of commodities. If the principal activity of the partnership is buying and selling commodities, qualifying income includes interest, dividends, and income from futures, options or forward contracts on commodities. The general partner intends to limit the sources of income so that this exception will apply to us. In addition, the general partner has placed restrictions upon the right of redemption. See The Limited Partnership Agreement, Redemptions and Exhibit A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling. In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the partnership.

Tax Opinion

This prospectus accurately summarizes all material Federal matters and tax
consequences to you.   In the opinion of The Scott Law Firm, P.A.:

*  we will be treated as a partnership for Federal income tax purposes;

* the allocations of profits and losses made when partners redeem their partnership interests should be upheld for Federal income tax purposes;

* based upon our contemplated trading activities, the IRS should consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business should not be subject to limitation under Section 67 or
Section 68 of the Internal Revenue Code;

* the profit share should be respected as a distributive share of our income allocable to Atlas Futures Fund, Limited Partnership; and

* the contracts we trade, as described in this prospectus, should satisfy the commodities trading safe harbor as described in section 864(b) of the Internal Revenue Code.

Such opinion is based on the Internal Revenue Code as of December 31, 2000 and a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the general partner:

* at all times, we will be operated in accordance with the Delaware Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A

* for our first two years of operation, the aggregate deductions claimed by the partners as their distributive shares of our net losses will not exceed the equity capital invested in the partnership

* no creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

* the general partner will at all times actively direct the affairs of the Partnership

*  the general partner:

   * will possess substantial assets, exclusive of its interest in us or any other limited partnership, which can be reached by our general creditors within the meaning of Treasury Regulation Section 301.7701 2(d)(2) or

   * will otherwise comply with the tax code general partner requirements imposed upon sole corporate general partners of limited partnerships

*  interests in the partnership:

   *  will be transferable only upon approval of the general partner

   *  will not be traded on an established securities market, and

   * will not be readily tradable on a secondary market or the substantial equivalent thereof

*  we will not be registered under the Investment Advisor's Act of 1940; and

* over 90% of our earned income will be qualifying income as that term is defined in the IRS Act of 1987.

The Scott Law Firm, P.A. is not able to opine upon the tax treatment of expenses as that determination depends upon questions of fact to be resolved by the general partner on our behalf. In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income. It is the general partner's position that our intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the partnership and offering expenses will not be deductible or amortizable by us or you.

Any change in these representations or the operative facts will prevent us and you from relying upon the legal opinion from The Scott Law Firm, P.A.

Passive Loss And Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to partnership operation. The general partner intends to cause us to comply with the applicable provisions of these guidelines. In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the partnership for tax purposes is equal to the cost

* decreased, but not below zero, by your share of any partnership losses and distributions, and

*  increased by your share of any partnership income.

You may not deduct losses in excess of the adjusted basis for your interest in the partnership at the end of the partnership year in which such losses occurred. However, you may carry forward any excess to such time, if ever, as the basis for the interest in the partnership is sufficient to absorb the loss. Upon the sale or liquidation of your interest in the partnership, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the partnership at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for you to sustain a loss from our operation which will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the partnership, there are at risk limitations that will apply to you. Section 465 of the Internal Revenue Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the partnership interests, or tax basis, of the amount at risk. Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of:

*  cash distributions from the activity

*  deduction of losses from the activity

*  changes in the status of indebtedness from recourse to non-recourse

*  the commencement of a guarantee, or

*  other events that affect your risk of loss.

You should consider the at risk provisions in arranging debt financing for purchasing a partnership interest.

Income And Losses From Passive Activities

Internal Revenue Code Section 469 limits the deductibility of what are called passive losses from business activities in which the taxpayer does not materially participate. Under temporary Treasury regulations,

* the trading of personal property, such as futures contracts, will not be treated as a passive activity,

* partnership gains allocable to you will not be available to offset passive losses from sources outside the partnership, and

* partnership losses will not be subject to limitation under the passive loss rules.

Allocation Of Profits And Losses

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the general partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the Limited Partnership Agreement does not meet a third requirement, that a partner must make a capital contribution to the partnership equal to any deficit in its capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions. The general partner intends to allocate income and losses in accordance with the Limited Partnership Agreement which it believes complies with applicable Internal Revenue Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among partners admitted on different dates, which could adversely affect the amount of taxable income to one partner as opposed to another partner.

Taxation Of Futures And Forward Transactions

The commodity trading advisor selected to trade for us is expected to trade primarily, but not exclusively, in Section 1256 Contracts, which is any:

*  regulated futures contract

*  foreign currency contract

*  non-equity option, or

*  dealer equity option.

A regulated futures contract is a futures contract:

*  if it is traded on or subject to the rules of:

   * a national securities exchange which is registered with the Securities and Exchange Commission,

   * a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury, and

* which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn. Marked-to-market means that the position is taken in the account on day one at that price. Each day the position is held, it is valued for account purposes at the price of the contract on the close of that day.

A foreign currency contract is negotiated between banks and accepted for
trade among banks and private investors.   The partnership is expected to
purchase or sell these contracts to speculate on the value of foreign currency as contrasted with the U. S. dollar. These contracts are exempt from the Commodity Exchange Act and are excluded from marked-to-market treatment.

A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock, group of stocks, or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index.

A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

All Section 1256 contracts will be marked-to-market upon the closing of every contract, including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise. Also, all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, you may have tax liability relating to unrealized partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss, regardless of the actual holding period of the individual contracts. The character of a your distributive share of profits or losses of the partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability. The Internal Revenue Code contains rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 39.6%. However, long-term capital gains are now subject to a maximum tax rate of 28%. A limited partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. However, the marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts.

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency or is determined by reference to one or more nonfunctional currencies. If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain And Loss Provisions

If long-term capital gains exceed short-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

Business For Profit

Internal Revenue Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The general partner believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income And Tax

Section 1402 of the Internal Revenue Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a limited partner. Therefore, you should not consider that the ordinary income from the partnership constitutes net earnings from self-employment for purposes of either the Social Security Act or the Internal Revenue Code.

Individual Alternative Minimum Tax

Non-corporate taxpayers are subject to the alternative minimum tax to the extent it exceeds their regular tax. For an entity taxable as an estate or trust, the first $22,500 of alternative minimum taxable income is exempt from the alternative minimum tax, while for an individual it is the first $33,750 of such income, $45,000 for a joint return, or $22,500 for married taxpayers filing separately. The exemption amounts will be phased out at the rate of $.25 for each dollar of alternative minimum taxable income in excess of $150,000 for married taxpayers filing jointly, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separately, estates and trusts. Alternative minimum taxable income in excess of the exemption amount, after any applicable phase-out, will be subject to a two-tiered rate schedule. Alternative minimum taxable income, net of exemption, up to and including $175,000 will be taxed at a rate of 26% and alternative minimum taxable income over $175,000 will be taxed at a 28% rate. Taxpayers liable for the alternative minimum tax are required to make estimated tax payments.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the Internal Revenue Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a portfolio investment. The Revenue Procedure further states that a limited partnership interest will be regarded as a portfolio investment, unless rebutted by other evidence. Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry partnership interests should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not A Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in Internal Revenue Code Section 6111(c), since the general partner intends to operate the partnership so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the general partner does not plan to register us as a tax shelter with the IRS.

Taxation Of Foreign Partners

An investment in the partnership should not, by itself, cause a foreign partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax, unless reduced or exempted by treaty, on United States source income which is not effectively connected with the conduct of a United States trade or business. This tax must be withheld by the person having control over the payment of such income. Accordingly, we may be required to withhold tax on items of such income which are included in the distributive share of a foreign partner, whether or not the income was actually distributed. If we are required to withhold tax on such income of a foreign partner, the general partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of partnership interests by the foreign partner.

Partnership Entity-Audit Provisions-Penalties

The Internal Revenue Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding. The Limited Partnership Agreement has appointed Ashley Capital Management, Inc. as the tax matters partner to settle any issue involving any partner with less than a 1% profits interest unless such a partner, upon notice, properly elects not to give such authority to the tax matters partner. The tax matters partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Internal Revenue Code provides that a partner must report a partnership item consistently with its treatment on the partnership return, unless the partner specifically identifies the inconsistency or can show that its treatment of the partnership item on its return is consistent with a schedule furnished to the partner by the partnership. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the partnership return.

Internal Revenue Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. Understatement is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax which is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of:

*  10% of the correct tax, or

* $5,000, or $10,000, in the case of a corporation other than an S corporation or a personal holding company.

                 Employee Benefit, Retirement Plans And IRA's

The Employee Retirement Income Security Act of 1974 governs:

*  employee benefit plans, such as:

   *  a qualified pension, profit-sharing or stock bonus plan, or

   *  a qualified health and welfare plan; and

*  individual retirement accounts, commonly called IRAs.

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should take into account the facts and circumstances of your plan, and consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the general partner or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan. The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this partnership.

                      The Limited Partnership Agreement

This prospectus explains all material terms of the Limited Partnership Agreement; however, you are urged to read the entire agreement. See Exhibit A.

Formation Of The Partnership

Our Certificate of Limited Partnership is dated and was filed on January 12, 1998 pursuant to the Delaware Uniform Limited Partnership Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you do not take part in the management of the business of the partnership or transact any business for the partnership.

According to the Limited Partnership Agreement, this partnership will not terminate or dissolve upon any limited partner's death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity. Also, legal representatives of such limited partner may redeem their partnership interests, but will not have the right to withdraw their interest or become a substituted limited partner solely by reason of such incapacity.

Units of Partnership Interests

The amount of partnership interests you hold will determine your percentage interest in our net assets. The percentage interest will be calculated from time to time by dividing the number of units of partnership interests you hold by the aggregate number of outstanding units of partnership interests.

Management Of Partnership Affairs

Only the general partner may manage this partnership. You will not take part in our business or affairs nor will you have any voice in our management or operations.

The limited partners who collectively hold a majority of the partnership interests must give written approval of any material change in either the Limited Partnership Agreement or the partnership structure.

Without the limited partners' approval, the general partner is allowed to:

*  change trading advisors

*  redeem and return a limited partner account

*  change the commodity contracts traded, or

* change the diversification of our assets among the various types of or in the positions held in commodity contracts.

To the extent the law permits, such limited partners who hold a majority of the partnership interests may vote to amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership without the agreement of the general partner. This includes removing the general partner and electing a new general partner.

The general partner may not make trades on our behalf. Trading must be done by independent commodity trading advisors selected by the general partner.

General Prohibitions

We may not borrow from or loan money or any other assets to any person. However, this shall not apply to the incurrence of debt to a partner or an affiliate with respect to:

*  the offering of partnership interests for sale

*  registration, or

*  initiation and maintenance of our trading positions.

We may not permit rebates or give-ups to be received by the general partner or any of its affiliates. Nor may we permit the general partner or any of its affiliates to engage in reciprocal business arrangements that would circumvent the foregoing prohibition. However, an affiliate or the general partner may provide goods or services, including brokerage, at a competitive cost to us.

The general partner or its affiliates are not required to advance or loan funds to the partnership. If the general partner makes any advance or loan to the partnership, it will not receive interest in excess of its interest costs, nor will it receive interest in excess of the amounts which would be charged the partnership by unrelated banks on comparable loans for the same purpose. The general partner shall not receive points or other financing charges or fees regardless of the amount.

Additional Offerings

The general partner may has sole discretion to:

*  end any offering of partnership interests

*  register additional partnership interests, and

*  make additional public or private offerings of partnership interests.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional partnership interests. We have not limited the amount of capital contributions or the maximum amount of partnership interests that may be issued, offered or sold.

Partnership Accounting, Reports, And Distributions

You will have a capital account, and its initial balance will be the amount you paid for your partnership interests. The net assets of this partnership will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The general partner has sole discretion to make distributions from profits or net assets. On a monthly basis the you will receive a report containing:

*  the net unit value as of the end of both the current and previous month

*  the percentage change in net unit value between the two months

*  the amount of distributions during the month

* the aggregate fixed commission in lieu of round-turn brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by us during the month, and

* any other information required by the rules of the Commodity Futures Trading Commission.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided:

*  you give adequate notice

*  you do so at a reasonable time, and

*  you make copies at your expense.

Federal Tax Allocations

At the end of each fiscal year, our capital gain or loss and ordinary income or loss will be allocated among the partners, while compensating for our fees and expenses. You must include your share of such items in your personal income tax return.

Transfer Of Partnership Interests Only With Consent Of The General Partner

You are admitted to this partnership and are registered on the partnership records as the owner of the partnership interests you purchase. As a registered investor in this partnership, you may:

* receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, and

*  vote on any matters submitted to the limited partners for voting.

You may transfer your partnership interests only with the written consent of the general partner. The general partner may not approve the transfer if it:

*  is requested before two years from the date of purchase

* is not made for all of your partnership interests or, if you are not assigning all of your partnership interests, you will not retain more than five units of partnership interests

* will violate any applicable laws or governmental rules or regulations, including without limitation:

   *  any applicable Federal or state securities laws, or

   *  the Delaware limited partnership laws

* will jeopardize our ability to be taxed as a partnership and not as a corporation, or

*  will affect characterizations or treatment of income or loss.

Termination Of The Partnership

This partnership will terminate:

* at 11:59 p.m. twenty-one years from the date of the Limited Partnership Agreement

* by election of the general partner, in its sole discretion, to terminate and dissolve this partnership

* upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the general partner, unless the limited partners unanimously elect to carry on the business and a new general partner has been substituted

* if it does not pay its annual franchise fee and file its annual report with the State of Delaware, which will cause it to be dissolved under Delaware law

* upon any event which makes the continued existence of the partnership unlawful, or

*  upon the unanimous vote of the Limited Partners.

Meetings

We are not required to hold regular meetings, however, partners may call meetings to vote on certain issues, including:

* amendment of the limited partnership agreement; provided, however, any amendment which modifies the compensation or distributions to the general partner or which affects the duties of the general partner requires its consent

*  removal of the general partner and election of a new general partner

* cancellation of any contract for services with the general partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the general partner and the partnership is one year; and, provided further, should any amendment to this partnership agreement attempt to modify the compensation or distributions to which the general partner is entitled or which affects the duties of the general partner, such amendment will become effective only upon the consent of the general partner.

* the right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the partnership.

*  dissolution of the partnership.

* change of any of the partnership's basic investment policies or in the structure of the partnership.

See Management of Partnership Affairs.

The general partner must receive in person or by certified mail a written request with a check to cover the cost of sending notice of the meeting to all partners. The written request must be signed by one or more partners who collectively own 10% or more of the outstanding partnership interests. The general partner then has 15 days to call the meeting

Redemptions

Redemption allows you to receive your share of the net assets of this partnership. You may not redeem or liquidate any partnership interests until six months after you have been allocated partnerships interests from your subscription proceeds. The general partner must receive written notice prior to the last day immediately preceding the desired effective date of redemption. The effective date of redemption must be the last day of the then current or a future month.

The general partner will try its best to comply with the redemption request within twenty days following the effective date. However, you should be aware that the general partner may be unable to timely comply with the request if there is not enough cash. This may be because the trading advisor cannot liquidate the positions it has taken, or because there are contingent claims on partnership assets.

If the general partner notifies you in writing, it may declare additional redemption dates or cause the partnership to redeem fractions of units of partnership interests. If the general partner notifies you in writing prior to registering partnership interests for public sale, it may redeem your partnership interests if you don't hold the required minimum amount of partnership interests which it has established.

We will charge a redemption fee of 4% of the value of the redemption request if it is received prior to the last day of the sixth month after the acceptance of your subscription. Thereafter, we will reduce the redemption fee by 1% every 6 months as follows:

Redemption Request Received                     Redemption Fee
---------------------------------------------------------------
Before the last day of 6th month of investment  4%
From the 7th Month through the 12th month       3%
From the 13th Month through the 18th month      2%
From the 19th Month through the 24th month      1%
Thereafter                                      None

                    Plan For Sale Of Partnership Interests

The Selling Agent

We are offering and selling the partnership interests through Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, Indiana 46737, a broker/dealer registered with the National Association of Securities Dealers. The general partner or Futures Investment Company may also select other broker dealers to sell the partnership interests. However, no other selling agents have been appointed to date and none are expected to be appointed.
All partnership interests will be sold on a best efforts basis, which means the selling agent will try, but not guarantee, to sell all the partnership interests.

Although we are offering a maximum of $15,000,000 in partnership interests, the Limited Partnership Agreement authorizes the general partner to sell additional partnership interests. Accordingly, the partnership may sell an unlimited amount of partnership interests.

Futures Investment Company is owned solely by Mr. Michael Pacult and his wife, Mrs. Pacult, who is an individual general partner and the sole shareholder, director, and officer of the corporate general partner. Mr. and Ms. Pacult are also registered with the National Futures Association as associated persons and with the National Association of Securities Dealers, Inc. as registered representatives of Futures Investment Company. In those capacities, they earn sales and trailing commissions on the partnership interests they sell and service.

Futures Investment Company is an Illinois corporation which was incorporated on December 6, 1983. It was officially registered as a fully disclosed broker dealer with the National Association of Securities Dealers on July 24, 1997. Currently, Futures Investment Company principally offers and trades securities and commodities as a Commodity Futures Trading Commission registered introducing broker. It has and will continue to participate in offerings of other commodity pools sponsored by the general partner or other persons or entities in competition with us.

Escrow

New partners will be admitted to the partnership on the first business day of the month following the month in which their subscription documents were accepted. Until they are admitted to the partnership and assigned partnership interests, all cash and subscription documents will be held in a segregated escrow account maintained by the general partner as escrow agent. No escrow funds will be available to pay partnership debts or claims.

The interest earned on your subscription during the escrow period will be deposited in our account, and you will receive a corresponding amount of additional partnership interests at the current month end net asset value per partnership interest.

If you are investing in the partnership by transferring funds from an account at Vision Limited Partnership, your funds may not be placed in escrow.

Cash from subscriptions held in the escrow account will be invested in short-term investments which meet applicable regulatory requirements. These include United States Treasury Bills or other comparable interest-bearing instruments which are expected to be liquid, substantially risk-less instruments, with correspondingly low yields.

There cannot be any assurance that any additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests.

                            Subscription Procedure

To purchase partnership interests, you must:

* complete and execute a suitability questionnaire and a subscription agreement (Exhibit D), and

*  deliver the executed subscription documents and check to the sales agent.

You should make out the check to "Escrow Account for Atlas Futures Fund, LP". Your check will then be delivered to the escrow agent within 24 hours of receipt.

Under no circumstances should you:

*  make payment in cash, or

* make any checks payable to the partnership, the general partner, the selling agent or any of their registered representatives or affiliates.

Subscription Amounts

You must purchase at least $25,000 in partnership interests; however, the general partner may reduce this to not less than the regulatory minimum of $5,000. You may make additional investments above $25,000 in $1,000 increments. However, you may not invest more than 10% of your net worth in the partnership. If you have not provided collectible funds, whether in the form of a bad check or draft, or otherwise, any partnership interests recorded in our books in your favor shall be cancelled.

Revocation and Acceptance of Subscription

Once you have purchased partnership interests, you may revoke your subscription within five business days after you send it to us, or longer, if there are Federal or state securities laws which allow you to do so. After the lapse of five business days from submission, your subscription will be irrevocable and, thereafter, you must redeem pursuant to the terms of the Limited Partnership Agreement. The partnership interests offered to you are subject to prior sale. The general partner has sole discretion to reject any subscription, in whole or in part, within five days. If your subscription is accepted, the general partner will send you written confirmation of your purchase, and you will be admitted as a limited partner on the first business day of the following month.

Net Worth Tests

To purchase partnership interests, you must have at least:

* a minimum net worth of $150,000, exclusive of home, home furnishings and automobiles, or

* a minimum annual gross income of $45,000 and a minimum net worth of $45,000, exclusive of home, home furnishings and automobiles.

You may have to satisfy higher amounts if you live in certain states. See Exhibit D.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or the donor or grantor who supplies the funds to purchase the partnership interests, if the donor or grantor is the fiduciary.

Investor Warranties

When you execute and deliver your Subscription Agreement and Power of Attorney, you are making representations and warranties to the general partner, the futures commission merchant and the selling agent.
Specifically:

(a) you are of legal age to execute the Subscription Agreement and Power of Attorney and are legally competent to do so

(b) you acknowledge that you have received, read and understand the prospectus, including the Limited Partnership Agreement, prior to subscribing for partnership interests

(c) all information you have given to the general partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by you is correct and complete as of the date of the agreement. Also, if there are any change in such information prior to acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner

(d) unless (e) or (f) below apply to you, your subscription is made with your own funds for your own account and not as trustee, custodian or nominee for another.

(e) the subscription, if made as custodian for a minor, is a gift you have made to the minor and is not made with the minor's funds; or, if not a gift, the representations as to net worth and annual income apply only to such minor.

(f)  if you are subscribing in a representative capacity:

   * you have full power and authority to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which you are purchasing the partnership interests, and

   * such entity has full right and power to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney and become a limited partner pursuant to the Limited Partnership Agreement attached as Exhibit A.

The general partner, the futures commission merchant and the selling agent may rely upon any of the above representations and warranties as a defense to any claim made against it.

                                Legal Matters

Litigation And Claims

Within the past 5 years as of the date of this prospectus, there have been no material administrative, civil or criminal actions against either general partner, the commodity trading advisor, the introducing broker, the selling agent, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them. The futures commission merchant, Refco, Inc., does have litigation material to it which is unrelated to us.

Neither Refco, Inc. or any of its principals have been the subject of any administrative, civil, or criminal action, whether pending, on appeal, or concluded, within the preceding five years that Refco would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission, or the CFTC, except as follows.

On January 23, 1996, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 96-2) in which Refco was alleged to have violated certain segregation and supervision requirements and prior cease and desist orders. The CFTC allegations concerned Refco's consolidated margining of certain German accounts which were maintained at Refco from 1989 through April 1992. Refco simply executed and cleared transactions for these accounts in accordance with client instructions; Refco had no role in raising funds from investors or in the trading decision for these accounts. Refco had received what it considered appropriate authorization from the controlling shareholder of the accounts' promoters to margin the accounts and transfer funds between and among the accounts on a consolidated basis. The CFTC maintained that Refco should not have relied upon such authorizations for the final consolidation of the accounts. Without admitting any of the CFTC allegations or findings, Refco settled the proceeding and agreed to payment of a $925,000 civil penalty, entry of a cease and desist order, and implementation of certain internal controls and procedures.

On May 24, 1999, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 99-12) in which Refco was alleged to have violated certain order taking, recordkeeping, and supervisory rules. The CFTC allegations pertained to the period from January 1995 through December 1995 in which Refco took trading instructions from an independent introducing broker/broker-dealer that had discretionary trading authority over approximately 70 accounts. Without any hearing on the merits and without admitting any of the allegations, Refco settled the proceeding and agreed to payment of a $6 million civil penalty, entry of a cease and desist order, funding of a study on order entry and transmission procedures, and a review of its compliance policies and procedures related to its handling of trades by floor and back office personnel.

Refco does not believe that any of the foregoing matters are material to the clearing and execution services it will render to the Partnership.

Legal Opinion

The Scott Law Firm, P.A., 940 Northeast 79th Street, Miami, FL 33138, serves as special counsel to us and the general partner with respect to:

*  the offering of partnership interests

*  the preparation of this prospectus

*  the legality of the partnership interests offered, and

*  the classification of the partnership as a partnership for tax purposes.

From time to time, the firm will also advise us and the general partner regarding the maintenance of our tax status, the legality of any subsequent offers, and the legality of any transfers by partners.

The general partner has granted the firm the right to employ other law firms to help in matters which relate to the sale of partnership interests or our operation.

The Scott Law Firm, P.A. will not give you or any other partner legal advice. You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

                                   Experts

We rely on various experts to perform services for us.

Frank L. Sassetti, & Co., 6611 West North Avenue, Oak Park, IL 60302 is our accounting and auditing expert, and is responsible for auditing the books and records of both us and Ashley Capital Management, Inc. It has also prepared the audited financial statements in this prospectus and prepares our tax returns.

Mr. James Hepner, certified public accountant, 1824 N. Normandy, Chicago, IL 60635 is another accounting expert who:

*  has established our original books and records

*  handles the journal entries

* prepares the monthly and annual financial statements and statements of account, and

*  prepares our K-1s.

The corporate general partner serves as our tax partner. The general partner is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly and annual account statements, and financial statements audited by an independent certified public accountant.

We will send you the unaudited monthly statements as soon as practicable after the end of each month, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

                            Additional Information

By our general partner, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our limited partnership interests.

This prospectus does not contain all of the information in the Form S-1 filing, for example, the Selling Agreement and the futures commission merchant Customer Agreements which established the partnership accounts. The description in this prospectus of these exhibits are summaries. For further information regarding the partnership and the partnership interests offered, you may inspect and copy, without charge, our complete filings, including this prospectus, the exhibits and periodic reports, at the public reference facilities of the Securities and Exchange Commission at:

*  450 Fifth Street, NW, Washington, D.C. 20549

* its Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and

* its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates. This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the Commission's Web site, http://www.sec.gov.

In addition, our books and records will be maintained for six years at the affiliate of the partnership, Futures Investment Company, 5916 N. 300 west, P.O. Box C, Fremont, IN 46737, (219) 833-1306, with a duplicate set maintained at the offices of Mr. James Hepner, Certified Public Accountant, at 1824 N. Normandy, Chicago, IL 60635, (773) 804-0074.

You are invited to review any materials available to the general partner relating to:

*  this partnership

*  our operations

*  this offering

*  the commodity experience and trading history of:

   *  the commodity trading advisor

   *  the general partner

   *  the commodity brokers, and

   *  their respective officers, directors and affiliates

*  the Advisory Agreement between us and the commodity trading advisor

*  the Customer Agreements between us and our Commodity Brokers

*  the commodity trading advisor's disclosure document

* the forms filed with the National Futures Association for any registered entity or person related to this partnership, and

* any other matters relating to the laws applicable to this offering or this partnership.

The officer and staff of the general partner will answer all reasonable inquiries you may have. All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The general partner will allow you to obtain any additional information necessary to verify any representations or information in this prospectus and its exhibits, assuming we or the general partner possess such information or can acquire it with reasonable effort and expense. However, your review is limited by the proprietary and confidential nature of the commodity trading advisor's trading systems and by the confidentiality of personal information relating to other investors.

*******************************************************************************
                                   Part II

                     Statement of Additional Information


                   Atlas Futures Fund, Limited Partnership

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of Atlas Futures Fund's disclosure document, both of which are combined in this single prospectus.


    The date of this Statement of Additional Information is May 15, 2001



                              Table of Contents

Financial Statements

A.  Atlas Futures Fund, Limited Partnership

    Audited Financial Statements as of December 31, 1998, 1999 and 2000 Financial Statements for the Three Months Ended March 31, 2001 (Unaudited) and the Year Ended December 31, 2000 (Audited)

B.  Ashley Capital Management, Inc.

    Audited Financial Statements as of December 31, 1998, 1999 and 2000 Financial Statements for the Three Months Ended March 31, 2001 (Unaudited) and the Year Ended December 31, 2000 (Audited)

Appendix I  -  Commodity Terms And Definitions; State Regulatory Glossary

Exhibit A  -  Limited Partnership Agreement

Exhibit B  -  Request For Redemption

Exhibit C  -  Suitability Information

Exhibit D  -  Subscription Agreement And Power Of Attorney

Exhibit E  -  Escrow Agreement

Exhibit F  -  Investment Advisory Contract


        [The balance of this pages has been intentionally left blank.]

*******************************************************************************
                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                             FOR THE YEARS ENDED
                       DECEMBER 31, 2000, 1999 AND 1998

                       (With Auditors' Report Thereon)























                               GENERAL PARTNER:
                       Ashley Capital Management, Inc.
                          % Corporate Systems, Inc.
                          101 North Fairfield Drive
                      Dover, Kent County, Delaware 19901










To The Partners
Atlas Futures Fund, Limited Partnership
Dover, Kent County, Delaware


INDEPENDENT AUDITORS' REPORT

      We have audited the accompanying balance sheets of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 2000 and 1999, and the related statements of operations, partners' equity and cash flows for the years ended December 31, 2000 and 1999 and the period from January 12, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 and the period from January 12, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles.


Accountants:                          Frank L. Sassetti & Co.
                                      Certified Public Accountants


Date:   March 25, 2001	              By: /s/ Frank L. Sassetti & Co.
                                          Frank L. Sassetti & Co.
                                          Certified Public Accountants


                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                                BALANCE SHEETS

                          DECEMBER 31, 2000 AND 1999


                                    ASSETS
                                                   2000         1999

Cash (Note 7)                                   $       560    $    62,749
United States Treasury Obligations (Note 6)       3,199,558        691,109
Accrued interest receivable                          36,401          6,497
Due from limited partners                           142,503        192,665
Equity in Commodity Futures Trading Accounts -
  Cash (Note 6)                                   1,187,154        790,465
  Net unrealized gain on open commodity
   futures contracts (Note 8)                     1,375,352          3,580

                                                $ 5,941,528    $ 1,747,065


                       LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
  Accrued trading commissions payable           $    14,268    $     2,895
  Accrued management fees payable                     7,672          7,502
  Accrued incentive fees payable                    318,405          6,573
  Accrued accounting and auditing fees payable        4,193          1,477
  Sales commissions payable                          11,617         19,126
  Partner redemption payable                         27,591

          Total Liabilities                         383,746         37,573


PARTNERS' EQUITY
  Limited partners - (4434.4 and 1738.6 units)    5,557,782      1,659,249
  General partner - (0 and 52.6 units)                              50,243

  Total Partners' Equity                          5,557,782      1,709,492

                                                $ 5,941,528    $ 1,747,065











                 The accompanying notes are an integral part
                         Of the financial statements


                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                           STATEMENT OF OPERATIONS

                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
       AND THE PERIOD JANUARY 12, 1998 (INCEPTION) TO DECEMBER 31, 1998


                                                            January 12, 1998
                                                                    to
                                            2000    1999    December 31, 1998

REVENUES
  Realized gain/(loss) from trading in
   futures                              $  356,986 $  37,130    $
  Realized gain/(loss) on exchange rate
   fluctuation                               1,600         8
  Changes in unrealized gains on
   open commodity futures contracts      1,371,772     3,580
  Interest income                          162,762     8,709
  Redemption penalty                         9,567

          Total Revenues                 1,902,687    49,427


EXPENSES
  Commissions                              171,976    18,953
  Management fees                          104,921     8,816
  Incentive fees                           390,501     6,573
  Professional accounting and legal fees    39,496     4,968
  Organization costs                                   1,200
  Other operating and administrative
   expenses                                  5,456       257         353

          Total Expenses                   712,350    40,767         353

NET INCOME (LOSS)                       $1,190,337 $   8,660    $   (353)

NET INCOME (LOSS)-
  Limited partnership unit              $   361.85 $    6.29    $(177.00)

  General partnership unit              $    97.04 $    9.04    $(176.50)











                 The accompanying notes are an integral part
                         Of the financial statements


                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                        STATEMENT OF PARTNERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
       AND THE PERIOD JANUARY 12, 1998 (INCEPTION) TO DECEMBER 31, 1998

                    LIMITED PARTNERS  GENERAL PARTNERS TOTAL PARTNERS' EQUITY
                      Amount   Units   Amount   Units      Amount   Units

Initial partner
contributions      $                 $    2,000   2.00  $    2,000     2.00

Net loss -
 January 12, 1998
 to December 31,
 1998                                      (353)              (353)

Balance -
 December 31, 1998                        1,647   2.00       1,647     2.00

Addition -
 of 1789.234 units   1,651,584 1738.59   47,601  50.64   1,699,185 1,789.23

Net income               7,665              995              8,660

Balance -
 December 31, 1999   1,659,249 1738.59   50,243  52.64   1,709,492 1,791.23

Addition -
 of 3092.404 units   3,138,897 3092.41                   3,138,897 3,092.41

Syndication costs
 paid                  (16,864)                            (16,864)

Withdrawal -
 of 449.237 units     (409,154)(396.60) (54,926)(52.64)   (464,080) (449.24)

Net income           1,185,654            4,683          1,190,337

Balance -
 December 31, 2000  $5,557,782 4434.40  $               $5,557,782 4,434.40


                              December 31,    December 31,    December 31,
                                  2000            1999            1998

  Value per unit               $1,253.33       $  954.37       $  823.50

  Total partnership units       4,434.40        1,791.23            2.00



                 The accompanying notes are an integral part
                         Of the financial statements


                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                           STATEMENT OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
       AND THE PERIOD JANUARY 12, 1998 (INCEPTION) TO DECEMBER 31, 1998

                                                            January 12, 1998
                                                                    to
                                            2000    1999    December 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                     $1,190,337 $     8,660   $     (353)
  Adjustments to reconcile net income
   (loss) to net cash used in operating
   activities -
    Changes in operating assets and
     liabilities -
      Organization costs paid                                          (288)
      Equity in Commodity Futures
      Trading Accounts                  (1,768,461)   (794,045)
      Accrued interest receivable          (29,904)     (6,497)
      U.S. Treasury Obligations         (2,508,449)   (691,109)
      Accrued commissions payable            3,864      22,021
      Management and incentive fees
       payable                             312,002      14,075
      Partner redemption payable            27,591
      Accounting and auditing fees
       payable                               2,716       1,477

           Net Cash Used In
            Operating Activities        (2,770,304) (1,445,418)        (641)

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial partner contributions                                       2,000
  Proceeds from sale of units, net
   of sales commissions                  3,138,897   1,780,414
  Syndication and registration costs       (16,864)    (80,941)
  Proceeds due from limited partners        50,162    (192,665)
  Partner cash redemptions                (464,080)          -

           Net Cash Provided By
            Financing Activities         2,708,115   1,506,808        2,000

NET INCREASE (DECREASE) IN CASH            (62,189)     61,390        1,359

CASH
  Beginning of period                       62,749       1,359

  End of period                         $      560  $   62,749   $    1,359



                 The accompanying notes are an integral part
                         Of the financial statements


                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2000, 1999 AND 1998


1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      Atlas Futures Fund, Limited Partnership (the Fund) was formed January 12, 1998 under the laws of the State of Delaware. The Fund is engaged in speculative trading of futures contracts in commodities, which commenced in October, 1999. Ashley Capital Management, Inc. is the General Partner and the commodity pool operator (CPO) of Atlas Futures Fund, Limited Partnership. The commodity trading advisor (CTA) is Clarke Capital Management, who has the authority to trade so much of the Fund's equity as is allocated to it by the General Partner.

      Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

      Registration Costs - Costs incurred for the initial filings with the Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expense. Recurring registration costs, if any, will be charged to expense as incurred.

      Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

      Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes for the years ended December 31, 2000 and 1999 and the period January 12, 1998 (inception) to December 31, 1998.


                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2000, 1999 AND 1998

2.    GENERAL PARTNER DUTIES

      The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

3.    THE LIMITED PARTNERSHIP AGREEMENT

      The Limited Partnership Agreement provides, among other things, that -

      Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

      Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

      Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

      Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

      Redemption - No partner may redeem or liquidate any Units until after the lapse of six months from the date of the investment. Thereafter, a Limited Partner may withdraw, subject to certain restrictions, any part or all of his units from the Partnership at the Net Asset Value per Unit on the last day of any month with ten days prior written request to the General Partner. A redemption fee payable to the Partnership of a percentage of the value of the redemption request is charged during the first 24 months of investment pursuant to the following schedule:



                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2000, 1999 AND 1998

3.    THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

      4% if such request is received ten days prior to the last trading day of the sixth month after the date of the partner's investment in the Fund

      3% if such request is received during the seventh to twelfth month after the investment.

      2% if such request is received during the thirteenth to eighteenth month.

      1% if such request is received during the nineteenth to twenty-fourth month.

      0% thereafter.

4.    FEES

      The Fund is charged the following fees on a monthly basis since the commencement of trading.

      A management fee of 3% (annual rate) of the Fund's net assets allocated to each CTA to trade will be paid to each CTA and 1% of equity to the Fund's General Partner. Effective November 1, 2000, the management fee allocated to each CTA was decreased to 0% (annual rate) and the management fee allocated to the Fund's General Partner was increased to 2% (annual rate) of the Fund's net assets.

      An incentive fee of 20% of "new trading profits" will be paid to each CTA. "New trading profits" includes all income earned by each CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter of a year when the Fund experienced a loss. Effective November 1, 2000, the incentive fee was increased to 25% of "new trading profits."

      The Fund will pay fixed commissions of 9% (annual rate) of assets assigned to be traded, payable monthly, to the Introducing Broker affiliated with the General Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.



                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                        NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2000, 1999 AND 1998

5.    REALIZED GAIN ON EXCHANGE RATE FLUCTUATIONS

      Certain trades executed by the Fund are denominated in foreign currencies. Gains and losses on these transactions are recorded as futures trading gains or losses at the U. S. dollar equivalent on the date the trade is settled. Exchange rate fluctuation gain or loss is reflected when residual amounts of foreign currencies are reconverted to U. S. dollars.

6.    PLEDGED ASSETS

      The U. S. Treasury Obligations and Cash in trading accounts are pledged as collateral for commodities trading on margin.

7.    CONCENTRATIONS

      The Fund maintains its cash balances at a high credit quality financial institution. The balances may, at times, exceed federally insured credit limits.

8.    OFF BALANCE SHEET RISK

      As discussed in Note 1, the Fund is engaged in speculative trading of futures contracts in commodities. The carrying amounts of the Fund's financial instruments and commodity contracts generally approximate their fair values. Open commodity contracts had gross contract value of $1,770,800 on short positions at December 31, 1999. Open commodity contracts had gross contract value of $81,103,765 on long positions and $7,068,373 on short positions at December 31, 2000. Since trading commenced in October, 1999 there were no open positions at December 31, 1998.

      Although the gross contract values of open commodity contracts represent market risk, they do not represent exposure to credit risk, which is limited to the current cost of replacing those contracts in a gain position. The unrealized gain on open commodity futures contracts at December 31, 2000, 1999 and 1998 was $1,375,352, $3,580 and $0, respectively.

*******************************************************************************
                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

            FOR THE THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)
                     AND THE YEAR ENDED DECEMBER 31, 2000
                       (With Auditors' Report Thereon)






















                               GENERAL PARTNER:
                       Ashley Capital Management, Inc.
                          % Corporate Systems, Inc.
                          101 North Fairfield Drive
                      Dover, Kent County, Delaware 19901











To The Partners
Atlas Futures Fund, Limited Partnership
Dover, Kent County, Delaware


INDEPENDENT AUDITORS' REPORT

                              We have audited the accompanying balance sheet
of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 2000, and the related statements of operations, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                              We conducted our audit  in accordance with
generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                              In our opinion, the financial statements
referred to above present fairly, in all material respects, the financial position of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Accountants:                          Frank L. Sassetti & Co.
                                      Certified Public Accountants


Date:   February 15, 2001             By: /s/ Frank L. Sassetti & Co.
                                          Frank L. Sassetti & Co.
                                          Certified Public Accountants


                  ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                      (A Delaware Limited Partnership)

                               BALANCE SHEET

                    MARCH 31, 2001 AND DECEMBER 31, 2000


                                   ASSETS
                                                     2001
                                                  (Unaudited)       2000

Cash (Note 7)                                     $   35,760     $      560
United States Treasury Obligations ( Note 6)       3,457,091      3,199,558
Accrued interest receivable                           26,515         36,401
Due from limited partners                             25,181        142,503
Equity in Commodity Futures Trading Accounts -
  Cash (Note 6)                                    1,626,903      1,187,154
  Net unrealized gain on open commodity futures
  contracts (Note 8)                                 456,828      1,375,352

                                                  $5,628,278     $5,941,528


                      LIABILITIES AND PARTNERS' EQUITY

LIABILITIES
  Accrued trading commissions payable             $    3,546     $   14,268
  Accrued management fees payable                      8,651          7,672
  Accrued incentive fees payable                                    318,405
  Accrued accounting and auditing fees payable         2,410          4,193
  Sales commissions payable                            4,800         11,617
  Partner redemption payable                                         27,591

              Total Liabilities                       19,407        383,746


PARTNERS' CAPITAL
  Limited partners - (4697.2 and 4434.4 units)     5,608,871      5,557,782
  General partner - (0 units)  (Note 2)

              Total Partners' Capital              5,608,871      5,557,782

                                                  $5,628,278     $5,941,528










                 The accompanying notes are an integral part
                         Of the financial statements


                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     (A Delaware Limited Partnership)

                         STATEMENT OF OPERATIONS

                FOR THE THREE MONTHS ENDED MARCH 31, 2001
                   AND THE YEAR ENDED DECEMBER 31, 2000


                                                          2001
                                                      (Unaudited)     2000

REVENUES
  Realized gain from trading in futures                $767,326   $  356,986
  Realized gain (loss) on exchange rate fluctuation      (4,648)       1,600
  Changes in unrealized gains (loss) on open
   commodity futures contracts                         (918,524)   1,371,772
  Interest income                                        62,544      162,762
  Redemption penalty                                      1,104        9,567

               Total Revenues                           (92,198)   1,902,687


EXPENSES
  Commissions                                          $106,827   $  171,976
  Management fees                                        26,845      104,921
  Incentive fees                                        390,501
  Professional accounting and legal fees                 22,225       39,496
  Other operating and administrative expenses             1,746        5,456

               Total Expenses                           157,643      712,350

NET INCOME (LOSS)                                     $(249,841)  $1,190,337

NET INCOME (LOSS) -
  Limited partnership unit                            $  (54.60)  $   361.85

  General partnership unit                            $           $    97.04
















                 The accompanying notes are an integral part
                         Of the financial statements


                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     (A Delaware Limited Partnership)

                      STATEMENT OF PARTNERS' EQUITY

                FOR THE THREE MONTHS ENDED MARCH 31, 2001
                   AND THE YEAR ENDED DECEMBER 31, 2000


                    LIMITED PARTNERS  GENERAL PARTNERS TOTAL PARTNERS' EQUITY
                      Amount   Units   Amount   Units      Amount   Units

Balance -
 December 31,
  1999           $1,659,249 1,738.59 $   50,243    52.64 $1,709,492 1,791.23

  Addition -
   of 3092.404
   units          3,138,897 3,092.41                      3,138,897 3,092.41

  Syndication
   costs paid       (16,864)                                (16,864)

  Withdrawal -
   of 449.237
   units           (409,154) (396.60)   (54,926)  (52.64)  (464,080) (449.24)

  Net income      1,185,654               4,683           1,190,337

  December 31,
   2000           5,557,782 4,434.40                      5,557,782 4,434.40

  Addition of
   262.823 units
    (unaudited)     308,398   262.82                        308,398   262.82

  Syndication costs
   paid (unaudited)  (7,468)                                 (7,468)

  Net Loss
   (unaudited)     (249,841)                               (249,841)

  March 31, 2001
  (unaudited)    $5,608,871 4,697.22 $                   $5,608,871 4,697.22


                                                     2001
                                                 (Unaudited)     2000

  Value per unit                                  $1,194.08    $1,253.33

  Total partnership units                          4,697.22     4,434.40


                 The accompanying notes are an integral part
                         Of the financial statements


                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     (A Delaware Limited Partnership)

                         STATEMENT OF CASH FLOWS

                FOR THE THREE MONTHS ENDED MARCH 31, 2001
                   AND THE YEAR ENDED DECEMBER 31, 2000


                                                       2001
                                                    (Unaudited)     2000
CASH FLOWS FROM OPERATIONS
  Net income (loss)                                 $(249,841)   $1,190,337
  Adjustments to reconcile net income (loss)
   to net cash used in operating activities -
    Changes in operating assets and liabilities -
      Equity in Commodity Futures Trading Accounts    478,775    (1,768,461)
      Accrued interest receivable                       9,886       (29,904)
      U.S. Treasury Obligations                      (257,533)   (2,508,449)
      Accrued commissions payable                     (17,539)        3,864
      Management and incentive fees payable          (317,426)      312,002
      Accounting and auditing fees payable             (1,783)        2,716
      Partner redemption payable                                     27,591

                   Net Cash Used in
                    Operating Activities             (355,461)   (2,770,304)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of units, net of sale
   commissions                                        308,398     3,138,897
  Syndication and registration costs                   (7,468)      (16,864)
  Proceeds due from limited partners                  117,322        50,162
  Cash partner redemptions                            (27,591)     (464,080)

                   Net Cash Provided by
                    Financing Activities              390,661     2,708,115

NET INCREASE (DECREASE) IN CASH                        35,200       (62,189)

CASH -
  Beginning of period                                     560        62,749

  End of period                                     $  35,760    $      560











                 The accompanying notes are an integral part
                         Of the financial statements


                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     (A Delaware Limited Partnership)

                      NOTES TO FINANCIAL STATEMENTS

             MARCH 31, 2001 (UNAUDITED) AND DECEMBER 31, 2000


1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      Atlas Futures Fund, Limited Partnership (the Fund) was formed January 12, 1998 under the laws of the State of Delaware. The Fund is engaged in speculative trading of futures contracts in commodities, which commenced in October, 1999. Ashley Capital Management, Inc. is the General Partner and the commodity pool operator (CPO) of Atlas Futures Fund, Limited Partnership. The commodity trading advisor (CTA) is Clarke Capital Management, who has the authority to trade so much of the Fund's equity as is allocated to it by the General Partner.

      Income Taxes - In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Fund or their rights to refunds on its net loss.

      Registration Costs - Costs incurred for the initial filings with the Securities and Exchange Commission, Commodity Futures Trading Commission, National Futures Association (the "NFA") and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expense. Recurring registration costs, if any, will be charged to expense as incurred.

      Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

      Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers only cash and money market funds to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes for the three months ended March 31, 2001, and the year ended December 31, 2000.



                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     (A Delaware Limited Partnership)

                      NOTES TO FINANCIAL STATEMENTS

             MARCH 31, 2001 (UNAUDITED) AND DECEMBER 31, 2000

2.    GENERAL PARTNER DUTIES

      The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

      In addition, the general partners held a financial interest in the partnership until June 30, 2000, at which time the investment was redeemed.

3.    THE LIMITED PARTNERSHIP AGREEMENT

      The Limited Partnership Agreement provides, among other things, that -

      Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

      Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the total balance of all accounts.

      Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

      Allocation of Profit and Loss for Federal Income Tax Purposes - As of the end of each fiscal year, the Partnership's capital gain or loss and ordinary income or loss shall be allocated among the Partners, after having given effect to the fees of the General Partner and the Commodity Trading Advisors and each Partner's share of such items are includable in the Partner's personal income tax return.

      Redemption - No partner may redeem or liquidate any Units until after the lapse of six months from the date of the investment. Thereafter, a Limited Partner may withdraw, subject to certain restrictions, any part or all of his units from the Partnership at the Net Asset Value per Unit on the last day of any month with ten days prior written request to the General Partner. A redemption fee payable to the Partnership of a percentage of the value of the redemption request is charged during the first 24 months of investment pursuant to the following schedule:


                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     (A Delaware Limited Partnership)

                      NOTES TO FINANCIAL STATEMENTS

             MARCH 31, 2001 (UNAUDITED) AND DECEMBER 31, 2000

3.    THE LIMITED PARTNERSHIP AGREEMENT - CONTINUED

      4% if such request is received ten days prior to the last trading day of the sixth month after the date of the partner's investment in the Fund.

      3% if such request is received during the seventh to twelfth month after the investment.

      2% if such request is received during the thirteenth to eighteenth month.

      1% if such request is received during the nineteenth to twenty-fourth month.

      0% thereafter.

4.    FEES

      The Fund is charged the following fees on a monthly basis since the commencement of trading.

      A management fee of 3% (annual rate) of the Fund's net assets allocated to each CTA to trade will be paid to each CTA and 1% of equity to the Fund's General Partner. Effective November 1, 2000, the management fee allocated to each CTA was decreased to 0% (annual rate) and the management fee allocated to the Fund's General Partner was increased to 2% (annual rate) of the Fund's net assets.

      An incentive fee of 20% of "new trading profits" will be paid to each CTA. "New trading profits" includes all income earned by each CTA and expense allocated to his activity. In the event that trading produces a loss, no incentive fees will be paid and all losses will be carried over to the following months until profits from trading exceed the loss. It is possible for one CTA to be paid an incentive fee during a quarter of a year when the Fund experienced a loss. Effective November 1, 2000, the incentive fee increased to 25% of "new trading profits."

      The Fund will pay fixed commissions of 9% (annual rate) of assets assigned to be traded, payable monthly, to the Introducing Broker affiliated with the General Partner. The Affiliated Introducing Broker will pay the costs to clear the trades to the futures commission merchant and all PIT Brokerage costs which shall include the NFA and exchange fees.

5.    REALIZED GAIN ON EXCHANGE RATE FLUCTUATIONS

      Certain trades executed by the Fund are denominated in foreign currencies. Gains and losses on these transactions are recorded as futures trading gains or losses at the U. S. dollar equivalent on the date the trade is settled. Exchange rate fluctuation gain or loss is reflected when residual amounts of foreign currencies are reconverted to U. S. dollars.


                 ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     (A Delaware Limited Partnership)

                      NOTES TO FINANCIAL STATEMENTS

             MARCH 31, 2001 (UNAUDITED) AND DECEMBER 31, 2000

6.    PLEDGED ASSETS

      The U. S. Treasury Obligations and Cash in trading accounts are pledged as collateral for commodities trading on margin.

7.    CONCENTRATIONS OF CREDIT RISK

      The Fund maintains its cash balances at a high credit quality financial institution. The balances may, at times, exceed federally insured credit limits.

8.    OFF BALANCE SHEET RISK

      As discussed in Note 1, the Fund is engaged in speculative trading of futures contracts in commodities. The carrying amounts of the Fund's financial instruments and commodity contracts generally approximate their fair values at December 31. Open commodity contracts had gross contract value of $46,151,728 on long positions and $10,786,581 on short positions at March 31, 2001. Open commodity contracts had gross contract value of $81,103,765 on long positions and $7,068,373 on short positions at December 31, 2000.

      Although the gross contract values of open commodity contracts represent market risk, they do not represent exposure to credit risk, which is limited to the current cost of replacing those contracts in a gain position. The unrealized gain on open commodity futures contracts at March 31, 2001 and December 31, 2000 was $456,828 and $1,375,352, respectively.

*******************************************************************************

                       ASHLEY CAPITAL MANAGEMENT, INC.

                             FINANCIAL STATEMENTS

                                 YEARS ENDED
                       DECEMBER 31, 2000, 1999 AND 1998
                       (WITH AUDITORS' REPORT THEREON)









To The Shareholders
Ashley Capital Management, Inc.
Dover, Kent County, Delaware



INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheets of ASHLEY CAPITAL MANAGEMENT, INC. as of December 31, 2000 and 1999, and the related statements of income and retained earnings and cash flows for the three years ended December 31, 2000, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASHLEY CAPITAL MANAGEMENT, INC. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the three years ended December 31, 2000, 1999 and 1998, in conformity with generally accepted accounting principles.


Accountants:                          Frank L. Sassetti & Co.
                                      Certified Public Accountants


Date:   March 20, 2000	              By: /s/ Frank L. Sassetti & Co.
                                          Frank L. Sassetti & Co.
                                          Certified Public Accountants


                     ASHLEY CAPITAL MANAGEMENT, INC.

                              BALANCE SHEETS

                        DECEMBER 31, 2000 AND 1999

                                  ASSETS


                                                2000             1999

CURRENT ASSETS
  Cash                                         $   8,257        $   2,263
  Due from Atlas Futures Fund  (Note 2)            7,672            1,185

  Total Current Assets                            15,929            3,448

INVESTMENTS  (Note 3)                                              25,122

                                               $  15,929        $  28,570

                     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  Current Liabilities
    Due to Futures Investment company          $                $   1,148
    Accrued interest payable                         240            1,290
    Due to affiliate  (Note 2)

                Total Current Liabilities            240            2,438

  Long-Term Debt  (Note 3)                         4,000           29,000

STOCKHOLDER'S EQUITY  (Deficit)
  Capital stock  (common 1,500 shares
   authorized, no par value; 1,000 issued
   and outstanding)                                1,000            1,000
  Retained Earnings  (Accumulated deficit)        10,689           (3,868)

                   Total Stockholder's
                    Equity (Deficit)              11,689           (2,868)

                                               $  15,929        $  28,570











                 The accompanying notes are an integral part
                         of the financial statements


                     ASHLEY CAPITAL MANAGEMENT, INC.

    STATEMENTS OF INCOME AND RETAINED EARNINGS  (ACCUMULATED DEFICIT)

           FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998




                                              2000        1999        1998

REVENUES                                     $39,079     $2,498      $

OPERATING EXPENSES                             1,863      4,170       1,318

INCOME  (LOSS)  BEFORE EQUITY IN LIMITED
  PARTNERSHIP                                 37,216     (1,672)     (1,318)

EQUITY IN INCOME  (LOSS)  OF LIMITED
  PARTNERSHIP  (Note 3)                        2,341       (702)       (176)

NET INCOME  (LOSS)                            39,557     (2,374)     (1,494)

RETAINED EARNINGS  (ACCUMULATED DEFICIT)
  Beginning of period                         (3,868)    (1,494)

  Less:  Dividends paid                      (25,000)

  End of period                              $10,689    $(3,868)    $(1,494)

























                 The accompanying notes are an integral part
                         of the financial statements


                     ASHLEY CAPITAL MANAGEMENT, INC.

                         STATEMENTS OF CASH FLOWS

           FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                  2000      1999      1998

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                             $39,557  $(2,374)   $(1,494)
  Adjustments to reconcile net income (loss)
   to net cash provided by (used in)
   operating activities  -
    Equity in (income) loss of limited
     partnership                                 (2,341)     702        176
    Changes in operating assets and
     liabilities  -
      Increase (decrease) in accrued interest
       payable                                   (1,050)   1,027        263
      Due to Futures Investment company          (1,148)   1,148
      Due from Atlas Futures Fund                (6,487)  (1,185)

                Net Cash Provided by (Used in)
                 Operating Activities            28,531     (682)    (1,055)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investment interest in limited
   partnership                                           (25,000)    (1,000)
  Distributions of investment interest in
   limited partnership                           27,463

                Net Cash Provided by (Used in)
                 Investing Activities            27,463  (25,000)    (1,000)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of capital stock                                           1,000
  Proceeds from long-term debt                            25,000      4,000
  Retirement of long-term debt                  (25,000)
  Payment of dividend distributions             (25,000)

                Net Cash Provided by (Used in)
                 Financing Activities           (50,000)  25,000      5,000

NET INCREASE (DECREASE) IN CASH                   5,994     (682)     2,945

CASH  -
  Beginning of period                             2,263    2,945

  End of period                                  $8,257   $2,263     $2,945

NON-CASH INVESTING AND FINANCING ACTIVITIES  -
  Organization and syndication costs of
   Investee partnership incurred and paid
   by affiliated company                         $      $(51,712)   $51,712

                 The accompanying notes are an integral part
                         of the financial statements


                     ASHLEY CAPITAL MANAGEMENT, INC.

                      NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 2000, 1999 AND 1998

1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      Ashley Capital Management, Inc. (the Company) was formed on October 15, 1996 under the laws of the State of Delaware to act as general partner of the Atlas Futures Fund, Limited Partnership (the Fund).

      The responsibilities of the General Partner, in addition to the selection of trading advisors and other activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - The Company has no cash equivalents. Net cash provided by operating activities includes cash payments for interest of $983 for the year ended December 31, 2000. There were no cash payments for interest for the years ended December 31, 1999 and 1998. There were no cash payments for income taxes for the years ended December 31, 2000, 1999 and 1998.

      Income Tax Status - For federal income tax purposes, the Company elected S-Corporation status and therefore pays no federal income taxes, since income or losses are passed through to the respective shareholders.

2.    CORPORATE AFFILIATION

      The Company's sole shareholder is also a joint owner of Futures Investment Company. In addition, the Company is a general partner of Atlas Futures Fund, a limited partnership.
2.    CORPORATE AFFILIATION  -  CONTINUED

      Also, the Company, in its capacity as general partner, has been incurring the organization and offering costs of Atlas Futures Fund, which totaled $51,712 as of December 31, 1998. These funds were not collateralized and bore no interest. These funds were repaid in the year ended December 31, 1999.



3.    INVESTMENTS

      During 1998 and 1999, the Company purchased its interest in the Atlas Futures Fund, Limited Partnership with an initial investment of $1,000 and an additional $25,000 investment as one of the Fund's general partners. The investment is being accounted for under the equity method and reported profits of $2,341 during the 2000 year and losses of $702 and $176 during the 1999 and 1998 years, respectively. The Company redeemed its investment in 2000.

4.    LONG-TERM DEBT

      The Company and its sole shareholder signed a subordinated loan agreement on October 24, 1996, whereby the Company can borrow up to $500,000 from the shareholder. The loan agreement bears interest at the rate of 12% per annum and is payable on February 1, 2019; however, under certain circumstances the borrower may repay the loan earlier. On April 16, 1998, the Company borrowed $4,000 against this commitment, which will mature February 1, 2019, in part to fund the expenses of the Company and to advance proceeds to and invest into the limited partnership. An additional $25,000 was borrowed during 1999 and repaid in 2000.

*******************************************************************************

                       ASHLEY CAPITAL MANAGEMENT, INC.

                             FINANCIAL STATEMENTS

                          FOR THE THREE MONTHS ENDED
                      MARCH 31, 2001 (Unaudited) AND THE
                         YEAR ENDED DECEMBER 31, 2000
                       (WITH AUDITORS' REPORT THEREON)









To The Shareholders
Ashley Capital Management, Inc.
Dover, Kent County, Delaware



INDEPENDENT AUDITORS' REPORT


      We have audited the accompanying balance sheet of ASHLEY CAPITAL MANAGEMENT, INC. as of December 31, 2000 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASHLEY CAPITAL MANAGEMENT, INC. as of December 31, 2000, and the results of its operations and its cash flows for the year ended in conformity with generally accepted accounting principles.



Accountants:                          Frank L. Sassetti & Co.
                                      Certified Public Accountants


Date:   March 20, 2000	              By: /s/ Frank L. Sassetti & Co.
                                          Frank L. Sassetti & Co.
                                          Certified Public Accountants


                       ASHLEY CAPITAL MANAGEMENT, INC.

                                BALANCE SHEETS

                     MARCH 31, 2001 AND DECEMBER 31, 2000

                                    ASSETS

                                                 2001
                                              (Unaudited)       2000

CURRENT ASSETS
  Cash                                          $10,123        $8,257
  Due from Atlas Futures Fund  (Note 2)           8,651         7,672

           Total Current Assets                  18,774        15,929

                                                $18,774       $15,929

                     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
  Current Liabilities
    Accrued interest payable                    $   360       $   240

           Total Current Liabilities                360           240

  Long-Term Debt  (Note 4)                        4,000         4,000

STOCKHOLDER'S EQUITY
  Capital stock  (common 1,500 shares
   authorized, no par value; 1,000 issued
   and outstanding)                               1,000         1,000
  Retained Earnings                              13,414        10,689


           Total Stockholder's Equity            14,414        11,689

                                                $18,774       $15,929















                 The accompanying notes are an integral part
                         of the financial statements


                       ASHLEY CAPITAL MANAGEMENT, INC.

                  STATEMENTS OF INCOME AND RETAINED EARNINGS

                FOR THE THREE MONTHS ENDED MARCH 31, 2001, AND

                       THE YEAR ENDED DECEMBER 31, 2000




                                                  2001
                                               (Unaudited)        2000

REVENUES                                         $26,845        $39,079

OPERATING EXPENSES                                   120          1,863

INCOME  BEFORE EQUITY IN LIMITED
PARTNERSHIP                                       26,725         37,216

EQUITY IN INCOME OF LIMITED
PARTNERSHIP  (Note 3)                                             2,341

NET INCOME                                        26,725         39,557

RETAINED EARNINGS
  Beginning of period                             10,689         (3,868)

  Less:  Dividends paid                          (24,000)       (25,000)

  End of period                                  $13,414        $10,689






















                 The accompanying notes are an integral part
                         of the financial statements


                       ASHLEY CAPITAL MANAGEMENT, INC.

                           STATEMENTS OF CASH FLOWS

              FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND THE

                         YEAR ENDED DECEMBER 31, 2000

                                                        2001
                                                     (Unaudited)      2000
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                           $26,725      $39,557
  Adjustments to reconcile net income to net
   cash provided by operating activities  -
    Equity in income of limited partnership                          (2,341)
    Changes in operating assets and liabilities  -
      Increase (decrease) in accrued interest
       payable                                             120       (1,050)
      Due to Futures Investment company                              (1,148)
      Due from Atlas Futures Fund                         (979)      (6,487)

              Net Cash Provided by
               Operating Activities                     25,866       28,531

CASH FLOWS FROM INVESTING ACTIVITIES
  Distributions of investment interest in
   limited partnership                                               27,463

              Net Cash Provided by
               Investing Activities                                  27,463

CASH FLOWS FROM FINANCING ACTIVITIES
  Retirement of long-term debt                                      (25,000)
  Payment of dividend distributions                     (24,000)    (25,000)

  Net Cash Used in
  Financing Activities                                  (24,000)    (50,000)

NET INCREASE  IN CASH                                     1,866       5,994

CASH  -
  Beginning of period                                     8,257       2,263

  End of period                                         $10,123      $8,257










                 The accompanying notes are an integral part
                         of the financial statements


                       ASHLEY CAPITAL MANAGEMENT, INC.

                        NOTES TO FINANCIAL STATEMENTS

                     MARCH 31, 2001 AND DECEMBER 31, 2000



1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

      Ashley Capital Management, Inc. (the Company) was formed on October 15, 1996 under the laws of the State of Delaware to act as general partner of the Atlas Futures Fund, Limited Partnership (the Fund).

      The responsibilities of the General Partner, in addition to the selection of trading advisors and other activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

      Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      Statement of Cash Flows - The Company has no cash equivalents. Net cash provided by operating activities includes cash payments for interest of $983 for the year ended December 31, 2000. There were no cash payments for interest for the three months ended March 31, 2001. There were also no cash payments for income taxes for the three months ended March 31, 2001, or the year ended December 31, 2000.

      Income Tax Status - For federal income tax purposes, the Company elected S-Corporation status and therefore pays no federal income taxes, since income or losses are passed through to the respective shareholders.

2.    CORPORATE AFFILIATION

      The Company's sole shareholder is also a joint owner of Futures Investment Company. In addition, the Company is a general partner of Atlas Futures Fund, a limited partnership. As general partner, the Company receives management fees from the limited partnership. Unpaid management fee revenue totaled $8,651 and $7,672 as of March 31, 2001, and December 31, 2000, respectively.



3.    INVESTMENTS

      During 1998 and 1999, the Company purchased its interest in the Atlas Futures Fund, Limited Partnership with an initial investment of $1,000 and an additional $25,000 investment as one of the Fund's general partners. The investment was being accounted for under the equity method and reported profits of $2,341 during the 2000 year. The Company redeemed its investment in 2000.

4.    LONG-TERM DEBT

      The Company and its sole shareholder signed a subordinated loan agreement on October 24, 1996, whereby the Company can borrow up to $500,000 from the shareholder. The loan agreement bears interest at the rate of 12% per annum and is payable on February 1, 2019; however, under certain circumstances the borrower may repay the loan earlier. On April 16, 1998, the Company borrowed $4,000 against this commitment, which will mature February 1, 2019, in part to fund the expenses of the Company and to advance proceeds to and invest into the limited partnership. An additional $25,000 was borrowed during 1999 and repaid in 2000.

*******************************************************************************
                                  Appendix I

                       Commodity Terms And Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Affiliated Introducing Broker. The introducing broker is affiliated with Mrs. Shira Del Pacult, one of the general partners and the sole principal of Ashley Capital Management, Inc., the other general partner. The introducing broker has no affiliation with the partnership. Also see definition of Introducing Broker.

Associated Persons. The persons registered pursuant to the Commodity Exchange Act with the futures commission merchant, the selling agent, additional sellers, or the introducing broker who are eligible to service the partnership, the partners and to receive trailing commissions.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

Broker.   See definitions of Futures Commission Merchant and Introducing
Broker.

Capital means cash invested in the partnership by any partner and placed at risk for the business of the partnership.

Commodity Futures trading Commission. Commodity Futures Trading Commission, 2033 K Street, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker. See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

Commodity Pool Operator. Ashley Capital Management, Inc., 5916 N. 300 West, Fremont, IN 46737, (219) 833-1306; and, Mrs. Shira Del Pacult, 5916 N. 300
West, P.O. Box C, Fremont, IN 46737. A person that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor. Clarke Capital Management, Inc., 116 W. 2nd Street, Hinsdale, Illinois 60521; (630) 323-5913. A person or entity which renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the partnership.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Escrow Agent and Escrow Account. The corporate general partner will maintain an escrow account which will hold all the subscription documents and proceeds until such time as either the subscription is accepted or the offering is terminated.

Exchange for Physicals. A practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Form K-1. The section of the Federal Income Tax Return filed by the partnership which identifies the amount of investment in the partnership, the gains and losses for the tax year, and the amount of such gains and losses reportable by a partner on the partner's tax return.

Fully-Committed Position. Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully-committed position.

Futures Commission Merchant. Refco, Inc., One World Financial Center, Tower A, Suite 2300, 200 Liberty Street, New York, NY 10281. The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The introducing broker is responsible for the negotiation and payment of the commission to the futures commission merchant.

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Futures Investment Company.  The selling agent and introducing broker, 5916
N. 300 West, P.O. Box C, Fremont, IN 46737 which will introduce the trades to the futures commission merchant for a fixed commission of 9% of equity on deposit at the futures commission merchant allocated by the general partner to trade. Mrs. Shira Del Pacult, one of the general partners and the principal of Ashley Capital Management, Inc., the other general partner, is a 50% shareholder and one of the principals of Futures Investment Company. Her husband, Michael Pacult, holds the other 50% and is also a principal.

General Partner. Ashley Capital Management, Inc., 5916 N. 300 West, Fremont, IN 46737, (219) 833-1306; and, Mrs. Shira Del Pacult, 5916 N. 300 West, P.O.
Box C, Fremont, IN 46737.  The manager of the fund.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Initial Closing. When the minimum offering amount has been raised and escrow funds are released to the partnership for commencement of trading.

Introducing Broker.  The introducing broker, Futures Investment Company, 5916
N. 300 West, P.O. Box C, Fremont, IN 46737, which will introduce the trades to the futures commission merchant for a fixed commission of 9% of equity on deposit at the futures commission merchant allocated by the general partner to trade. Mrs. Shira Del Pacult, one of the general partners and the principal of Ashley Capital Management, Inc., the other general partner, is also one of the principals of the introducing broker, with her husband.

Introduction of Trades. The term used to describe the function performed by the broker which handles the relationship between the partnership and the futures commission merchant. See Introducing Broker.

Limited Partner. Persons admitted without management authority pursuant to the partnership agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of an futures commission merchant.

Minimum Offering/Maximum Offering. The Minimum is the amount required to be invested before trading will commence, and the Maximum is the amount the general partner establishes as the amount which will terminate this offering.

National Association of Securities Dealers. National Association of Security Dealers, Inc., the self regulatory organization responsible for the legal and fair operation of broker dealers, such as the selling agent.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). See Exhibit A, The Limited Partnership Agreement, 1.2(e).

Net Unit Value. The net assets of the partnership divided by the total number of units of partnership interests outstanding.

Net Gains.  The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period. See Charges to the Partnership.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

Offering and Organizational Expenses. The partnership has paid offering expenses of $78,556, including organizational expenses, from the gross proceeds of the offering at the time of the break of escrow at the initial closing. North American Securities Administrator Association Guidelines for Commodity Pools define offering and organizational expenses to include selling commissions and redemption fees as well; and, for purposes of limitation, these expenses cannot exceed 15% of capital raised pursuant to the offering.

Option Contract. An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Partners.  The general partners and all limited partners in the partnership.

Partnership or Limited Partnership or Commodity Pool or Pool or Fund. The Atlas Futures Fund, Limited Partnership, evidenced by Exhibit A to this Prospectus, 5916 N. 300 West, Fremont, IN 46737, (219) 833-1306.

Position Limits. The Commodity Futures Trading Commission has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called position limits.

Principal. Mrs. Shira Del Pacult, one of the general partners and the principal of the corporate general partner. Mrs. Pacult is also a principal of the introducing broker.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Redemption. The right of a partner to tender its partnership interests to the partnership for surrender at the net unit value. See the Limited Partnership Agreement attached as Exhibit A.

Selling Agent. The National Association of Securities Dealers member broker dealer, Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737, selected by the general partner to offer the partnership interests for sale. The general partner and the selling agent may select additional selling agents to also offer partnership interests for sale. See Plan of Distribution.

Selling Commissions.   Six percent (6%) of the gross subscription amount
submitted by the prospective investor to be paid to the Selling Agent for payment, in part, to Mrs. Pacult.

Scale in Positions. The commodity trading advisor selected by the general partner presently has a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the partnership and other accounts under management will be too large too be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn.
A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Trailing Commissions. The share of the fixed commissions to be paid to the individual associated persons who work for the National Association of Securities Dealers member broker dealers or the introducing broker who have either sold the partnership interests to the partners or are providing services to the general partner or the other partners.

Taking Positions Ahead of the Partnership. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe the initial $1,000 value and subsequent Net Asset Value of general and limited partner interests of the partnership.

Unrealized Profit Or Loss. The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

Underwriter. This term is not applicable to this offering. All sales of partnership interests will be on a best efforts basis. The price of the units will not be guaranteed, supported or underwritten in any way. See Selling Agent.

                          State Regulatory Glossary

      The following definitions are supplied by the state securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. which publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are published from the Guidelines, however, the general partner has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the Fund.

      Administrator-The official or agency administering the security laws of a state. This will usually be the State of residence of the Fund or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

      Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the commodity trading advisors and, when it provides such advice, to the general partner.

      Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Mrs. Shira Del Pacult one of the general partners, is the sole shareholder and principal of the other general partner and also owns 50% of the outstanding voting shares and is a principal in the affiliated introducing broker.

      Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price, less sales commissions, for the partnership interests.

      Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See Futures Commission Merchant and Introducing Broker.

      Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

      Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this prospectus.

      Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

      Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

      Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

      New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See New Net Profit.

      Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

      Participant-The holder of a Program Interest.  A Partner in the Fund.

      Person-Any natural Person, partnership, corporation, association or other legal entity.

      Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid by the Introducing Broker from the fixed commissions.

      Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

      Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant and Introducing Broker.

      Program Interest-A limited partnership interest or other security representing ownership in a program. The units in the Fund. See Exhibit A, the Limited Partnership Agreement.

      Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

      Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the partnership interests. The term Sponsor shall be deemed to include its Affiliates.

      Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

      Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.


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             EXHIBIT A TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                     AGREEMENT OF LIMITED PARTNERSHIP OF
                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP

THIS LIMITED PARTNERSHIP AGREEMENT, (the "Agreement") dated the 15th day of May, 1999, is to amend and restate in full that certain partnership agreement entered on the 1st day of February, 1998, by and between Ashley Capital Management, Incorporated, a Delaware corporation ("Ashley") as managing general partner, and Shira Del Pacult as limited partner.

                                 WITNESSETH:

IN CONSIDERATION of good and valuable consideration, the receipt of which is hereby acknowledged, the General Partner and the sole Limited Partner entered and formed a limited partnership (hereinafter called either the "Partnership" or the "Fund") pursuant and subject to the Delaware Uniform Limited Partnership Act (the "Act"), which is amended and restated as follows:

Shira Del Pacult ("Ms. Pacult") is hereby admitted as Other General Partner, and from this date forward the term General Partner shall refer to both Ashley and Ms. Pacult.

                                  ARTICLE I
                  Definitions and Risk Disclosure Statement

Certain terms used in this Agreement shall have the special meaning designated below:

1.1 The term AFFILIATE means (1) any person controlled by or under common control with another person, (2) a person owning or controlling 10% or more of the outstanding voting securities of such other person, (3) any officer or director of such other person, and (4) if such other person is an officer or director, any other company for which such person acts as an officer or director.

1.2  When referring to the capital of the Partnership:

(a) the term CAPITAL shall mean cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership;

(b) the term CAPITAL CONTRIBUTION shall mean, with respect to any Partner, the sum of all Capital contributed to the Partnership pursuant to
Article I;

(c) the term CAPITAL SUBSCRIPTION shall mean the amount set forth opposite the name of such Partner in the schedule of Partners, which amount shall be the purchase price, less sales commissions, if any, to be paid or paid by such Partner for the Unit or Units in the Partnership purchased by such Partner;

(d)  the term INITIAL CAPITAL shall mean the sum of all Capital
Subscriptions received by the General Partner prior to commencement of trading;

(e) the term NET ASSETS OR NET ASSET VALUE means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i) Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the General Partner;

(ii) All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii) Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv) Interest earned on all Partnership accounts is accrued at least monthly;

(v) The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the General Partner or as provided in this Agreement and the amount of any redemption is a liability of the Partnership as of the Valuation Date; and

(vi) Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

(f) The term VALUATION DATE means the date as of which the Net Assets of the Partnership are determined, which will be after the close of business on the last business day of each month.

(g) the term PROFIT (LOSS) ATTRIBUTABLE TO UNITS means the product of A) the number of Units divided into B) an amount equal to the Net Profit (Loss) determined as follows: (1) the net of profits and losses realized on all trades closed out, plus (2) the net of any unrealized profits and losses an open positions as of the end of the period, less (3) the net of any unrealized profits and losses on open positions as of the end of the preceding period, minus, (4) the Expenses attributable to Units. Profit
(Loss) shall include interest earned on Partnership assets, realized and unrealized capital gains or losses on U.S. Treasury bills, and other securities;

(h) the term MANAGEMENT FEE shall mean up to six percent (6%) annually of the Net Assets of the Partnership computed on the close of business on the last day of each month and payable to the General Partner or independent Commodity Trading Advisor, or both, without regard to the income or loss of the Partnership for that period; presently, Ashley receives one third (1/3) of the maximum Management Fee (2% annually of the Net Assets of the Partnership); no Management Fee is presently paid to the CTA;

(i) the term INCENTIVE FEE means a percentage of the profits accrued and paid to the General Partner, or its Affiliates, of up to fifteen percent (15%) annually of New Net Profit earned from inception of trading, through the date of the computation, based upon total Capital of the Partnership. The General Partner has reserved the right to both reduce the Incentive Fee below fifteen percent (15%) and increase the Incentive Fee to a maximum of twenty-seven percent (27%), provided that in such case the Management Fee is correspondingly lowered to 0%; presently, the Incentive Fee paid to the CTA is twenty percent (25%);

(j) the term GROSS PROFIT OR LOSS means the income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

(k) the term NEW NET PROFIT OR LOSS means the amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period; and,

(l)  the term NET GAINS means net profit from all sources.

(m) the term UNIT shall mean a partnership interest in the Partnership requiring an initial Capital Contribution of one thousand dollars ($1,000), less a sales commission, or the Net Asset Value of the initial Unit, as adjusted to reflect increases and decreases caused by receipt, accrual, and payment of profit, Expenses, losses, bonuses, and fees, from time to time.

1.3 When referring to costs and expenses of the Partnership to be allocated and charged pursuant to this Agreement:

(a) the term EXPENSES shall mean costs allocated, incurred, paid, accrued, or reserved, including the fixed commissions payable to the Introducing Broker of nine percent (9%) of the total equity placed under management with the Commodity Trading Advisor, which are, in the opinion of the General Partner, required, necessary or desirable to establish, manage, continue and promote the business of the Partnership including, but not limited to, all deferred organization costs, brokerage commissions, and all management and incentive fees payable to the General Partner or to independent investment and Commodity Trading Advisor by the Partnership as negotiated and determined by the General Partner on behalf of the Partnership on a basis consistently applied in accordance with generally accepted accounting principals under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization with proper jurisdiction over the business of the Partnership; provided, however, Expenses shall not include salaries, rent, travel, expenses and other items of General Partner overhead and, provided, further, management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, shall not exceed one half of one percent of Net Assets per month (not to exceed six percent annually). If necessary, the General Partner shall reimburse the Partnership no less frequently than quarterly, for the amount by which such aggregate fees and expenses exceed the limitations provided by NASAA Guideline IVC.1. During the period for which reimbursement is made up to an amount not exceeding the aggregate compensation received by the General Partner, including direct or indirect participations in commodity brokerage commissions charged to the Partnership. In addition, if reimbursement is required or ordinary expenses are incurred, the General Partner shall include in the Partnership's next regular report to the auditors a discussion of the circumstances or events which resulted in the reimbursement or extraordinary expenses;

(b) the term NET UNIT VALUE shall mean the Net Asset Value divided, from time to time, by the total number of Units outstanding;

(c) the term OFFERING PERIOD means the period of time established by the General Partner after the Partnership begins to offer to sell Units at the Net Unit Value ; and,

(d) the term SYNDICATION COSTS shall mean the promotion and syndication costs of the Partnership and the costs of the offering of Units, and to establish the initial business relationships on behalf of the Partnership, including all legal and printing costs to prepare the Disclosure Documents, registrations and filing fees, contract negotiation, and travel incurred which are deemed necessary or desirable by the General Partner to form the Partnership, be ready to engage in business, and to sell the Units.

1.4 The terms DISCLOSURE DOCUMENT, MEMORANDUM, OFFERING CIRCULAR, PROSPECTUS and REGISTRATION STATEMENT shall mean the document or documents, together with the exhibits and any subsequent continuations thereof, which describes this Partnership to persons selected by the General Partner including, but not limited to, potential purchasers of Units, or the Partners or to any government or self regulatory agency or to persons selected by the General Partner to participate in the affairs or provide services to the Partnership.

1.5  When referring to this Agreement and the Partners of the Partnership:

(a)  the term ACT shall refer to the partnership act of Delaware.

(b)  the term AGREEMENT refers to this Partnership agreement;

(c) the term GENERAL PARTNER shall refer to both Ashley Capital Management, Incorporated, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737 (219)
833-1306 ("Ashley") and Shira Del Pacult, 5916 N. 300 West, P.O. Box C, Fremont, IN 46737 (219) 833-1306 ("Ms. Pacult") collectively or singularly, as the context requires;

(d) the term LIMITED PARTNER shall refer to any party listed on the Schedule of Limited Partners attached to this Agreement as Attachment I, as amended, from time to time, pursuant to Article VI hereof;

(e) the term MAJORITY IN INTEREST shall refer to that number of Partners who collectively hold over 50% of all of the outstanding Units held by all Partners in the Partnership; provided, however, the Units held by the General Partner cannot be considered to determine a MAJORITY IN
INTEREST or otherwise vote or consent regarding the question of removal of the General Partner or other matters specifically expressed in Article V, Section 5.3. In addition, see the rights and duties of the General Partner in Article IV and of the Limited Partners in Articles V;
(f) the term OTHER GENERAL PARTNER refers to any General Partner other than Ashley Capital Management, Incorporated and Shira Del Pacult; and

(g) the term PARTNERS refers to the General Partner, any Other General Partner, and the Limited Partners, collectively.

1.6  RISK DISCLOSURE STATEMENT.

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 6 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.
THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                  ARTICLE II
                     Partnership Organization and Purpose

2.1 PARTNERSHIP NAME AND LOCATION OF BOOKS AND RECORDS. The name of the Partnership, as filed with the state of Delaware, shall be Atlas Futures Fund, Limited Partnership. The address where the books and records of the Partnership will be maintained for inspection by the Partners is c/o Futures Investment Company, 5916 N. 300 West, Fremont, IN 46737 (219) 833-1306 or such other address as the General Partner shall, from time to time, determine.

2.2  PARTNERSHIP AFFILIATES.

(a) POOL OPERATOR NAME AND PRINCIPALS. The General Partner shall serve as the commodity pool operator for the Partnership. In addition to being one of the general partners, Shira Del Pacult is the sole principal, shareholder, director and officer of Ashley Capital Management, Inc., the other general partner, and is solely responsible for the business decisions of the Partnership, including, but not limited to, selection of the Commodity Trading Advisors (the "CTAs"). The signature of either Ms. Pacult or Ashley may bind the Partnership.

THE REGULATIONS OF THE CFTC AND NFA PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PROSPECTUS MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

Ashley and Ms. Pacult have limited prior experience in the management of this commodity pool; however, Ms. Pacult (i) has been engaged in supervision of individual managed commodity accounts for over 19 years,
(ii) was a general partner and the principal of the corporate general partner of another publicly offered commodity pool, Fremont Fund, Limited Partnership that was closed in August, 2000, and (iii) is currently a general partner and principal of the corporate general partner of another publicly offered commodity pool, Bromwell Financial Fund, Limited Partnership and of a privately offered commodity pool, Auburn Fund, Limited Partnership. See "Performance of Other Programs Sponsored by the General Partner" in the Partnership's Prospectus.

(b)	COMMODITY TRADING ADVISOR NAMES AND PRINCIPALS.  The General Partner has
initially selected one independent CTA to trade the assets of the Partnership, Clarke Capital Management, Inc. The CTA's performance record and business background are disclosed in the Partnership's
Prospectus under "Trading Management". The CTA will have no ownership in the Partnership and its compensation is described in 4.6(f). The CTA will enter trades on behalf of the Partnership directly with the FCM without the prior knowledge or approval of the General Partner of the methods used by the CTA to select the trades, the number of contracts, or the margin required. From 5% to 40% of the Net Asset Value on deposit with the FCM is expected to be committed to margin to hold positions taken by the CTA for the account of the Partnership.

(c) INTRODUCING BROKER AND FUTURES COMMISSION MERCHANT NAMES AND PRINCIPALS. Futures Investment Company, 5916 N. 300 West, P.O. Box C, Fremont, IN
46737 (219) 833-1306 will server as the Introducing Broker ("IB") for the Partnership and will be paid a fixed amount for brokerage commissions of nine percent (9%) per year, payable monthly by the Partnership, for introducing trades through Vision Limited Partnership, the futures commission merchant (the "FCM"). The IB will pay the round-turn brokerage commissions, pit brokerage and other clearing expenses to the FCM, which will act in the normal capacity as a futures commission merchant and will hold the equity assigned by the General Partner for trading and will clear the trades entered by the CTA pursuant to the power of attorney granted by the General Partner to the CTA to trade on behalf of the Partnership.

2.3 MATERIAL ADMINISTRATIVE AND/OR CIVIL ACTIONS. There have been no material administrative, civil or criminal actions against Ashley or Ms. Pacult (who are the general partners and Commodity Pool Operators), the Commodity
Trading Advisor, the Introducing Broker, the Selling Broker or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of this PPM and there have been no such actions against the Futures Commission Merchants, except as follows:

(a) Neither Refco, Inc. ("Refco") or any of its principals have been the subject of any administrative, civil, or criminal action, whether pending, on appeal, or concluded, within the preceding five years that Refco would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission ("CFTC") except as follows.

?* On December 20, 1994, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 95-2) in which Refco was alleged to have violated certain financial reporting, record keeping and segregation provision of the Commodity Exchange Act and CFTC regulations as a result of some reporting and investment practices of Refco during 1990 and 1991. Without any hearing on the merits of the CFTC allegations and without admitting any of the allegations, Refco settled the matter and agreed to payment of $1.25 million civil penalty, entry of a cease and desist order, and appointment of an independent consultant to review Refco's financial manual.

?* On January 23, 1996, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 96-2) in which Refco was alleged to have violated certain segregation and supervision requirements and prior cease and desist orders. The CFTC allegations concerned Refco's consolidated margining of certain German accounts which were maintained at Refco from 1989 through April 1992. Refco simply executed and cleared transactions for these accounts in accordance with client instructions; Refco had no role in raising funds from investors or in the trading decision for these accounts. Refco had received what it considered appropriate authorization from the controlling shareholder of the accountants' promoters to margin the accounts and transfer funds between and among the accounts on a consolidated basis. The CFTC maintained that Refco should not have relied upon such authorizations for the final consolidation of the accounts. Without admitting any of the CFTC allegations or findings, Refco settled the proceeding and agreed to payment of a $925,000 civil penalty, entry of a cease and desist order, and implementation of certain internal controls and procedures.

Refco does not believe that any of the foregoing matters are material to the clearing and execution services that it will render.

2.4 CHARACTER OF THE BUSINESS. The Partnership's business purpose is to increase Capital through the speculative and hedge trading of futures and options on futures. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith including, but not limited to:

(a) trade, buy, sell or otherwise acquire, hold or dispose of all forms of investments (including tangibles and intangibles, foreign currencies, mortgage-backed securities, money market instruments, stock and futures options, and any other securities or items which are now, or may hereafter be, the subject of barter or stock or futures trading), commodity futures, and forward contracts and any rights pertaining thereto. The Partnership shall carry on the foregoing activities through the exercise of judgment by its General Partner and/or the Investment and/or Commodity Trading Advisors and consultants and brokers selected by the General Partner. The General Partner may serve as an investment or trading advisor to the Partnership for management fees, incentive fee, reimbursement of costs and other remuneration at the same rates charged either by independent third parties for similar services to other partnerships or by the General Partner to others for the same service.

(b) invest and trade, on margin or otherwise, in capital stocks, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, gold, silver, cattle, corn, wheat, soybeans, or any other asset for which a trading market is maintained or otherwise paid for by cash or otherwise including, but not limited to, the right to sell short and to cover such short sales.

(c) possess, sell, exchange, discount, transfer, mortgage, pledge, deal in, maintain multiple accounts for, and to exercise all rights, powers, privileges and other rights, incidental to ownership of the assets held by the Partnership.

(d) borrow or raise monies and, from time to time without limit as to amount, to issue, accept, endorse and execute promissory notes, draft bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge of otherwise dispose of such instruments issued by the Partnership for its purposes; form and own one or more corporations to engage in such businesses as the General Partner shall deem advisable.

(e) lend any of its properties or funds, either with or without security in furtherance of the objects and purposes of the Partnership as the General Partner shall deem advisable and consent.

(f) rent or own and maintain one or more offices staffed as the General Partner shall determine and to do such other acts attendant thereto as may be necessary or desirable.

(g) waive the sales commission to acquire investment Capital as the General Partner, in its sole discretion, may determine.

(h) enter, make and perform all contracts, surety and guarantees as may be necessary or advisable or incidental to the carrying out of the foregoing objects and purposes.

2.5 ADDRESS OF PARTNERS. The General Partner's address is listed in paragraph 1.5(a) hereof and the Limited Partners' addresses are on record at the office of the General Partner to the Partnership.

2.6 TERM OF PARTNERSHIP. The term of the Partnership shall commence on the date of this Agreement and shall continue until dissolved or terminated pursuant to Article IX.

2.7 REGISTRATION. The General Partner, on behalf of the Partnership, shall have the authority, but not the obligation, to cause a Registration statement to be filed, and such amendments thereto as the General Partner deems advisable, with the appropriate Federal and state regulatory agencies, including the United States Securities and Exchange Commission and the commission of securities for registration under the securities laws of the various states and any other jurisdiction desirable or proper to the sale of Units to qualify for public offerings. Each of the Limited
Partners hereby confirm and ratify all action taken and things done by the General Partner with respect to such filings and public offerings. The General Partner may make such other arrangements for the sale of Units, including the private placement of Units, as it deems appropriate.

                                 ARTICLE III
          Capital Contributions and Allocation of Profits and Losses

3.1  CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS.

(a) Each Limited Partner has delivered to the Partnership an executed Subscription which has been accepted by the General Partner on behalf of the Partnership, an Amended Certificate of Limited Partnership, and a check in the amount of his Capital Subscription. The Partnership shall use the funds thus contributed solely to pay, sales commissions, Expenses, Organization Costs and to otherwise make the payments required to be made by the Partnership to engage in active trading and to pay the management fees, if any, and, from profits, the incentive fees and distributions to Partners Capital Accounts.

(b) Until such time as the General Partner elects to qualify the Partnership Units for public sale, the General Partner will establish, from time to time, the minimum amount which each Limited Partner will be required to contribute to Capital of the Partnership. Upon receipt of notice from the General Partner of such minimum (which will be equally applicable to all Limited Partners), each Limited Partner will be required to contribute sufficient Capital to equal or exceed such minimum or will withdraw and have his Units redeemed as a Limited Partner pursuant to
Article IX, Section 9.4. The failure to contribute such Capital within ten days after receipt of said notice from the General Partner shall be a request for redemption by the Limited Partner. Upon election by the General Partner and qualification of the Partnership Units for public sale, there will be no further right of the General Partner to give notice of an increase in the minimum amount which all Limited Partners will be required to contribute to Capital of the Partnership other than as provided in Article VIII. Except for the increase in the minimum amount which all Limited Partners, in the sole discretion of the General Partner, shall be required to contribute to Capital or suffer redemption and amendments required by Article VIII, there will be no required contribution or assessments of the Limited Partners.

3.2  CAPITAL CONTRIBUTIONS OF GENERAL PARTNER.

(a) The General Partner has not made and shall not be required to make any capital contribution to the Partnership except for purchases which are required by law. The General Partner shall use its best efforts to maintain its status as a partnership for tax purposes.

(b) Partnership interests shall be evidenced by Units. The General Partner, on behalf of the Partnership, may, in accordance with applicable law and the Offering Memorandum of the Partnership, issue Units to persons desiring to become Limited Partners. A Partner shall contribute an amount equal to the Net Asset Value of a Unit calculated as of the end of the last business day of the previous month, plus the sales commission, if any, on the Valuation Date. The general partner will have five (5) days to review the Partner's subscription, and the Partner will have five (5) days to rescind his subscription, after which time period all subscriptions will be irrevocable, subject to any applicable law which may extend the Partner's rescintion period. The General
Partner and Affiliates of the General Partner may purchase Limited Partnership Units with the same rights as other Limited Partners.

(c) All subscriptions for Units made pursuant to the offering of the Units must be on the form provided with the Prospectus. The partnership has offered $7,000,000 Units (the "Maximum") for sale and has reserved the right to increase this Maximum. Ashley maintains an escrow account to continuously accept Partners' subscriptions until such time as they are admitted into the Partnership.

3.3  ALLOCATION OF PROFITS AND LOSSES

(a) A distribution account shall be established for each Partner which shall include, as the initial balance thereof, each Partners' initial contribution to the Partnership expressed in total dollars and Units purchased. As of the close of business each month, allocations shall be made as follows:

(i) The Incentive Fee. The incentive fee upon New Net Profit at the rate of twenty percent (20%), or such other rate as may be established pursuant to 1.2(h), shall be paid quarterly to the CTA but allocated to the Partners monthly.

(ii) The Profit (Loss) Attributable to Units shall be added to (subtracted from) the distribution accounts of the Partners. Items of income, gain or loss, accrued and paid Expenses shall be added to (subtracted from) the distribution account of each Partner in accordance with the ratio that such distribution account bears to the sum of all of the Partners' distribution accounts.

(iii) The amount of any cash distributions to a Partner during such month and any amount paid upon Redemption of Units as of the end of such month shall be subtracted from the distribution account of such Partner.

(iv) The distribution account of any Unit which was redeemed shall be reduced by the Redemption Charge per Unit multiplied by the number of Units which were redeemed by the Partner represented by such distribution account. The Redemption Charge, if any, shall be first used to defray expenses and any excess treated as interest earned by the Fund.

                                  ARTICLE IV
                Rights and Obligations of the General Partner

4.1 GENERAL. The General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership set forth in Article II. In connection therewith, it shall have all powers of a general partner under the Act, including, without limitation, the power to:

(a) enter, execute and maintain contracts, agreements and any or all other instruments, and to do and perform all such things, as may be required or desirable in furtherance of Partnership purposes or necessary or appropriate to the conduct of Partnership activities including, but not limited to, contracts with third parties for:

(i) brokerage services on behalf of the Partnership (which brokerage services may be performed by the General Partner or an Affiliate of the General Partner), specifically, Futures Investment Company, or any successor to its business, an Affiliated introducing broker of the General Partner may clear the trades and pay trailing commissions to its associated persons, including Affiliates of the General Partner and the General Partner, in consideration of the payment of nine percent (9%) of the total equity placed with the Commodity Trading Advisor or advisors it selects, will cause and pay for the trades to be cleared through one or more futures commission merchants selected by the General Partner;

(ii) trading advisory services relating to the purchase and sale of all stocks, options, commodity futures contracts, commodity options and contracts for forward delivery of foreign currencies on behalf of the Partnership (which advisory services may be performed by the General Partner or an Affiliate of the General Partner); and

(iii) rent, salaries, computer, accounting, legal and other services attendant to the maintenance of the Fund.

(b) open and maintain bank accounts on behalf of the Partnership with banks and money market funds.

(c) deposit, withdraw, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement.

(d) supervise the preparation and filing of all documentation required by law including, but not limited to, Registration Statements to be filed with Federal and state agencies.

(e) pay or authorize the payment of distributions to the Partners and pay Expenses of the Partnership.

(f) invest or direct the investment of funds of the Partnership not involving the purchases or sale of stocks, futures contracts, options, and contracts for forward delivery of foreign currencies.

(g) purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's proprieties and business.

(h) borrow money from banks and other lenders for Partnership purposes, and may pledge any or all of the Partnership's assets for such loans. No bank or other lender to which application is made for a loan by the lender to which application is made for a loan by the General Partner shall be required to inquire as to the purposes for which such loan is sought and, as between the Partnership and such bank or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement.

(i) confess judgment for and against the Partnership and control any matters affecting the rights and obligations of the Partnership, including the employment of attorneys, in the conduct of litigation and otherwise incur legal expenses and costs of consultation, settlement of claims, and litigation against or on behalf of the Partnership.

4.2 LOANS BY GENERAL PARTNER. The General Partner or its Affiliates will be not be required to advance or loan funds to the Partnership. In the event the General Partner makes any advance or loan to the Partnership, the General Partner will not receive interest in excess of its interest costs, nor will the General Partner receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges or fees regardless of the amount.

4.3 TRANSACTION WITH PARTNERSHIP. Notwithstanding anything to the contrary which may be contained herein, the General Partner shall not:

(a) sell, or otherwise dispose of, any of the Partnership's assets to the General Partner or its Affiliates.

(b) subject to the provisions regarding and without diminishment of the right of the General Partner or any Affiliate to compensation for services provided to the Partnership as set forth in this Agreement, cause or permit the Partnership to enter any agreement with the General Partner or an Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the General Partner's fiduciary obligations to the Partnership or pursuant to which the General Partner or any Affiliate;

(i) would provide or sell any services, equipment, or supplies at other than rates charged to others; or

(ii) would receive from the Partnership, Units of Partnership interest in consideration for services rendered.

4.4 OBLIGATIONS OF GENERAL PARTNER. In addition to the obligations provided by law or this Agreement, the General Partner shall:

(a) Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners.

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation , qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions including, but not limited to, the compliance, at its expense, with all laws related to its qualification to serve as the commodity pool operator of the Fund.

(c) Retain independent public accountants to audit the accounts of the Partnership.

(d)  Employ attorneys to represent the Partnership.

(e) Use its best efforts to maintain the status of the Partnership as a partnership for United States Federal income tax purposes.

(f) Employ only independent CTAs which are registered pursuant to the Commodity Exchange Act to conduct trading and to otherwise establish and monitor the trading policies of the Partnership; and the activities of the partnership's trading advisor(s) in carrying out those policies.

(g) Review, not less often than annually, the brokerage commission rates charged to comparable funds to determine that the commission rates paid by the Partnership are comparable with such other rates.

(h) Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control, and the General Partner will not employ or permit others to employ such funds or assets in any manner except for the benefit of the Partnership.

(i) Agree that if it becomes the sole General Partner of the Partnership, it will use its best efforts to maintain the Partnership as a limited partnership as required by all applicable laws including, but not limited to the requirement of the United States Department of the Treasury, Internal Revenue Service, for a sole corporate general partner of a limited partnership to maintain its "Net Worth" (as defined below) to establish the sufficient assets test for a sole corporate general partner to be liable for the debts of the Partnership. Ms. Pacult intends to resign as a general partner once Ashley has sufficient net assets to meet the NASAA Guidelines to continue to offer Units in the Partnership. Although there can be no assurance that Ashley, as the sole corporate General Partner, will satisfy the IRS "safe harbor" test to permit the Partnership to continue to be taxed as a partnership, before Ms. Pacult resigns, Ashley will secure an opinion of counsel to the effect that sufficient other IRS elements exist to permit the Partnership to continue to be taxed as a partnership and not as a corporation. The Units owned by either general partner in the Partnership and in other partnerships in which they act as a general partner shall not be included in calculating their Net Worth. A letter of credit may be included. The requirements of this subparagraph (i) may be modified if the General Partner obtains an opinion of counsel for the Partnership to effect that a proposed modification will not (1) adversely affect the classification of the Partnership as a partnership for Federal income tax purposes; (2) will not adversely affect the status of the Limited Partners as limited partners under the Act; (3) will not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines or statements of policy promulgated or applied thereunder including, but not limited to, the net worth required by Section II.B of the Guidelines for Registration of Commodity Pool Programs, as adopted in revised form by the North American Securities Administrators Association, Inc. as are in effect on the date of such proposed modification.

(j) Maintain a current list of the name, address, and number of Units owned by each Limited Partner at the General Partner's principal office. Such list shall be disclosed to any Partner or their representative at reasonable times, upon request, either in person or by mail, upon payment, in advance, of the reasonable cost of reproduction and mailing.
The Partners and their representatives shall be permitted access to all other records of the Partnership, after adequate notice, at any reasonable time, at the offices of the Partnership. The General
Partner shall maintain and preserve such records for a period of not less than six (6) years.

4.5  GENERAL PROHIBITIONS.  The Partnership shall not:

(a) borrow from or loan to any person, except that the foregoing is not intended to prohibit the incurring of any indebtedness to a Partner or an Affiliate with respect to the offering of Units for sale, Registration, or initiation and maintenance of the Partnership's trading positions.

(b) commingle its assets with those of any other person, except to the extent permitted under the Securities and Exchange Act or the Commodity Exchange Act and the regulations promulgated under each.

(c) permit rebates or give-ups to be received by the General Partner or any Affiliate of the General Partner, or permit the General Partner or any Affiliate of the General Partner to engage in reciprocal business arrangements which would circumvent the foregoing prohibition; provided, however, that an Affiliate or the General Partner may provide goods or services, including brokerage, at a competitive cost to the Partnership.

(d) engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional positions in the same or a related stock or commodity); provided, however, that there may be taken into account the Partnership's open trade equity on existing positions in determining whether to acquire additional unrelated stock or commodity positions.

(e) margins of all open positions in all stocks and commodities combined would exceed 250% of the partnership's Net Asset Value at the time such position would otherwise be initiated.

(f) permit churning of the Partnership's trading account for the purpose of generating brokerage commissions to any person.

(g) directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential limited partner for independent investment advice as an inducement to such advisor to advise the potential limited partner to purchase Units in the Partnership without the knowledge of such potential limited partner.

(h) No Partnership funds will be held outside the United States. The Partnership funds committed to trading will be on deposit with and under the control of a futures commission merchant regulated pursuant to the Commodity Exchange Act, as may be amended, from time to time. The funds not committed to trading will be in investments which are properly registered under the United States securities or other financial institution regulations.

(i) The CTA may not receive a management fee pursuant to 4.6(d)(ii) if it shares or participates, directly or indirectly, in any commodity brokerage commissions generated by the Partnership.

4.6  FEES AND EXPENSES.

(a) The Partnership shall pay all Organization Costs and offering Expenses incurred in the creation of the Partnership and sale of Units. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the General Partner or an Affiliate of the General Partner. Notwithstanding the foregoing, in no event will reimbursement by the Partnership to the General Partner for Organization Costs and offering Expenses charged to the Partnership exceed an amount equal to 15% of the gross proceeds from the sale of Units. Organization Costs and Offering Expenses shall mean those Expenses incurred in connection with the formation, qualification and Registration of the Partnership and in distributing and processing the Units under applicable Federal and state law, sales commissions, and any other expenses such as: (i) registration fees, filing fees and taxes; (ii) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Registration Statement and Prospectus; (iii) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of the Units; (iv) salaries of officers and employees of the General Partner and any Affiliate of the General Partner while directly engaged in distributing and processing the Units and establishing records therefor;
(v) rent, travel, remuneration of personnel, telegraph, telephone and other expenses in connection with the offering of the Units; (vi) accounting, auditing, and legal fees incurred in connection therewith;
and (vii) any extraordinary expenses related thereto. Organization Costs and Offering Expenses do not include salaries, rent, travel, expenses and other items of General Partner overhead.

(b) All operating expenses of the Partnership shall be billed directly to and paid by the Partnership.

(c) The General Partner or any Affiliate of the General Partner may be reimbursed for the actual costs of any Expense including, but not limited to, legal, accounting and auditing services used for or by the Partnership, as well as printing and filing fees and extraordinary expenses incurred for or by the Partnership; provided, however, the limitations of contained in Article X - Exoneration and Indemnification contained in this Agreement will apply to restrict the purchase of certain insurance coverage and the assumption of the defense of certain claims.

(d) The General Partner may establish its compensation, from time to time, for its services; provided, however, such charges shall be no more than:

(i) A sales commission of up to six percent (6%) to be established, from time to time, by the General Partner, for sales of Units;

(ii) A management fee of one half of one percent (1/2 of 1%) per month (6% per year) of the Net Asset Value of the Partnership, computed and paid to the General Partner and/or non-affiliated independent investment or trading advisor on the close of business on the last day of each month;

(iii) An incentive fee, paid quarterly, of up to fifteen percent (15%) of the first one hundred percent (100%) of New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year. The incentive fee may be increased up to 27%, provided that the management fee is correspondingly reduced to 0%. Each trading subaccount established by the General Partner shall be considered separately for purposes of incentive fee. The incentive fee will be non-refundable; i.e., in the event that the Partnership earns substantial New Net Profit during the first month of any year and, thereafter, suffers losses, the General Partner will not refund any of the profit incentive fee paid for the prior month or months. However, the Partnership will not pay or accrue to the General Partner any further incentive fee during that year until such time as the New Net Profit, when added to Net Asset Value, after additions, deductions of Redemptions and distributions, exceeds the highest Net Asset Value, computed for that year; i.e., incentive fees will only be earned and paid or accrued upon New Net Profit for that year; and

(iv) A share of the brokerage commissions paid for trades made by the Partnership. Such commissions shall not be more than the average published fixed rate per month or per round-turn charged, from time to time, to public commodity pools by national brokerage firms for similar trading size, frequency, and style.

(e) The General Partner is hereby authorized to employ brokers, attorneys, accountants, consultants, and administrative personnel who may be Affiliated with the General partner to perform Partnership business at the expense of the Partnership. Ashley has advanced the initial offering and organizational expenses, which were $78,556. The offering expenses were reimbursed by the Partnership immediately upon the Initial Closing and the organizational expenses are being repaid to the corporate General Partner monthly over the first sixty months of operation by the Partnership at the rate of approximately $1000 per year, until paid in full. The Partnership is subject to yearly legal and accounting fees of $18,000 and $5,000, respectively.

(f) The General Partner is hereby authorized, individually or through an Affiliate, to employ non-affiliated independent investment and trading advisors to trade the assets of all or a portion of the Fund to be paid
(i) an annual management fee not to exceed six percent (6%) of the assigned trading equity when combined with the General Partner's management fee as described in 1.2(g); and, (ii) an incentive fee of up to fifteen percent (15%) on New Net Profit earned by such advisor, which may be increased or decreased as described in 1.2(h). All incentive fees may be prorated and paid quarterly.

4.7  ACTIVITIES OF PARTNERS.

(a) The General Partner and its Affiliates shall devote to the Partnership only such time as shall be reasonably required to fulfill their responsibilities hereunder.

(b) Any Partner may, notwithstanding the existence of this Agreement, engage in whatever other activities they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation or conflict of interest in such activities with the Partnership or to any party hereto. The Partners are specifically authorized to deal with other partnerships and to acquire interests in positions and trading without having to offer participation therein to the Partnership or the other Partners. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Partner, including the General Partner and its Affiliates and their officers, directors and employees, from engaging in the trading contemplated by this Partnership individually, jointly with others, or as a part of any other association to which any of them are or may become parties, in the same trades as the Partnership, or require any of them to permit the Partnership, the General Partner or any other Partner to participate in any of the foregoing. As a material part of the consideration for each party's execution hereof, each Partner hereby waives, relinquishes and renounces any such right or claim of conflict of interest and participation from any other Partner.

(c) Ashley is a corporation which was formed on October 15, 1996, and prior to that date, it didn't have any experience in the management of a partnership which trades commodity futures or options, or any other securities; however, Ms. Pacult, has been engaged in supervision of individual managed commodity accounts for over 19 years and has managed three other commodity pools. See 2.2(a). The past and future results of trading by the principals of the General Partner, both within and without the partnership, will be confidential and not disclosed to the other Partners. Such positions taken by the principals may be the same as or different from any positions taken by the General Partner or any advisor to the Fund. Nothing in this Section, or elsewhere in the Partnership Agreement, shall permit the General Partner to violate its fiduciary or legal obligations to the Partnership.

4.8 CONFLICTS OF INTEREST. Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading and elsewhere in the Partnership's Prospectus and the Exhibits attached thereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in this Agreement and the Prospectus and its Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the CTA, any Principal of the CTA, the Partnership's FCM, or any principal of the FCM, the Partnership's IB or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. Specifically, the Selling Agent is Affiliated with Ms. Pacult and, therefore, no independent due diligence of the Partnership or the General Partner will be made by a National Association of Securities Dealers, Inc. member.

(a) MANAGEMENT OF OTHER EQUITY AND FOR THEIR OWN ACCOUNTS BY THE GENERAL PARTNER, THE CTAs, AND THEIR PRINCIPALS. The right of both Ms. Pacult, in any capacity, and Ashley to manage and the actual management by the CTA of accounts they or their Affiliates own or control and other commodity accounts and pools presents the potential for conflicts of interest. There is no limitation upon the right of Ms. Pacult, Ashley, the CTA, or any of their Affiliates to engage in trading commodities for their own account. It is possible for these persons to take their positions in their personal accounts prior to the orders they know they are going to place for the money they manage for others. The General Partner will obtain representations from all of these persons and their Affiliates that no such prior orders will be entered for their personal accounts. The Partnership's CTA will be effecting trades for its own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTA for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. Ms. Pacult and Ashley, should they form other commodity pools, and the CTA may have financial incentives to favor other accounts over the Partnership. In the event Ms. Pacult, Ashley or the CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection. Ashley does not presently intend to engage in trading for its own account; however, Ms. Pacult reserves the right to trade for her own account. The CTA also reserves the right to trade for its own account. Any trading for their personal accounts by the General
Partner, any Commodity Trading Advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits, timing of the taking of positions or other similar conflicts. The result to the Partnership would be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by the General
Partner or CTA responsible for the management of the Partnership.

(b) POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER. There is no limit upon the number of Units in the Partnership the General Partner and its principal and Affiliates may purchase. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership, in regard to the selection of Commodity Trading Advisors which do not trade frequently to protect the nine percent (9%) fixed commission paid by the Partnership to the Introducing Broker.

(c) GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP. As Ashley has financial interest in the operation of the Partnership in the form of the 1% management fee and because Ms. Pacult serves as the general partner and the principal of Ashley, the other general partner, it is unlikely that either general partner would voluntarily resign, even if such resignation would be in the best interest of the Partnership.

(d) FEES AND CHARGES TO THE PARTNERSHIP PAID TO GENERAL PARTNER NOT NEGOTIATED. The one percent (1%) management fee paid to the General Partner (allocated to Ashley) and the amount of the fixed commission of nine percent (9%) per year in lieu of round-turn brokerage commissions, payable to the IB that is Affiliated with Ms. Pacult, have not been negotiated at arm's length. The General Partner has a conflict of interest between its responsibility to manage the Partnership for the benefit of the Limited Partners and its interest in receiving the management fee in addition to the conflict of interest presented by the IB Affiliated with the General Partner receiving the difference between the fixed commission charged the Partnership and the actual transaction costs incurred by the FCM as a result of the frequency of trades entered by the CTA. See "Charges to the Partnership" in the Partnership's Prospectus. The General Partner will select the CTAs to manage the Partnership assets and the CTAs determine the frequency of trading. Because the IB Affiliated with the General Partner will receive the difference between the brokerage commissions and other costs which will be paid on behalf of the Partnership and the fixed commission, the General Partner's best interests are served if it selects trading advisors which will trade the Partnership's Net Assets assigned to them in a way to minimize the frequency of trades to maximize the difference between the fixed commission and the round-turn commissions and other costs to trade charged by the FCM; i.e., it is in the best interest of the General Partner to reduce the frequency of trading rather than concentrate on the expected profitability of the CTAs without regard to frequency of trades. This conflict is offset by the fact the General Partner does not select any of the trades and the CTA is paid an incentive of 20% of New Net Profits. The arrangements between the General Partner and the Partnership with respect to the payment of the commissions are consistent in cost with arrangements other comparable commodity pools have made to clear their trades. These arrangements are fair to the Partnership and its investors because the General Partner has assumed the risk of frequency of trading, up to a maximum of three times the normal rate by the CTA and has assumed all liability for the payment of trailing commissions.

(e) CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE. Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. See "Risk Factors", and "Conflicts of Interest" in the Partnership's Prospectus. In addition, the Selling Agent is Affiliated with Ms. Pacult and, therefore, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and futures commission merchant selected and has otherwise assured the Selling Agent that all money on deposit is in the name of and for the beneficial use of the Partnership.

(f) GENERAL PARTNER TO DISCOURAGE REDEMPTIONS. The General Partner has an incentive to withhold distributions and to discourage Redemption because Ashley receives compensation based on the Net Asset Value of the Partnership assigned to the CTAs to trade.

(g) HIGH RISK TRADING BY THE CTAs TO GENERATE INCENTIVE FEES. As a general rule, the greater the risk assumed, the greater the potential for profit. Because the CTA is compensated by the General Partner based on 20% of the New Net Profit of the Partnership, it is possible that the CTA will select trades which are otherwise too risky for the Partnership to assume to earn the 20% incentive fee on the profit should that ill-advised speculative trade prove to be profitable.

(h) IB AFFILIATED WITH THE GENERAL PARTNER TO RETAIN A SHARE OF THE COMMISSIONS. The Partnership will pay a fixed brokerage commission of 9% per year, payable monthly to Futures Investment Company, an introducing broker Affiliated with the General Partner. Futures Investment Company will retain so much of the fixed brokerage commission as remains after payment of the round turn brokerage commissions to the Futures Commission Merchant and the 6% per year trailing commissions to the associated persons who service the Partners' accounts in the Partnership. Because Ms. Pacult is also a principal of the IB and the Selling Agent, there is a likelihood that the Partnership will continue to retain the IB even though other IB's may be available to provide better service to the Partners and their accounts.

(i) NO RESOLUTION OF CONFLICTS PROCEDURES. As is typical in many futures partnerships, the General Partner has not established formal procedures, and none are expected to be established in the future, to resolve the potential conflicts of interest which may arise. It will be extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the Limited Partners. The foregoing list of risk factors and conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. Investors are not to construe this Prospectus as legal or tax advice. Before determining to invest in the Units, potential investors should read this entire Agreement as well as the Partnership's Prospectus and the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them. See "Investor Suitability" in the Partnership's Prospectus.

(j) INTERESTS OF NAMED EXPERTS AND COUNSEL. The General Partner has employed The Scott Law Firm, P.A. to prepare this Prospectus, provide certain tax advice and opine upon the legality of the issuance of the Units. Neither the Law Firm nor its principal, nor any accountant or other expert employed by the General Partner to render advice in connection with the preparation of the Prospectus or any documents attendant thereto, have been retained on a contingent fee basis nor do they have any present interest or future expectation of ownership in the Partnership or its General Partner or the Underwriter or the CTAs or the IB or the FCM.

4.9 LIMITATION OF POWERS. Without concurrence of a Majority in Interest, the General Partner may not:

(k) Amend this Agreement except for those amendments that are specifically authorized by this Agreement or do not adversely affect the rights of the Limited Partners.

(b)  Voluntarily withdraw as a General Partner.

(c) Appoint a new General Partner or additional general partners; provided, however, additional general partners may be appointed without obtaining the consent of a Majority in Interest if the addition of such person is necessary to preserve the tax status of the Partnership as a partnership and not as a corporation; and such additional general partner has no authority to manage or control the Partnership and the admission of such additional general partner does not materially adversely affect the Limited Partners.

(d) Sell all or substantially all of the Partnership assets other than in the ordinary course of business.

(e)  Cause the merger or other reorganization of the Partnership.

(f) Dissolve the Partnership other than because of an event, which by law, requires such dissolution.

                                  ARTICLE V
                  Rights and Obligations of Limited Partners

5.1 LIMITATION OF LIABILITY. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof. However, the amount committed by him to the Capital of the Partnership and his interest in Partnership assets shall be subject to liability for Partnership debts and obligations. Limited Partners may be liable to repay any wrongful distribution of profits to them and may be liable for distributions (with interest thereon) considered to be a return of Capital if necessary to satisfy creditors of the Partnership.

5.2 NO MANAGEMENT RIGHTS. No Limited Partner shall take part in the management of the business of the Partnership or transact any business for the Partnership. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership.

5.3 CERTAIN RIGHTS. Provided the following, does not either (i) subject the Limited Partners to unlimited liability or (ii) subject the Partnership to be taxable as a Corporation for purposes of Federal Income tax laws, the Partners, by a vote of a Majority in Interest, without the necessity for concurrence by the General Partner, shall have the following rights in addition to those granted elsewhere in this Agreement:

(a) Amend the Partnership Agreement; provided, however, any amendment which modifies the compensation or distributions to the General Partner or which affects the duties of the General Partner requires the consent of the General Partner.

(b) The General Partner may be removed and a new General Partner elected in accordance with the terms of this Agreement.

(c) Cancel any contract for services with the General Partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the General Partner and the Partnership is one year; and, provided further, should any amendment to this Partnership Agreement attempt to modify the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner, such amendment will become effective only upon the consent of the General Partner.

(d) The right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Partnership.

(e)  Dissolve the Partnership.

(f) Any material changes in the Partnership's basic investment policies identified in Article III including, but not limited to, the speculation and trade in commodity futures, forward futures contracts, and options upon those contracts both within and without the United States or the structure of the Partnership as a limited partnership requires prior written notification of a meetings which identifies the purpose of the meeting and the approval by a vote of the Majority in Interest of the Partners.

5.4  GENERAL PARTNER ACTION WITHOUT LIMITED PARTNER APPROVAL.
Notwithstanding anything in this Agreement, particularly section 5.3, to the contrary, the General Partner may amend this Agreement without any vote, consent, approval, authorization or other action of any other Partner and without notice to any other Partner to:

(a) add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates in this Agreement for the benefit of the Limited Partners;

(b) cure any ambiguity, correct or supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the intent of this Agreement;

(c) delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, or by a state securities law administrator or similar such official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partner or does not have a material adverse effect on the Limited Partners generally or the Partnership;

(d) reflect the withdrawal, expulsion, addition or substitution of Partners;

(e) reflect the proposal, promulgation or amendment of Regulations under Code section 704, or otherwise, to preserve the uniformity of interest in the Partnership issued or sold from time to time, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(f) elect for the Partnership to be bound by any successor statute to the Act, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(g) conform this Agreement to changes in the Act or interpretations thereof which, in the exclusive desecration of the General Partner, it believe appropriate, necessary or desirable, if, in the General
Partner's reasonable opinion, such amendment does not have a materially adverse effect on the Limited Partners generally or the Partnership;

(h)  change the name of the Partnership;

(i) conform the provisions of this Agreement to any applicable requirements of Federal of state law which, in the exclusive discretion of the General Partner, it believes appropriate, necessary or desirable, if, in the General Partner's reasonable opinion, such amendment does not have a material adverse effect on the Limited Partners generally or the Partnership; and

(j) make any change which, in the exclusive discretion of the General Partner, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable, in the exclusive discretion of the General Partner, so that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes.

5.5 EXPULSION OF LIMITED PARTNERS. Anything herein to the contrary notwithstanding,

(a) no Partner, including any corporation, partnership, trust or other entity may, at any time, have an ownership percentage of ten percent or more of the aggregate ownership percentages of the Limited Partners. If, at any time, the General Partner determines that any Limited Partner has an ownership percentage of ten percent or more, the Partnership, in the General Partner's exclusive discretion, may cause a Redemption by that Limited Partner of the number of Units necessary or advisable to reduce that Limited Partner's ownership percentage to less than ten percent. The Redemption shall be effective as of the next Valuation Date or such other Valuation Date, at the discretion of the General Partner.

(b) the General Partner has the right, in its sole discretion, to raise or lower the minimum investment in the Partnership required for the admission or retention of Units in the Partnership by a Partner; however such minimum investment may not be lowered below $5,000. In the event the General Partner does raise the minimum investment in the Partnership to an amount in excess of any Partners Capital account, the Partnership shall provide notice to the Partner of such event and allow the Partner 30 days to raise the Capital account for that Partner to such raised amount, or more. In the event the Partner does not so raise his Capital account to such minimum amount, the Partner shall be deemed to have elected to withdraw from the Partnership and all of his Units shall be redeemed at the next redemption date as provided in this Agreement.

(c) notwithstanding the foregoing, the General Partner, at its sole discretion, may expel any Partner at anytime, by causing the redemption of that Partner's Units as of the next Valuation Date, or such other Valuation Date as the General Partner may determine.

5.6 NOTIFICATION. Notice shall be sent to each Partner within seven business days from the date of:

(a) any decline in the Net Unit Value to less than 50% of the Net Asset Value on the last Valuation Date;

(b) any material change in contracts with the FCM or CTA including, but not limited to, any change in CTAs or any modification in connection with the method of calculating the incentive fee;

(c) any other material change affecting the compensation of the General Partner, FCM, CTA or any Affiliated party;

5.7  NOTIFICATION CONTENTS.

(a) a material change related to brokerage commissions shall not be made until notice is given and the Partners, after such notice, have the opportunity to Redeem pursuant to Article IX;

(b) in addition, in regard to all other changes, the required notification shall describe the change in detail, include a description of the Partners' Redemption rights pursuant to Article IX and voting rights pursuant to this Article V and a description of any material effect such changes may have on the interests of the Partners.

5.8 EXERCISE OF RIGHTS. Upon receipt of a written request, executed by the holders of Units aggregating ten percent (10%) or more of the Units, for a vote upon and to take action with respect to any rights of the Partners under this Agreement, the General Partner shall call a meeting of all Partners of the Partnership in the time and manner as provided in Section
8.7 hereof. The General Partner will assume the cost for distribution of the request for the meeting.

5.9 EXAMINATION OF BOOKS AND RECORDS. A Limited Partner shall have the right to examine the books and records of the Partnership at all reasonable times, including the right to have such examination conducted at his sole expense by any reasonable number of representatives. Notwithstanding the foregoing, the General Partner may keep and withhold the names of the other Partners, specific trading and other designed information confidential from the Partners.

                                  ARTICLE VI
                   Assignment of Limited Partnership Units;
                        Admission of Limited Partners

6.1 RESTRICTION ON ASSIGNMENT. A Partner may not assign or transfer some or all of his Units in the Partnership without the written consent of the General Partner; provided, however, that in no event may an assignment be made or permitted until after six months from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, will retain more than five Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The General Partner shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership.

6.2 QUALIFIED PLAN RESTRICTIONS. In no event shall a Partner be entitled to transfer all or part of a Partnership interest if, under applicable
United States Department of Labor regulations, such transfer would result in Partnership interests, excluding the interests of the General Partner, valued at or in excess of twenty-five percent of the value of all outstanding Partnership interests, excluding the interests of the General Partner, being held by the following persons or entities:

(a) employee benefit plans (as defined in section 3(3) of the Federal Employee Treatment Income Security Act of 1974, as amended ("ERISA"), whether or not such plans are subject to the provisions of Title I of ERISA,

(b)  plans described in section 4975 (e)(1) of the Code, and

(c) entities (such as a common or collective trust funds of a bank) whose underlying assets include plan assets by reason of a plan's investment in the entity.

6.3 DOCUMENTATION OF ASSIGNMENT. The General Partner shall furnish to the assigning Limited partner a proper form to duly effect such assignment.
The General Partner shall not be required to recognize any assignment and shall not be liable to the assignee for any distributions made to the assigning Limited Partner until the General Partner has received such form of assignment, properly executed with signature guaranteed, together with the Certificate of Ownership originally issued to the Limited Partner (or an indemnity bond in lieu therefor) and such evidence of authority as the General Partner may reasonably request and the General Partner shall have accepted such assignment.

                                 ARTICLE VII
                Accounting Records, Reports and Distributions

7.1 DISTRIBUTIONS. Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The
Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the General Partner.

7.2 BOOKS OF ACCOUNT. Proper books of account shall be kept and there shall be entered therein all transactions, matters and things relating to the Partnership's business as required by applicable law and the regulations promulgated thereunder and as are usually entered into books of account kept by persons engaged in business of like character. The books of account shall be kept at the principal office of the General Partner and each Limited Partner (or any duly constituted agent of a Limited Partner) shall have, at all times during reasonable business hours, free access, subject to rules of confidentiality established by the General Partner, the right to inspect and copy the same. Such books of account shall be kept on an accrual basis. A Capital account shall be established and maintained from each Partner, as set forth above.

(a)  Each Partner shall be furnished as of the end of each Fiscal Year with
(1) annual financial statements, audited by a certified public accountant, within 90 days from the end of such year; together with such other reports (in such detail) as are required to be given to Partners by applicable law, specifically, annual and periodic reports will be supplied by the General Partner to the other Partners in conformance with the provisions of CFTC regulations for Reporting to Pool Participants, 17 C.F.R. Section 4.22, as amended, from time to time, and, (2) any other reports or information which the General
Partner, in its sole discretion, determines to be necessary or appropriate.

(b) Appropriate tax information (adequate to enable each Partner to complete and file his Federal tax return) shall be delivered to such Partner no later than January 31 following the end of each Calendar Year.

7.3 CALCULATION OF NET ASSET VALUE. Net Asset Value shall be calculated daily and reports delivered to Partners as of the last day of each month by the 20th of the following month. Upon request, the General Partner shall make available to any Partner the Net Unit Value.

7.4 MAINTENANCE OF RECORDS. The General Partner shall maintain all records as required by law including, but not limited to, (1) all books of account required by paragraph 7.1 of this Article VII; and, (2) a record of the information obtained to indicate that a Partner meets the applicable investor suitability standards.

7.5 TAX RETURNS The General Partner shall cause tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

7.6 TAX ELECTIONS The General Partner shall from time to time, make such tax elections or allocations deemed necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement. Ashley shall be authorized to perform all duties imposed by Sections 6221 through 6232 of the Internal Revenue Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following:
(i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for a review of a final Partnership administrative adjustment; and, (iv) a power of attorney on behalf of each Limited Partner having less than a 1% interest in the Partnership to enter a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners unless any said Limited Partner shall have notified the Internal Revenue Service and the General Partner, within 30 days of service of the notice of claim up said Limited Partner, that the General Partner may not act on such Limited Partner's behalf.

                                 ARTICLE VIII
                     Amendments of Partnership Agreement

8.1 RESTRICTION ON AMENDMENTS. No amendment to this Agreement shall be effective or binding upon the partners unless the same shall have been approved by a Majority in Interest of the Partners; provided, however, the General Partner may adopt amendments without such approval which are, in the sole judgment of the General Partner, deemed necessary or desirable to maintain the business or limited partnership or other favorable tax status of the Partnership, or permit a Public Offering of the Units, or to maintain the Partnership and the General Partner and its principals in compliance with the laws which govern the business, including the requirements of any self regulatory organization, or to substitute or add persons as Limited Partners.

8.2 ADMISSION OF ADDITIONAL PARTNERS. At any time, the General Partner may, in its sole discretion and subject to applicable law, admit additional Partners. Each newly admitted Partner shall contribute cash equal to the Net Unit Value of the Partnership for each Unit to be acquired. The terms of any additional offering may be different from the terms of the initial offering. All expenses of any such additional offering shall be borne by the either the Partnership or the subscribers thereto, as determined in the sole discretion of the General Partner. Pursuant to Article VI, the General Partner may consent to and admit any assignee of Units as a substituted Partner. There is no maximum aggregate amount of Units which may be offered and sold by the Partnership or on the amount of contributions which may be received by the Partnership.

8.3 TERMINATION OF OFFERINGS; ADDITIONAL OFFERINGS. Notwithstanding anything stated herein to the contrary, the General Partner may from time to time, in its sole discretion, limit the number of Units to be offered, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners.

8.4 NOTICE OF RESTRICTED TRANSFER. Each certificate of Limited Partnership shall be subject to and contain the following notice:

THE LIMITED PARTNER MUST DETERMINE IF THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT MAY BE TRANSFERRED IN ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAWS AND REFERENCE MUST BE MADE TO THE OFFERING DOCUMENTATION AND
LEGAL COUNSEL CHOSEN BY THE INVESTOR TO DETERMINE THE RIGHT OF THE INVESTOR TO RESELL THE UNITS EVIDENCED HEREBY. THESE LIMITED PARTNERSHIP INTERESTS SHALL NOT BE TRANSFERABLE BY THE REGISTERED HOLDER EXCEPT BY CONSENT OF THE GENERAL PARTNER AND AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT AND UPON THE ISSUANCE OF A FAVORABLE OPINION OF COUNSEL FOR THE LIMITED PARTNERSHIP, AND/OR SUBMISSION TO THE LIMITED PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE LIMITED PARTNERSHIP, THAT SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS.

8.5 MEETINGS OF PARTNERS. Upon receipt of a written request, together with the costs to distribute such request to all Partners, executed by Partners holding ten percent (10%) or more of the Units, for the calling of a meeting of the Partners or should the General Partner desire a meeting for any purpose, the General Partner shall, within fifteen (15) days thereafter, provide written notice, either in person or by certified mail, after the date of receipt of said notice. Such written notice shall state the purpose of the meeting, specify a reasonable time, place, and date, which shall be not less than thirty (30) or more than sixty (60) days thereafter. An Amendment shall be adopted and binding upon all parties hereto if a Majority in Interest of the Partners vote for the adoption of such amendment. Partners may vote in person or by written proxy delivered to any such meeting. Meetings of Partners may also be held by conference telephone where all Partners can hear one another.

8.6 RIGHT OF GENERAL PARTNER TO RESIGN. The individual General Partner, Ms. Pacult, may resign upon one hundred twenty (120) days notice to all other Partners. The corporate General Partner, Ashley, may resign or assign any portion of its interest in the Partnership at anytime to a third party and become a Limited Partner with respect to the balance of its interest in the Partnership, if any, if it provides one hundred twenty (120) days prior written notice to all other Partners of its intention to resign and states in such notice the name of the intended assignee who is to become substitute corporate General Partner and the information reasonably appropriate to enable the Partners to decide whether or not to approve the substitution or, in the alternative, provide that the partners must elect a successor general partner. In the event of the voluntary withdrawal by the corporate General Partner, the corporate General Partner shall pay the legal fees, recording fees and all other expenses incurred as a result of its withdrawal. Upon resignation, the corporate General Partner shall be paid the items identified in Section 8.7 below.

8.7 AMENDMENT INVOLVING SUCCESSOR CORPORATE GENERAL PARTNER. Should a resignation or an amendment to the Agreement provide for a change in the general partner upon the conditions provided in this Agreement, the election and admission of a person or persons as a successor or successors to the corporate General Partner, shall require the following conditions: the General Partner shall retire and withdraw as General Partner and the Partnership business shall be continued by the successor general partner or general partners, and such amendment shall expressly provide that on or before the effective date of removal.

(a) The corporate General Partner shall be permitted to Redeem 100% of its Units as of the Valuation Date following its removal or resignation in cash equal to the Net Asset Value of such corporate General Partner's interest in the Partnership.

(b) The Partnership shall pay to the removed corporate General Partner an amount equal to the Appraised Value of such General Partner's assets to be transferred to the successor General Partner to enable the successor to continue the business of the Partnership. The Appraised Value of the withdrawing corporate General Partner's interest in the Partnership shall equal such General Partner's interest in the sum of (1) the Expenses advanced by the corporate General Partner to the Partnership,
(2) all cash items, (3) all prepaid expenses and accounts receivable less a reasonable discount for doubtful accounts, and (4) the net book value of all other assets, unless the withdrawing General Partner of the successor corporate General Partner believes that the net book value of an asset does not fairly represent its fair market value in which event such corporate General Partner shall cause, at the expense of the Partnership, an independent appraisal to be made by a person selected by the General Partner with approval of a Majority in Interest of the Partners to determine its value.

(c) The successor General Partner or Partners shall indemnify the former General Partner for all future activities of the Fund.

                                  ARTICLE IX
                   Dissolution, Liquidation and Redemption

9.1 DISSOLUTION. The Partnership shall be dissolved, and shall terminate and wind-up its affairs, upon the first to occur of the following:

(a) the affirmative vote of a Majority in Interest of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership;

(b) the sale, exchange, forfeiture or other disposition of all or substantially all the properties of the Partnership out of the ordinary course of business;

(c) the resignation of the General Partner after one hundred twenty days notice to the Partners, of the bankruptcy, insolvency or dissolution, or failure of the General Partner to maintain sufficient Net Worth to qualify the Partnership as a partnership for Federal Income Tax purposes or as required by the NASAA Guidelines in effect at the time the Units were sold, without a successor, promptly after any such event, but in no event beyond one hundred twenty (120) days after the effective date of such event;

(d) at 11:59 p.m. on the day which is twenty-one (21) years from the date of this Agreement; or

(e)  any event which legally dissolves the Partnership.

9.2 EFFECT OF LIMITED PARTNER STATUS. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph
9.3. Each Limited Partner (any assignee thereof) expressly agrees that the provisions of the Act, as amended, titled "Powers of Legal Representative or Successor of Deceased, Incompetent, Dissolved or Terminated Partner", shall not apply to his interest in the Partnership and expressly waives any rights and benefits thereunder. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, that he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets and any right to an audit or examination of the books of the Partnership. The General Partner may assign, sell, or otherwise dispose of all or any portion of its shares of common stock without any legal effect upon the operation of the Partnership and no Limited Partner may object to any such transfer.

9.3 LIQUIDATION. Upon the termination and dissolution of the Partnership, the General Partner (or in the event the dissolution is caused by the dissolution or the cessation to exist as a legal entity of the General Partner, voluntary withdrawal, bankruptcy or insolvency, such person as the Majority in Interest of the Partners may select) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order: (i) to the expenses of liquidation and termination and to creditors, including the General Partner, in order or priority as provided by law, and (ii) to the Partners pro rata in accordance with his or its Capital account, less any amount owed by such Partner to the Partnership.

9.4 RETURN OF CAPITAL CONTRIBUTION SOLELY OUT OF ASSETS. A Partner shall look solely to the properties and assets of the Partnership for the return of his Capital Contribution, and if the properties and assets of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his Capital Contribution, he shall have no recourse against the General Partner or any other Limited Partner for that purpose.

9.5 REDEMPTION. A Partner (including any approved assignee who becomes a Limited Partner) may withdraw any part or all of his Capital Contribution and undistributed profits, if any, by requiring the Partnership to redeem any or all of his Units at the Net Asset Value thereof (such withdrawal being herein referred to as "Redemption"). Redemption shall be effective as of the last day of the period established, from time to time, by the General Partner for Redemptions. Such Redemptions shall be no less often than quarterly; provided, however, Redemption may be deferred until after the lapse of six months from the date of purchase of the Units.

9.6 REDEMPTION PROCEDURES. Redemption shall be after all liabilities, contingent, accrued, reserved in amounts determined by the General Partner have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value as defined in Paragraph 1.3(b). As used herein, "request for Redemption" shall mean a letter mailed or delivered by a Partner and received by the General Partner prior to the effective date for which Redemption is requested. Upon Redemption, a Partner shall receive, on or before the last day of the following month, an amount equal to the Net Unit Value redeemed as of the date for which the request for Redemption was received, less accrued expenses and any amount owed by such Partner to the Partnership. Redemption is subject to a Redemption fee to be paid by the Partners as provided below; provided, however, no Partner other than the initial Limited Partner, may redeem any Units until the last day of the
sixth month after the commencement of trading.   All Redemption requests
shall be subject to the following:

(a) Under special circumstances including, but not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons, the Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default.

(b) The General Partner in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner.

(c) Redemption of Units shall be charged a redemption fee, payable to the Partnership, to be applied first to pay organization costs and, thereafter, to the benefit of the other Partners in proportion to their Capital accounts, equal to four percent (4%) for all Redemptions effective during the first six (6) months after commencement of trading. Thereafter, there will be a reduction of one percent (1%) for each six
(6) months the investment in the Units remained invested in the Fund after the initial six months; i.e., 7-12 months a Redemption fee of 3%, 12-18 months 2%, 18-24 months 1%, and, thereafter, no redemption fee.
The initial Limited Partner may withdraw from the Partnership at the time the Minimum number of Units are sold without payment of a Redemption fee.

9.7 SPECIAL REDEMPTION. In the event the Net Unit Value falls to less than fifty percent (50%) of the Net Asset Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the General Partner shall immediately suspend all trading, provide immediate notice, in accordance with the terms of this Agreement, to all Partners of the reduction in Net Asset Value, and afford all Partners the opportunity for fifteen (15) days after the date of such notice to Redeem their Units in accordance with the provisions of Section 9.5 and 9.6, above. No trading shall commence until after such fifteen day period.

                                  ARTICLE X
                  Nature of Partner's Liabilities for Claims

10.1 PROSECUTION OF CLAIMS. The General Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity or with any self regulatory organizations at the expense of the Partnership as such may be necessary or desirable to enforce, protect, or maintain Partnership interests.

10.2 SATISFACTION OF CLAIMS. The General Partner shall satisfy any claims against, errors asserted, or other liability of the Partnership and any judgment, decree, decision or settlement, first out of any insurance proceeds available therefor, next, out of Partnership assets and income, and finally out of the assets and income of the General Partner.

10.3 GENERAL PARTNER DECISION. The decisions made by the General Partner in regard to the prosecution or settlement of claims, errors, and other liabilities, will be final unless contested and put to a vote pursuant to
Section 5.8, in which case the outcome of the vote will determine the course of action.

10.4 EXONERATION, INDEMNIFICATION, AND NO ANTICIPATION OF PAYMENTS. The General Partner shall not be liable to the Partnership or the Partners for any failure to comply with its obligations hereunder except for breach of fiduciary obligation owed to the partnership or negligence on its part in the management of Partnership affairs or violation of Federal and state securities laws in connection with the offering of Units for sale. In addition:

(a) The General Partner will be indemnified for liabilities and expenses arising from any threatened, pending or completed action or suit in which it or any affiliate is a party or is threatened to be made a party by reason of the fact that it is or was the General Partner of the Partnership (other than an action by the Partnership or a Partner against the General Partner which is finally resolved in favor of the Partnership or Partner). The Partnership will indemnify the General Partner and its affiliates against expenses, including attorney's fees, judgments and amounts paid in settlement of an action, suit or proceeding if it has acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Partnership, and provided that its conduct did not constitute negligence or a breach of fiduciary obligations in the performance of its duty to the Partnership or a violation of the securities laws. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the General Partner or any affiliate did not act in good faith and not in the best interest of the Partnership.

Notwithstanding any provision of this Agreement to the contrary, the Partnership shall advance or pay the General Partner or any of its Affiliates for legal expenses and other costs incurred as a result of any legal action which alleges a breach of the Federal or state securities laws only if the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and an independent arbitration panel, administrative law judge, or court of competent jurisdiction specifically approves such advancement; and, (iii) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases which such party is not entitled to indemnification under NASAA Guideline II.F.

To the extent that a General Partner or an Affiliate has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or other matter related to the Partnership or any other Partner or person who applied to be a Partner, the Partnership shall indemnify such General Partner against the expenses, including attorneys' fees and costs, actually and reasonably incurred by it in connection therewith.

(b) The indemnification of a General Partner shall be limited to and recoverable only out of the assets of the Partnership. Notwithstanding the foregoing, the Partnership's indemnification of the General Partner shall be limited to the amount of such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Partnership. Additionally, the Partnership may not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified under this Agreement.

(c) Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not advance the expenses or pay for any insurance to pay for the costs of the defense or any liability which is prohibited from being indemnified pursuant to NASAA Guideline II.F. Specifically, no indemnification which is the result of negligence or misconduct by the General Partner or for any allegation of a violation of the Federal or state securities laws by or against the General Partner, any broker/dealer or any other party unless there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the General Partner or broker/dealer or such other party; or a court of competent jurisdiction approves a settlement of the claims against the General Partner or any broker/dealer or any other party and finds, specifically, that the indemnification of the settlement and related costs should be made after the court of law has been made aware that the Securities and Exchange Commission opposes such indemnification and the position of any applicable state securities regulatory authority where the Partnership Interests were offered or sold without the compliance with specific conditions upon such indemnification and the action covered satisfies the provisions of
Section 10.4 (a) of this Agreement. Any change in the requirements imposed by the Securities and Exchange Commission and the state securities administrators in regard to indemnification shall cause a corresponding change in the right of the General Partner to indemnification.

(d) The indemnification of the General Partner provided in this Article shall extend to any employee, agent, attorney, certified public accountant, or Affiliate of the Partnership and the General Partner.

(e) The Partnership shall indemnify, to the extent of the Partnership assets, each Partner against any claims of liability asserted against a Partner solely because he is a Partner in the Partnership.

(f) In the event the Partnership or any Partner is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense, as a result of or in connection with any Partner's activities unrelated to the Partnership business or as a result of an unfounded claim against the Partnership or any other Partner brought as a result of alleged actions by said Partner, the Partner which was responsible for the allegations which caused such loss or expense shall indemnify and reimburse the Partnership and all other Partners for all loss and expense incurred, including attorneys' fees and costs.

(g) No creditor of a Partner shall have a right to vote Units. Nor may any Partner or creditor of a Partner anticipate any principal or income from the Fund prior to the approval of a Redemption Request or the payment of a distribution from the Fund.

                                  ARTICLE XI
                              Power of Attorney

11.1 POWER OF ATTORNEY EXEECUTED CONCURRENTLY. Concurrent with the written acceptance and adoption of the provisions of this Agreement, each Partner shall execute and deliver to the General Partner, a Power of Attorney (paragraph 5 of the Subscription Agreement). Said Power of Attorney irrevocably constitutes and appoints the General Partner as a true and lawful attorney-in-fact and agent for such Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment and filing of documents, which will include, but shall not be limited to, the following:

(a) Any certificates and other instruments, including but not limited to, a Certificate of Limited partnership and amendments thereto and a certificate of doing business under an assumed name, which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(b) Any other instrument which may be required to be filed by the Partnership under Federal or any state laws or by any governmental agency or which the General Partner deems advisable to file; and

(c) Any documents required to effect the continuation of the Partnership, the admission of the signer of the Power as a Limited Partner or of others as additional or substituted Partners or Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution or termination is pursuant to the terms of this Agreement.

11.2 EFFECT OF POWER OF ATTORNEY. The Power of Attorney concurrently granted by each Partner to the General Partner is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Partner; and may be exercised by the General
Partner for each Partner by a facsimile signature of one of its officers or by listing all of the Partners executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest in the Partnership; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file an instrument necessary to effect such substitution.

11.3 FURTHER ASSURANCES. Upon request, each Limited Partner agrees to execute and deliver to the Partnership, within thirty (30) days after receipt of a written request from the General Partner, a separate form of power of attorney granting the same powers described above; and such other further statements of interest, holdings, designations, powers of attorney and other instruments as the General Partner deems necessary or desirable.

                                 ARTICLE XII
                           Miscellaneous Provisions

12.1 NOTICES. Notices, requests, reports, payments or other communications required to be given or made hereunder shall be in writing and shall be deemed to be delivered when properly addressed and posted by United States registered or certified mail or delivered by independent courier which provides an record of receipt, postage or delivery fees prepaid, properly addressed to the party being given such notice at its last known address. Addresses shown on the Schedule of Limited Partners records of the Partnership shall be considered the last known address of each said party unless the General Partner is otherwise notified in writing.

12.2 NATURE OF INTEREST OF PARTNERS. The interest of each Partner in the Partnership is personal property. No Partner may anticipate the distribution or redemption of principal or income from the Partnership and no assignment to secure the position of a lender to a Partner shall be valid without the express written consent of the General Partner.

12.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware. All
Partners agree to consent to the jurisdiction and to bring all actions for claims related to the Partnership and the sale of the Units in the State and County of the principal office of the Partnership as it is established, from time to time, by the General Partner. Currently, the principal office of the Partnership is located in Kent County, Delaware.

12.4 SUCCESSORS IN INTEREST. This Agreement shall be binding on and inure to the benefit of he parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

12.5 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of such parties in connection herewith. Any amendment or supplement made hereto must be in writing.

12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts. In such event, each counterpart shall constitute an original and all such counterparts shall constitute one agreement. The addition of Limited Partners pursuant to the power of attorney granted to the General Partner shall not be deemed amendments to alter the rights of the other Partners under this Agreement.

12.7 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any respect in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability. The remaining provisions hereof in such jurisdiction shall be and remain effective. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way effect the validity, legality or enforceability of such provision or the remainder of this Agreement in any other jurisdiction.

12.8 WAIVERS. The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

12.9 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.10 RIGHTS AND REMEDIES CUMULATIVE. This rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

12.11 WAIVER OF RIGHT TO PARTITION. Each of the Partners irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

12.12 INTEREST OF CERTAIN SECURED CREDITORS. No creditor who makes nonrecourse loan to the Partnership shall have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, Capital, or property of the Partnership other than as a secured creditor.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

General Partner:

ASHLEY CAPITAL MANAGEMENT, INCORPORATED

By:  /s/ Shira Del Pacult
     Shira Del Pacult
     President

General Partner:

By:  /s/ Shira Del Pacult
     Shira Del Pacult

Initial Limited Partner:

By:  /s/ Shira Del Pacult
     Shira Del Pacult

*******************************************************************************
                EXHIBIT B TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                      ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                               REQUEST FOR REDEMPTION

To:  Ashley Capital Management, Inc.
     General Partner                        _____________________________
     5916 N. 300 West                       Our Social Security Number or
     P. O. Drawer C                         Taxpayer ID Number
     Fremont, IN 46737

Dear General Partner:

      The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of limited partnership interests (the "Units") in Atlas Futures Fund, Limited Partnership, (the "Fund"), of _______________ Units (insert the number of Units to be Redeemed). This Redemption request, once approved and accepted by you as General Partner, will be at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the current month following such approval.

      The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request relates with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered.

      United States Taxable Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

      Non United States Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward redemption funds by mail to the undersigned at:

_____________________________________________________________________________
Name                   Street                 City, State and Zip Code

Entity Limited Partner                        Individual Limited Partners(s)

________________________________              _______________________________
(Name of Entity)                              (Signature of Limited Partner)


By:
________________________________             ________________________________
(Authorized corporate officer, partner,       (Signature of Limited Partner)
 custodian or trustee)

________________________________
(Title)

*******************************************************************************
             EXHIBIT C TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                          SUBSCRIPTION REQUIREMENTS

      By executing the Subscription Agreement and Power of Attorney for Atlas Futures Fund Limited Partnership (the "Fund"), each purchaser ("Purchaser") of Limited Partnership Interests (the "Units") in the Partnership irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Partnership's Offering Circular dated May 15, 2001 (the "Prospectus"). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the General Partner; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Escrow Account for Atlas". Purchaser is also delivering to the Selling Agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the Prospectus). Upon acceptance of Purchaser's Subscription Agreement and Power of Attorney Purchaser agrees to contribute Purchaser's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Partnership and Ashley Capital Management, Incorporated (the "General Partner") for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Limited Partnership Agreement.

      As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement, prior to subscribing for Units.

(b) All information that Purchaser has heretofore furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

*******************************************************************************
             EXHIBIT D TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT


                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                    UNITS OF LIMITED PARTNERSHIP INTEREST
                          SUBSCRIPTION INSTRUCTIONS

                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

  The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership. If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $45,000 and a minimum net worth of $45,000 or, in the alternative, a minimum net worth of $150,000.

      A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

      FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

      Item 1   -  Enter the dollar amount (no cents) of the purchase.

      Items 2 - Enter the Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

      The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

      Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

      Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number.

      Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.
   Item 8 - The investor(s) must execute the Subscription Agreement and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

      Item 9   -  Registered Representative must complete.

The Selling Agent's copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Branch Office.


                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                    UNITS OF LIMITED PARTNERSHIP INTEREST
        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
              SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934

                         SUBSCRIPTION AGREEMENT AND
                              POWER OF ATTORNEY

Ashley Capital Management, Inc.
General Partner                             ____________________________
5916 N. 300 West                            Your Social Security Number or
P. O. Drawer C                              Taxpayer ID Number
Fremont, IN 46737

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Atlas Futures Fund, Limited Partnership (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at a price per Unit as set forth in the Fund disclosure document dated May 15, 2001. I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Exhibit "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Escrow Account for Atlas" to be delivered by the Sales Agent to the Escrow Agent within 24 hours after receipt for deposit to the Escrow Account. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in escrow. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from escrow, if any.

2. Representations and Warranties of Subscriber. I have received and read a copy of the disclosure document and supplement (the disclosure document and supplement are collectively called the "Prospectus"). I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements" contained in the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income. Additionally, I understand that my broker/dealer account application will be forwarded to the General Partner to review my suitability for this investment.

3. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

4. Irrevocability; Governing Law. You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale. I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

5. Suitability and Acceptance of Risks. In addition to the suitability requirements set forth in Exhibit C, I represent and warrant to the General Partner and Selling Agent that (i) I have the capacity of understanding the fundamental aspects of the Partnership (or, if I do not have such fundamental understanding, I have so advised the Selling Agent of such fact); and, (ii) I understand the fundamental risks and possible financial hazards of an investment in the Partnership (disclosed in the Prospectus under "Risk Factors" identified on the face page, in the Summary, and described in the Prospectus at page 4), including, but not limited to, the lack of liquidity of my investment in the Partnership, the management and control by the General Partner, and the tax consequences of the investment.


                   ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                    Units of Limited Partnership Interests
                 Subscription Agreement and Power of Attorney
                                Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Atlas Futures Fund, Limited Partnership (the "Partnership"), and by enclosing a check payable to "Escrow Account for Atlas", hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Prospectus.

The named investor further, by signature below, acknowledges (i) receipt and that he has read the Prospectus of the Partnership dated May 15, 2001; (ii) that such Prospectus includes the Partnership's Limited Partnership Agreement, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission; and, (iv) after the lapse of five business days from submission, this subscription will be irrevocable. By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1) Total $ Amount __________________ (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)

2)  Social Security Number  _____-___-_____
    Taxpayer ID #           _____-___-_____

Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust

Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP

3) Investor's Name _________________________________________________________

4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)

5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code

6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code

7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street (P.O. Box not acceptable)    City      State    Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) that the Partnership is the first client account to trade in the Atlas Futures Fund portfolio; (iii) the Partnership's substantial charges; (iv) the Partnership's highly leveraged trading activities; (v) the lack of liquidity of the Units including lock-in period and redemption charges; (vi) the existence of actual and potential conflicts of interest in the structure and operation of the Partnership; (vii) that Limited Partners may not take part in the management of the Partnership; and
(viii) the tax consequences of the Partnership.

8)                         INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: __. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: __.

9)                    REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the NASD's Rules of Fair Practice.


   X__________________________________________________________
   Registered Representative Signature             Date

   X__________________________________________________________
   Office Manager Signature                        Date
   (if required by Selling Agent procedures)

10) REGISTERED REPRESENTATIVE
    Name:  Shira Del Pacult
    Address:  5916 N. 300 West, Fremont, IN  46737
    Tel. Number:  (219) 833-1306
    Registered Representative Number:  334

11) SELLING AGENT
    Name:  Futures Investment Company
    Address:  5916 N. 300 West
              Fremont, IN  46737
    Tel. Number:  (219) 833-1306

*******************************************************************************
              EXHIBIT E TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                      FIRST AMENDMENT TO ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of the 1st day of May, 2000, by and among Futures Investment Company, an Illinois corporation (the "Broker Dealer"); and, Ashley Capital Management, Inc., a Delaware Corporation, ("Escrow Agent") acting for the benefit of investors during the time between when their check is received and they are admitted as Limited Partners to Atlas Futures Fund, Limited Partnership (the "Partnership").

A. WHEREAS, the Partnership, through the Broker Dealer, presently offers to sell to subscribers limited partnership interests (the "Securities" or "Units") in the Partnership at an offering price equal to the Net Asset Value per Unit computed after the close of business on the last business day of each month until a total of $7,000,000 in value of Units are sold (the "Offering"); and

B. WHEREAS, the Partnership and the Broker Dealer desire to establish an escrow account with the General Partner acting as the Escrow Agent in which checks or wire transfer of funds will be received from subscribers for sales which will be deposited and cleared to be held until the close of business at the end of that month at which time the deposits will be delivered to the Partnership and the investors will be admitted as Limited Partners to the Partnership; and

C. WHEREAS, the escrow is to exist for the benefit of investors during the period between receipt of their investment and their acceptance into the Partnership until the Offering is sold or is withdrawn or terminates, whichever occurs first, (the "Escrow Period"); and,

D. WHEREAS, Escrow Agent desires to serve as escrow agent, all in accordance with the terms and conditions set forth herein.

                                  WITNESSETH:

      NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, as follows:

1. Establishment of Escrow Account. Within ten (10) days following the signing of this Escrow Agreement, the parties shall establish an interest-bearing escrow account with the Escrow Agent, which escrow account shall be entitled the "Escrow Account for Atlas" (the "Escrow Account"). During the Escrow Period, the Broker Dealer, through its registered representatives, will instruct subscribers, pursuant to the disclosures made in the Subscription Agreement to the Disclosure Document, Prospectus, or Offering Circular, as the case may be, and the Broker/Dealer Selling Agreement, to make checks for subscriptions payable to "Escrow Account for Atlas". Any checks received that are made payable other than to the Escrow Account shall be returned to the subscriber by the Broker Dealer.

2. Escrow Period. The escrow period shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates (the "Escrow Period"):

A. the date upon which the General Partner confirms that a total in face amount of $7,000,000 in Units have been sold and accepted by the Partnership;

B. The expiration of nine (9) months from the date of the Offering Circular, or any extension thereof, utilized by the Partnership in offering the Securities; or

C. The date upon which the General Partner has elected to terminate the Offering.

3. Deposits into the Escrow Account. The Partnership and the Broker Dealer agree that they shall promptly review the subscription documents to determine the suitability of the subscriber for admission to the Partnership and reject or accept and transmit (and in all events by 12:00 noon of the next business day after receipt by them) all monies received from subscribers for the payment of Securities to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the number of Securities purchased, the amount paid therefor, and whether the consideration received was in the form of a check, draft, or money order. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Funds".

4. Collection Procedure. The Escrow Agent is hereby authorized to forward each check, draft, or money order for collection and, upon collection of the proceeds of such instrument, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the instrument is drawn to confirm that it has been paid.

Any instrument returned unpaid to the Escrow Agent shall be returned to the Broker Dealer. In such cases, the Escrow Agent will promptly notify the Partnership of such return.

If, for any reason, the Partnership elects to reject any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Partnership rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly return the subscriber's check directly to the subscriber.

Only collected funds will be released from the Escrow Account to the Partnership. "Collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of good funds on deposit.

During the Escrow Period, the Partnership and the Broker Dealer are aware and they understand and agree that they are not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Partnership, the Broker Dealer, or any other entity or person, or be subject to the debts of the Partnership, the Broker Dealer, or any other entity or person.

5. Investment of Escrow Funds. The Escrow Agent may invest the Escrow Funds only in such accounts or investments as the Partnership may specify by written notice from a list of investments made available by the Escrow Agent for such purpose. The Partnership may only specify and the Escrow Agent may only make available investments in (1) bank accounts, (2) bank money market accounts, (3) short-term certificates of deposit issued by a bank, or (4) short-term securities issued or guaranteed by the U.S. Government. Upon release of the subscription amount from escrow, the interest will either be used to purchase additional Units or returned to the subscriber, as the case may be. The Partnership shall be solely responsible for the allocation of the interest earned on the deposits to the subscribers.

6. Compensation of Escrow Agent. The Escrow Agent will collect no fees for performing its duties.

7.    Disbursements from the Escrow Account.

A. The Escrow Agent shall pay the escrow funds in a written statement as of the close of business each month which shall identify the amount to be paid to the Broker Dealer for commissions, the amount to be paid to the Partnership to purchase Units, the amount to be returned to subscribers, if any, and the
amount to be retained in the Escrow Account.   The Escrow Agent will be
responsible for the payments pursuant to the written direction, only.  It will
have no responsibility for the application of the funds paid.   None of the
money on deposit in the Escrow Account may be anticipated or made available to pay the creditors of the Partnership or its general partners.

B. In the event the Escrow Agent is directed to return any portion of the escrow account to a subscriber, such return will be without deduction, penalty, or expense to the subscriber, along with each subscriber's pro-rata share of any interest earned on the Escrow Account at the rate established by the Escrow Agent, and the Escrow Agent shall notify the Partnership and the Broker Dealer of the completion of the return and the amount paid. The purchase money returned to each subscriber shall be free and clear of any and all claims of the Partnership, the Broker Dealer, and the Escrow Agent or any of their creditors.

8. Obligations of Escrow Agent. Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement, and no additional duties shall be inferred herefrom or implied hereby. The Escrow Agent may rely upon and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.

9. Controversies. Should any controversy arise among the undersigned with respect to this Agreement, or with respect to the right to receive all or part of the Escrow Funds, including accrued interest thereon, Escrow Agent shall have the right to institute an interpleader action in any court of competent jurisdiction in Steuben County, IN, to determine the rights of the parties. Should such an action be instituted, or should the General Partner acting as Escrow Agent become involved in litigation in any manner on account of this Agreement or the Escrow Funds (not involving willful misconduct, fraud, gross negligence or bad faith on the part of Escrow Agent), the Partnership shall either assume the defense or pay to Escrow Agent the reasonable attorneys' fees incurred by Escrow Agent, whichever the Partnership shall elect, together with any other expenses, losses, costs and damages suffered by Escrow Agent, in connection with and resulting from such litigation.

10. Limit of Escrow Agent Liability. The duties of Escrow Agent are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Escrow Agent involving or constituting willful misconduct, fraud, gross negligence or bad faith.

11. Resignation. Escrow Agent may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth below, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the Escrow Funds, including all accrued interest, shall be delivered by Escrow Agent to the person designated in writing by the Broker Dealer and the Partnership, whereupon all of Escrow Agent's obligations hereunder shall cease and terminate (except as hereinafter provided in this paragraph). If no such person shall have been designated prior to the effective date of such resignation, all obligations of Escrow Agent hereunder shall, nevertheless, cease and terminate (except as hereinafter provided in this paragraph). Escrow Agent's sole responsibility thereafter shall be to hold the Escrow Funds until such time as the Escrow Agent delivers the Escrow Funds and accrued interest to a person designated by the Partnership and the Broker Dealer or to the person designated by a court of competent jurisdiction. Notwithstanding the foregoing, nothing in this paragraph releases Escrow Agent or relieves it of any of its obligations that existed prior to the effective date of Escrow Agent's resignation, including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith.

12. Indemnification. The Broker Dealer and the Partnership agree to indemnify, defend and hold Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Escrow Agent and arising out of or in connection with its acceptance of appointment as escrow agent hereunder, including reasonable attorneys' fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Escrow Agent.

The Partnership, and not the Broker Dealer, shall pay for the cost of any indemnification of the Escrow Agent pursuant to this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

Escrow Agent may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the Partnership and the indemnification referred in this paragraph 12 shall include all reasonable and necessary attorneys' fees of Escrow Agent in connection with such consultation.

13. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered (including delivery by commercial overnight courier service), or when deposited in the United States mail, postage prepaid, sent certified or registered, and addressed as follows:

(a)   If to the Partnership, to:

      Atlas Futures Fund, Limited Partnership, 5916 N. 300 West, Fremont, IN 46737 with a copy to William S. Scott of The Scott Law Firm, P.A., 940 Northeast 79th Street, Miami, FL 33138.

(b)   If to the Broker Dealer, to:

      Futures Investment Company, 5916 N. 300 West, Fremont, IN 46737,
      Attn.: Compliance Department

(c)   If to the Escrow Agent/General Partner, to:

      Ashley Capital Management, Inc., 5916 N. 300 West, Fremont, IN 46737

or to such other address or person as hereafter shall be designated in writing by the party providing notice.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

15. Titles or Captions. The titles or captions of sections and paragraphs in this Agreement are provided for convenience of reference only and should not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

16. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

17. Amendments. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of each of the parties to this Agreement.

18. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

19. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATLAS FUTURES FUND, LIMITED PARTNERSHIP     ASHLEY CAPITAL MANAGEMENT, INC.


By: Ashley Capital Management, Inc.
    The General Partner


By: /s/ Shira Del Pacult                    By: /s/ Shira Del Pacult
    Ms. Shira Del Pacult                        Ms. Shira Del Pacult
    President                                   President


FUTURES INVESTMENT COMPANY



By: /s/ Shira Del Pacult
    Ms. Shira Del Pacult
    Vice President

*******************************************************************************
              EXHIBIT F TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT
                         INVESTMENT ADVISORY CONTRACT
                        CLARKE CAPITAL MANAGEMENT, INC.

      THIS AGREEMENT is made and entered as of this 1st day of November, 1999 between Atlas Futures Fund, Limited Partnership, (the "Fund") and Clarke Capital Management, Inc., an Illinois corporation, (the "CTA").

WITNESSETH:

      In consideration of the deposit by the Fund of equity to Refco, Inc. (the "FCM") account number _________ in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account, the parties hereto agree as follows:

1.    The Fund shall initially deposit in the Account with the FCM, U.S. funds
in the amount of _____________________ dollars ($_______).   Subsequent
deposits and accumulation of profits in the Account, less withdrawals and
losses, shall be subject to this Agreement.   At its sole discretion, the Fund
may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the sole authority to issue all necessary instructions to effect trading with the FCM for the Account. All such transactions shall be for the account and risk of the Fund. During the term of this agreement, the Fund agrees that it will not place orders in the Account without the prior written consent of the CTA.

3. The CTA's services are not rendered exclusively for the Fund, and the CTA shall be free to render similar services to others. The General Partner may change the FCM for the account assigned to the CTA at any time upon written direction to the FCM and the CTA, and CTA agrees to effect the transfer and sign the forms necessary to complete such change, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4. On the close of the last business day of each month, Futures Investment Company (the "IB") shall charge the Fund a fixed commission of 9% of the Net Equity in the account assigned to the CTA payable at the rate of _% per month. This payment to the IB will be for all round turns, pit brokerage, exchange, NFA fees and other clearing expenses arising from the trades placed by the CTA in the account for domestic trades. This does not include delivery or other exchange for physicals or trades made on foreign exchanges or forward markets. Those costs will be at rates to be negotiated by the General Partner with the IB or other party, as the facts determine, and charged separately, if at all, to the Fund. No trades for physicals is to be made without the written consent of the General Partner.

5.    The CTA will use its best efforts to obtain an equity run from the FCM
before the opening of business the next trading day.   Unless authorized in
writing by the General Partner, the CTA will use only the equity in the Account assigned to the CTA by the General Partner for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The General Partner, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM. In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the General Partner to the FCM.

6. The Fund agrees to execute, from time to time, the Acknowledgment of Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands the most recent copy of the CTA's Risk Disclosure Document.

7. The Fund agrees to execute the CTA's Managed Account Compensation Agreement authorizing the CTA to be paid its management fee from the Account. The CTA will not be paid an annual management fee. The CTA will be paid an incentive fee of twenty-five percent (25%), of the New Net Profit earned each quarter. James D. Hepner, certified accountant will calculate the fee subject to approval by the CTA, and the fee shall not be deducted from the Account, but will be paid upon submission of an invoice by the CTA to the General Partner of the Fund.

8. The Fund and the CTA agree that they have properly executed all the necessary account forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Atlas Futures Fund, Limited Partnership    Clarke Capital Management, Inc.
By:  Ashley Capital Management, Inc.



_____________________________              _____________________________
Ms. Shira Del Pacult                       Michael J. Clarke
President                                  President


The undersigned acknowledges a copy of the foregoing agreement and agrees to use its best efforts to comply with the terms which apply to the FCM.

Refco, Inc.



By: _____________________________

Print name: _____________________

Print title: ____________________

*******************************************************************************
                                  FORM S-1

Registration No. 333-59976

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(b) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See
Article X, Section 10.4 (b) and (e).

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling
Agreement or  the Clearing Agreement.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

(a)      Exhibits.

Exhibit
Number    Description of Document

(1) - 01 Selling Agreement dated February 1, 1998, among the Partnership, the General Partner, and Futures Investment Company, the Selling
          Agent
(2)       None
(3) - 01  Articles of Incorporation of the General Partner
(3) - 02  By-Laws of the General Partner
(3) - 03  Board Resolution of General Partner to authorize formation of
          Delaware Limited Partnership
(3) - 04 Amended and Restated Agreement of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(3) - 05  Certificate of Limited Partnership, Designation of Registered
          Agent, Certificate of Initial Capital filed with the Delaware Secretary of State, and Delaware Secretary of State acknowledgment of filing of Certificate of Limited Partnership
(4) - 01 Amended and Restated Agreement of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(5) - 01 Opinion of The Scott Law Firm, P.A. relating to the legality of the Partnership Units.
(6)       Not Applicable
(7)       Not Applicable
(8) - 01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences.
(9)       None
(10) - 01 Form of Advisory Agreements between the Partnership and the CTAs (included as Exhibit F to the Prospectus)
(10) - 02 Form of New Account Agreement between the Partnership and the FCM
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).
(10) - 04 Escrow Agreement among Escrow Agent, Underwriter, and the Partnership. (included as Exhibit E to the Prospectus).
(10) - 05 Introducing Broker Clearing Agreement by and between Refco, Inc. as futures commission merchant (the "FCM") and Futures Investment
          Company as introducing broker (the "IB")
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants
(23) - 02 Consent of James Hepner, Certified Public Accountant
(23) - 03 Consent of The Scott Law Firm, P.A.
(23) - 04 Consent of Clarke Capital Management, Inc., Commodity Trading Advisor
(23) - 05 Consent of Futures Investment Company, as Selling Agent
(23) - 06 Consent of Futures Investment Company, as Introducing Broker
(23) - 07 Consent of Refco, Inc., Futures Commission Merchant
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital
(99) - 02 Representative's Agreement between Futures Investment Company and Shira Del Pacult

(b)   Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a) (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental:
change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The General Partner has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore,
unenforceable.   In the event that a claim for indemnification against
such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*******************************************************************************
                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 1st day of May, 2001, Ms. Shira Pacult, the individual general partner of the Registrant, signed this Registration Statement; and Ashley Capital Management, Inc., the corporate general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASHLEY CAPITAL MANAGEMENT, INC.        ATLAS FUTURES FUND, L.P.
                                       BY ASHLEY CAPITAL MANAGEMENT, INC.
                                       GENERAL PARTNER



BY: /s/ Shira Del Pacult               BY: /s/ Shira Del Pacult
    MS. SHIRA PACULT                       MS. SHIRA PACULT
    PRESIDENT                              PRESIDENT

                                       ATLAS FUTURES FUND, L.P.
                                       BY MS. SHIRA PACULT
                                       GENERAL PARTNER



BY: /s/ Shira Del Pacult               BY: /s/ Shira Del Pacult
    MS. SHIRA PACULT                       MS. SHIRA PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of Ashley Capital Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.



/s/ Shira Del Pacult
MS.  SHIRA PACULT
PRESIDENT

Date:  May 14, 2001


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Ashley Capital Management, Inc., General Partner of the Fund)